Exhibit 4.1

EXECUTION COPY

MP ENVIRONMENTAL FUNDING LLC,

Issuer

and

U.S. BANK NATIONAL ASSOCIATION,

Indenture Trustee
_______________________________

INDENTURE

Dated as of April 11, 2007
_______________________________

Securing Environmental Control Bonds

Issuable in Series

TABLE OF CONTENTS

		Page
ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.01.	Definitions	2
SECTION 1.02.	Incorporation by Reference of Trust Indenture Act	2
SECTION 1.03.	Rules of Construction	2

ARTICLE II

The Environmental Control Bonds

SECTION 2.01.	Form	3
SECTION 2.02.	Execution, Authentication and Delivery	3
SECTION 2.03.	Denominations; Environmental Control Bonds Issuable in Series	4
SECTION 2.04.	Temporary Environmental Control Bonds	5
SECTION 2.05.	Registration; Registration of Transfer and Exchange	5
SECTION 2.06.	Mutilated, Destroyed, Lost or Stolen Environmental Control Bonds	7
SECTION 2.07.	Persons Deemed Owner	8
SECTION 2.08.	Payment of Principal, Premium, if any, and Interest; Interest on Overdue Principal and Premium, if any; Principal, Premium and Interest Rights Preserved	8
SECTION 2.09.	Cancellation	9
SECTION 2.10.	Authentication and Delivery of Environmental Control Bonds	10
SECTION 2.11.	Book-Entry Environmental Control Bonds	10
SECTION 2.12.	Notices to Clearing Agency	10
SECTION 2.13.	Definitive Environmental Control Bonds	10
SECTION 2.14	Tax Treatment	16
SECTION 2.15	State Pledge	17
SECTION 2.16	Security Interests	17

ARTICLE III

Covenants

SECTION 3.01.	Payment of Principal, Premium, if any, and Interest	18
SECTION 3.02.	Maintenance of Office or Agency	18
SECTION 3.03.	Money for Payments To Be Held in Trust	18
SECTION 3.04.	Existence	20
SECTION 3.05.	Protection of Collateral	20

i

INDENTURE dated as of April 11, 2007 (as amended or otherwise supplemented from time to time, this “Indenture”), between MP ENVIRONMENTAL FUNDING LLC, a Delaware limited liability company (the “Issuer”), and U.S. Bank National Association, a national banking association, in its capacity as trustee for the benefit of the Holders of the Environmental Control Bonds, itself and each Swap Counterparty, if any (in its collective capacities, the “Indenture Trustee”).

The Issuer has duly authorized the execution and delivery of this Indenture to provide for one or more Series of Environmental Control Bonds, issuable as provided in this Indenture. Each such Series of Environmental Control Bonds will be issued only under a separate Series Supplement to this Indenture duly executed and delivered by the Issuer and the Indenture Trustee. The Issuer is entering into this Indenture, and the Indenture Trustee is accepting the trusts created hereby, each for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and each intending to be legally bound hereby.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That the Issuer, in consideration of the premises herein contained and of the purchase of the Environmental Control Bonds by the Holders and of other good and lawful consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure, equally and ratably without prejudice, priority or distinction, except as specifically otherwise set forth in this Indenture, the payment of the Environmental Control Bonds, the payment of all other amounts due under or in connection with this Indenture (including, without limitation, all fees, expenses, counsel fees and other amounts due and owing to the Indenture Trustee) and the performance and observance of all of the covenants and conditions contained herein or in such Environmental Control Bonds, has hereby executed and delivered this Indenture and by these presents does herby and under one or more Series Supplements will convey, grant and assign, transfer and pledge, in each case, in and unto the Indenture Trustee, its successors and assigns forever, for the benefit of the Secured Parties of the related Series, all and singular the property described in one or more Series Supplements (such property with respect to a particular Series hereinafter referred to as the “Series Collateral” and all such property, collectively, hereinafter referred to as the “Collateral”). Each Series Supplement will more particularly describe the obligations of the Issuer secured by the applicable Series Collateral.

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED between the parties hereto that all Environmental Control Bonds are to be issued, countersigned and delivered and that all of the Collateral is to be held and applied, subject to the further covenants, conditions, releases, uses and trusts hereinafter set forth, and the Issuer, for itself and any successor, does hereby covenant and agree to and with the Indenture Trustee and its successors in said trust, for the benefit of the Secured Parties, as follows:

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.01.  Definitions. Capitalized terms used but not otherwise defined in this Indenture have the respective meanings set forth in Appendix A hereto unless the context otherwise requires.

SECTION 1.02.  Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. Each of the following TIA terms used in this Indenture has the following meaning:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Environmental Control Bonds.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

SECTION 1.03.  Rules of Construction. Unless the context otherwise requires:

(i)      a term has the meaning assigned to it;

(ii)    an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(iii)    “or” is not exclusive;

(iv)    “including” means including without limitation;

(v)    words in the singular include the plural and words in the plural include the singular; and

(vi)   the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

The Environmental Control Bonds

SECTION 2.01.  Form. The Environmental Control Bonds and the Indenture Trustee’s certificate of authentication shall be in substantially the forms set forth in Exhibit A to the applicable Series Supplement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or by the related Series Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the Authorized Officer of the Issuer executing such Environmental Control Bonds, as evidenced by his or her execution of such Environmental Control Bonds. Any portion of the text of any Environmental Control Bond may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Environmental Control Bond. Each Environmental Control Bond shall be dated the date of its authentication.

The Environmental Control Bonds shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officer of the Issuer executing such Environmental Control Bonds, as evidenced by his or her execution of such Environmental Control Bonds.

Each Environmental Control Bond shall bear upon its face the designation so selected for the Series or Tranche to which it belongs. The terms of all Environmental Control Bonds of the same Series shall be the same, unless such Series is comprised of one or more Tranches, in which case the terms of all Environmental Control Bonds of the same Tranche shall be the same.

Each Environmental Control Bond shall state that the Statute provides that the State of West Virginia pledges to and agrees with the Environmental Control Bondholders that the State of West Virginia will not take or permit any action that impairs the value of the Environmental Control Property or , except as allowed under subsection (e) of W.Va Code §24-2-4e, reduce, alter or impair Environmental Control Charges that are imposed, collected and remitted for the benefit of the Environmental Control Bondholders until any principal, interest and premium, if any, in respect of the Environmental Control Bonds, all financing costs and all amounts to be paid to any assignee or financing party under an ancillary agreement are paid or performed in full.

SECTION 2.02.  Execution, Authentication and Delivery. The Environmental Control Bonds shall be executed on behalf of the Issuer by an Authorized Officer of the Issuer. The signature of any such Authorized Officer on the Environmental Control Bonds may be manual or facsimile.

Environmental Control Bonds bearing the manual or facsimile signature of an individual who was at any time an Authorized Officer of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Environmental Control Bonds or did not hold such offices at the date of such Environmental Control Bonds.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Environmental Control Bonds executed on behalf of the Issuer to the Indenture Trustee pursuant to an Issuer Order for authentication; and the Indenture Trustee shall authenticate and deliver such Environmental Control Bond as in this Indenture and in such Issuer Order provided and not otherwise.

No Environmental Control Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Environmental Control Bond a certificate of authentication substantially in the form provided for in the related Series Supplement executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Environmental Control Bond shall be conclusive evidence, and the only evidence, that such Environmental Control Bond has been duly authenticated and delivered hereunder.

SECTION 2.03.  Denominations; Environmental Control Bonds Issuable in Series. The Environmental Control Bonds of each Series shall be issuable as registered Environmental Control Bonds in the Authorized Initial Denominations specified in the Series Supplement therefor.

The Environmental Control Bonds may, at the election of and as authorized by an Authorized Officer of the Issuer, and set forth in a Series Supplement, be issued in one or more Series (each of which may be comprised of one or more Tranches), and shall be designated generally as the “Environmental Control Bonds” of the Issuer, with such further particular designations added or incorporated in such title for the Environmental Control Bonds of any particular Series or Tranche as an Authorized Officer of the Issuer may determine and be set forth in the Series Supplement therefor.

Each Series of Environmental Control Bonds shall be created by a Series Supplement authorized by an Authorized Officer of the Issuer and establishing the terms and provisions of such Series. The several Series and Tranches thereof may differ as between Series and Tranches, in respect of any of the following matters:

(i)  designation of the Series and, if applicable, the Tranches thereof;

(ii)     the aggregate principal amount of the Environmental Control Bonds of the Series and, if applicable, each Tranche thereof;

(iii)    the Bond Rate of the Series and, if applicable, each Tranche thereof or the formula, if any, used to calculate the applicable Bond Rate or Bond Rates for the Series;

(iv)    the Payment Dates for the Series and each Tranche thereof;

(v)    the Expected Final Payment Date of the Series, and, if applicable, each Tranche thereof;

(vi)    the Series Termination Date for the Series and, if applicable, the Tranche Termination Dates for each Tranche thereof;

(vii)   the Series Issuance Date for the Series;

(viii)  the place or places for payments with respect to the Series;

(ix)    the Authorized Initial Denominations for the Series;

(x)     the Expected Sinking Fund Schedule for the Series;

(xi)    the Required Capital Amount;

(xii)   the Calculation Dates and True-Up Adjustment Dates for the Series;

(xiii)  the credit enhancement, if any, applicable to the Series and each Tranche thereof and, with respect to Floating Rate Bonds, the terms of the applicable Swap Agreement and the identity of the Swap Counterparty; and

(xiv)  any other terms of the Series or Tranche that are not inconsistent with the provisions of this Indenture.

SECTION 2.04.  Temporary Environmental Control Bonds. Pending the preparation of Definitive Environmental Control Bonds, or by agreement of the purchasers of all Environmental Control Bonds, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Environmental Control Bonds which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Environmental Control Bonds in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture and the related Series Supplement as the Authorized Officer of the Issuer executing such Environmental Control Bonds may determine, as evidenced by his or her execution of such Environmental Control Bonds.

If temporary Environmental Control Bonds are issued, the Issuer will cause Definitive Environmental Control Bonds to be prepared without unreasonable delay. After the preparation of Definitive Environmental Control Bonds, the temporary Environmental Control Bonds shall be exchangeable for Definitive Environmental Control Bonds upon surrender of the temporary Environmental Control Bonds at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Environmental Control Bonds, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like initial principal amount of Definitive Environmental Control Bonds in Authorized Initial Denominations. Until so exchanged, the temporary Environmental Control Bonds shall in all respects be entitled to the same benefits under this Indenture as Definitive Environmental Control Bonds.

SECTION 2.05.  Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the “Bond Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Environmental Control Bonds and the registration of transfers of Environmental Control Bonds. The Indenture Trustee shall be the “Bond Registrar” for the purpose of registering Environmental Control Bonds and transfers of Environmental Control Bonds as herein provided. Upon any resignation of any Bond Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Bond Registrar.

If a Person other than the Indenture Trustee is appointed by the Issuer as Bond Registrar, the Issuer shall give the Indenture Trustee prompt written notice of the appointment of such Bond Registrar and of the location, and any change in the location, of the Bond Register, and the Indenture Trustee shall have the right to inspect the Bond Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to conclusively rely upon a certificate executed on behalf of the Bond Registrar by an Authorized Officer as to the names and addresses of the Holders of the Environmental Control Bonds and the original and Outstanding principal amounts and number of such Environmental Control Bonds.

Upon surrender for registration of transfer of any Environmental Control Bond at the office or agency of the Issuer to be maintained as provided in Section 3.02, an Authorized Officer shall execute, and the Indenture Trustee shall authenticate and the Environmental Control Bondholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Environmental Control Bonds in any Authorized Initial Denominations, of a like Series (and, if applicable, Tranche) and aggregate initial principal amount.

At the option of the Holder, Environmental Control Bonds may be exchanged for other Environmental Control Bonds of a like Series (and, if applicable, Tranche) and aggregate initial principal amount in Authorized Initial Denominations, upon surrender of the Environmental Control Bonds to be exchanged at such office or agency. Whenever any Environmental Control Bonds are so surrendered for exchange, an Authorized Officer shall execute, and the Indenture Trustee shall authenticate and the Environmental Control Bondholder shall obtain from the Indenture Trustee, the Environmental Control Bonds which the Environmental Control Bondholder making the exchange is entitled to receive.

All Environmental Control Bonds issued upon any registration of transfer or exchange of Environmental Control Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Environmental Control Bonds surrendered upon such registration of transfer or exchange.

Every Environmental Control Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in the form set forth in Exhibit A to the applicable Series Supplement or such other form as is satisfactory to the Indenture Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an Eligible Guarantor Institution in the form set forth in such Environmental Control Bond.

No service charge shall be made to a Holder for any registration of transfer or exchange of Environmental Control Bonds, but, other than in respect of exchanges pursuant to Sections 2.04 or 2.06 not involving any transfer, the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Environmental Control Bonds.

The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make, and the Bond Registrar need not register, transfers or exchanges of Environmental Control Bonds selected for transfers or exchanges of any Environmental Control Bond for a period of 15 days preceding the date on which final payment of principal is to be made with respect to such Environmental Control Bond.

SECTION 2.06.  Mutilated, Destroyed, Lost or Stolen Environmental Control Bonds. If (i) any mutilated Environmental Control Bond is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Environmental Control Bond, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Bond Registrar or the Indenture Trustee that such Environmental Control Bond has been acquired by a bona fide purchaser, an Authorized Officer shall execute, and upon such Authorized Officer’s request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Environmental Control Bond, a replacement Environmental Control Bond of like Series (and, if applicable, Tranche), tenor and initial principal amount in Authorized Initial Denominations, bearing a number not contemporaneously Outstanding; provided, however, that if any such destroyed, lost or stolen Environmental Control Bond, but not a mutilated Environmental Control Bond, shall have become or within seven days shall be due and payable, instead of issuing a replacement Environmental Control Bond, the Issuer may pay such destroyed, lost or stolen Environmental Control Bond when so due or payable without surrender thereof. If, after the delivery of such replacement Environmental Control Bond or payment of a destroyed, lost or stolen Environmental Control Bond pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Environmental Control Bond in lieu of which such replacement Environmental Control Bond was issued presents for payment such original Environmental Control Bond, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Environmental Control Bond (or such payment) from the Person to whom it was delivered or any Person taking such replacement Environmental Control Bond from such Person to whom such replacement Environmental Control Bond was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Environmental Control Bond under this Section, the Issuer may require the payment by the Holder of such Environmental Control Bond of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

Every replacement Environmental Control Bond issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Environmental Control Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Environmental Control Bond shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Environmental Control Bonds duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Environmental Control Bonds.

SECTION 2.07.  Persons Deemed Owner. Prior to due presentment for registration of transfer of any Environmental Control Bond, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Environmental Control Bond is registered (as of the day of determination) as the owner of such Environmental Control Bond for the purpose of receiving payments of principal of and premium, if any, and interest on such Environmental Control Bond and for all other purposes whatsoever, whether or not such Environmental Control Bond be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary. Upon the issuance of Definitive Environmental Control Bonds, the Indenture Trustee shall recognize the Holders of Definitive Environmental Control Bonds as Environmental Control Bondholders.

SECTION 2.08.  Payment of Principal, Premium, if any, and Interest; Interest on Overdue Principal and Premium, if any; Principal, Premium and Interest Rights Preserved. (a) The Environmental Control Bonds shall accrue interest as provided in the form of Environmental Control Bond attached to the Series Supplement for such Environmental Control Bonds, at the applicable Bond Rate specified therein, and such interest shall be payable on each Payment Date as specified therein. Any installment of interest, principal or premium, if any, payable on any Environmental Control Bond which is punctually paid or duly provided for by the Issuer on the applicable Payment Date or paid in accordance with the provisions of clause (c) below shall be paid to the Person in whose name such Environmental Control Bond (or one or more Predecessor Environmental Control Bonds) is registered on the Bond Register as of the close of business on the applicable Record Date or Special Record Date, in accordance with clause (c) below, for such Payment Date or Special Record Date, by check mailed first-class, postage prepaid to such Person’s address as it appears on the Bond Register as of the close of business on such date or in such other manner as may be provided in the related Series Supplement, except that (i) upon application to the Indenture Trustee by any Holder owning Environmental Control Bonds of any tranche in the principal amount of $10,000,000 or more not later than the applicable Record Date payment will be made by wire transfer to an account maintained by such Holder in New York, New York; (ii) with respect to Environmental Control Bonds registered as of the close of business on the applicable Record Date or Special Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee; and (iii) with respect to the final installment of principal and premium, if any, payable with respect to such Environmental Control Bond on a Payment Date, such amounts shall be payable as provided in clause (b) below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03 hereof.

(b)  The principal of each Environmental Control Bond of each Series (and, if applicable, Tranche) shall be payable in installments on each Payment Date specified in the Expected Sinking Fund Schedule attached to the Series Supplement for such Environmental Control Bonds, but only to the extent that moneys are available for such payment pursuant to Section 8.02. Failure to pay in accordance with such Expected Sinking Fund Schedule because moneys are not so available pursuant to Section 8.02 to make such payments shall not constitute a Default or Event of Default under this Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Environmental Control Bonds of any Series or Tranche shall be due and payable, if not previously paid (i) on the Series Termination Date (or, if applicable, Tranche Termination Date) therefor or (ii) on the date on which the Environmental Control Bonds of all Series have been declared immediately due and payable in accordance with Section 5.02. The Indenture Trustee shall notify the Person in whose name an Environmental Control Bond is registered at the close of business on the Record Date second preceding the Payment Date on which the Issuer expects that the final installment of principal of and premium, if any, and interest on such Environmental Control Bond will be paid. Such notice shall be mailed no later than ten days prior to such final Payment Date and shall specify that such final installment of principal and premium, if any, will be payable to the Person in whose name an Environmental Control Bond is registered at the close of business on the Record Date immediately preceding such final Payment Date and only upon presentation and surrender of such Environmental Control Bond and shall specify the office or agency of the Indenture Trustee where such Environmental Control Bond may be presented and surrendered for payment of such installment.

(c)  If the Issuer defaults in a payment of interest on the Environmental Control Bonds of any Series, or is in default with respect to any amount payable to any Swap Counterparty in accordance with any Swap Agreement, the Issuer shall pay defaulted interest or such other amount, as the case may be, (plus interest on such defaulted interest or on such other amount at the applicable Bond Rate to the extent lawful) in any lawful manner (subject to the availability of such amounts in the related Tranche Subaccount, in the case of interest owed with respect to any Floating Rate Bonds). The Issuer shall pay such defaulted interest to the Persons who are Environmental Control Bondholders and to any Swap Counterparty, as applicable, at the rate specified in the related Series Supplement or Swap Agreement, respectively, on a subsequent Special Record Date, which date shall be at least five Business Days prior to the Special Payment Date. The Issuer shall fix or cause to be fixed any such Special Record Date and Special Payment Date, and, at least fifteen days before any such special record date, the Indenture Trustee shall mail to each affected Environmental Control Bondholder a notice that states the Special Record Date, the Special Payment Date and the amount of defaulted interest (plus interest on the defaulted interest) to be paid.

SECTION 2.09.  Cancellation. All Environmental Control Bonds surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Environmental Control Bonds previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Environmental Control Bonds so delivered shall be promptly canceled by the Indenture Trustee. No Environmental Control Bonds shall be authenticated in lieu of or in exchange for any Environmental Control Bonds canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Environmental Control Bonds may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it;

provided that such Issuer Order is timely and the Environmental Control Bonds have not been previously disposed of by the Indenture Trustee.

SECTION 2.10.  Authentication and Delivery of Environmental Control Bonds. The Issuer may issue Environmental Control Bonds of a new Series from time to time as a Financing Issuance or a Refunding Issuance.

Once all of the applicable requirements of Section 3.19 hereof are satisfied, which requirements arise only after the first Series of Environmental Control Bonds has been issued, Environmental Control Bonds of a new Series may from time to time be executed by an Authorized Officer and delivered to the Indenture Trustee for authentication and thereupon the same shall be authenticated and delivered by the Indenture Trustee upon delivery by the Issuer, at the Issuer’s expense, to the Indenture Trustee of the following:

(1)  Authentication Order. An Issuer Order authorizing and directing the execution, authentication and delivery of the Environmental Control Bonds by the Indenture Trustee and specifying the principal amount of Environmental Control Bonds to be authenticated.

(2)  Authorizations. Either (i) a certificate of authentication or other official document evidencing the due authorization, approval or consent of any governmental body or bodies at the time having jurisdiction, together with an Opinion of Counsel on which the Indenture Trustee is entitled to rely to the effect that no authorization, approval, or consent of any other governmental body is required for the valid issuance, authentication and delivery of such Environmental Control Bonds, or (ii) an Opinion of Counsel that no such authorization, approval, or consent of any governmental body is required, except for, in the case of (i) and (ii), such registrations as are required under the Blue Sky and securities laws of any State.

(3)  Authorizing Certificate. A certified resolution of the Issuer authorizing the execution and delivery of the Series Supplement for the Environmental Control Bonds applied for and the execution, authentication and delivery of such Environmental Control Bonds.

(4)  Series Supplement. A Series Supplement for the Series of Environmental Control Bonds applied for, which shall set forth the provisions and form of the Environmental Control Bonds of such Series (and, if applicable, each Tranche thereof).

(5)  Certificates of the Issuer, the Transferor and the Seller. (a) An Officer’s Certificate from the Issuer, dated as of the Series Issuance Date, stating: (i) that no Default or Event of Default has occurred and is continuing under this Indenture and that the issuance of the Environmental Control Bonds applied for will not result in any Default or Event of Default; (ii) that the Issuer has appointed the firm of Independent registered public accountants as contemplated in Section 8.05; (iii) that attached thereto are duly executed, true and complete copies of the Transfer Agreement, the Sale Agreement, the Issuer Administration Agreement and the Servicing Agreement; (iv) that all filings with the PSCWV pursuant to the Statute and all UCC financing statements with respect to the Series Collateral that are required to be filed in accordance with the terms of the Transfer Agreement, the Sale Agreement, the Servicing Agreement or this Indenture have been filed as required; and (v) that all conditions precedent provided in the Indenture relating to the authentication and delivery of the Environmental Control Bonds have been complied with.

(b)  An Officer’s Certificate from the Transferor, dated as of the Series Issuance Date, to the effect that, in the case of the Environmental Control Property to be transferred to the Seller on such date immediately prior to the conveyance thereof to the Seller pursuant to the Transfer Agreement:

(i)  no entity, other than the Transferor, had any ownership interest in such Environmental Control Property at any time; to the extent of the Transferor’s interest in the Environmental Control Property, such interest in the Environmental Control Property has been validly and absolutely transferred to the Seller free and clear of all Liens (other than Liens created by the Issuer pursuant to this Indenture); the Transferor has the corporate power and authority to transfer such Environmental Control Property to the Seller; and the Transferor has duly authorized such absolute transfer to the Seller by all necessary corporate action; and

(ii)  the attached copy of the Financing Order creating such Environmental Control Property is true and correct and is in full force and effect.

(c)  An Officer’s Certificate from the Seller, dated as of the Series Issuance Date, to the effect that, in the case of the Initial Transferred Environmental Control Property to be sold to the Issuer on such date immediately prior to the conveyance thereof to the Issuer pursuant to the Sale Agreement: the Seller is the sole owner of such Initial Transferred Environmental Control Property; such Initial Transferred Environmental Control Property has been validly transferred to the Issuer free and clear of all Liens (other than Liens created by the Issuer pursuant to this Indenture); the Seller has the limited liability company power and authority to own, sell and assign such Initial Transferred Environmental Control Property to the Issuer; and the Seller has duly authorized such sale and assignment to the Issuer by all necessary limited liability company action.

(6)  Opinion of Counsel. An Opinion of Counsel, portions of which may be delivered by counsel for the Issuer, for the Transferor, the Seller, the Servicer and the Administrator dated as of the Series Issuance Date, to the collective effect that:

(a)  the Issuer has the power and authority to execute and deliver the Series Supplement and this Indenture and to issue the Environmental Control Bonds applied for, each of the Series Supplement, this Indenture and the Environmental Control Bonds applied for have been duly authorized, executed and delivered, and the Issuer is duly organized and in good standing under the laws of the jurisdiction of its organization;

(b)  the Environmental Control Bonds applied for, when authenticated in accordance with the provisions of the Indenture and the related Series Supplement and delivered, will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture and the related Series Supplement, enforceable in accordance with the terms of such Bonds except as such enforceability may be subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the rights and remedies of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c)  the Indenture (including the related Series Supplement), the Sale Agreement, the Servicing Agreement and the Issuer Administration Agreement are valid and binding agreements of the Issuer, enforceable in accordance with their respective terms except as such enforceability may be subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the rights and remedies of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d)  the Transfer Agreement is a valid and binding agreement of the Transferor, enforceable against the Transferor in accordance with its terms except as such enforceability may be subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the rights and remedies of creditors generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(e)  the Transfer Agreement, the Sale Agreement and the MPR Administration Agreement are valid and binding agreements of the Seller, enforceable against the Seller in accordance with their respective terms except as such enforceability may be subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the rights and remedies of creditors generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(f)  the Servicing Agreement is a valid and binding agreement of the Servicer, enforceable against the Servicer in accordance with its terms except as such enforceability may be subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the rights and remedies of creditors generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(g)  the Issuer Administration Agreement is a valid and binding agreement of the Administrator, enforceable against the Administrator in accordance with its terms except as such enforceability may be subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the rights and remedies of creditors generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(h)  all filings with, and orders of, the PSCWV pursuant to the Statute that are necessary to transfer the Environmental Control Property to the Seller and subsequently the Transferred Environmental Control Property from the Seller to the

Issuer have been executed and filed. Except for continuation filings with the Secretary of State of the State of West Virginia, all filings, including filings with the PSCWV and the Secretary of State of the State of West Virginia pursuant to the Statute, that are necessary to fully preserve and protect the interests of the Seller in the Environmental Control Property and the Issuer in the Transferred Environmental Control Property have been executed and filed.

(i)  (I) to the extent that the provisions of Section 24-2-4e(l) of the Statute apply to the grant of a security interest by the Issuer in the Series Collateral, including the Transferred Environmental Control Property pursuant to Section 24-2-4e(l) of the Statute and the Financing Order, pursuant to this Indenture, then upon the later of the time (i) the Financing Order is issued, (ii) this Indenture is executed and delivered and (iii) value is received for the Environmental Control Bonds, (A) this Indenture will create in favor of the Indenture Trustee a security interest in the rights of the Issuer in the Series Collateral, (B) such security interest will be valid and enforceable against the Issuer and third parties (subject to the rights of any third parties holding security interests in such Series Collateral in the manner described in Section 24-2-4e(l)(3) of the Statute), and has attached, (C) once the filing of a financing statement is made in accordance with Section 24-2-4(e)(l) of the Statute, such security interest will be perfected, and (D) such perfected security interest will be of first priority; and (II) to the extent that the provisions of Section 24-2-4e(l) of the Statute do not apply to the grant of a security interest by the Issuer in the Series Collateral pursuant to this Indenture, then upon the giving of value by the Indenture Trustee to the Issuer with respect to the Series Collateral, (A) this Indenture will create in favor of the Indenture Trustee a security interest in the rights of the Issuer in the Series Collateral, (B) such security interest will be enforceable against the Issuer and third parties with respect to such Series Collateral, (C) such security interest will be perfected upon the filing of a financing statement in accordance with the Statute and Article Nine of the Delaware UCC, and (D) with respect to West Virginia only, such perfected security interest is of first priority;

(j)  the Indenture has been duly qualified under the Trust Indenture Act and either the Series Supplement for the Environmental Control Bonds applied for has been duly qualified under the Trust Indenture Act or no such qualification of such Series Supplement is necessary;

(k)  the Issuer is not an “investment company” or under the “control” of an “investment company” as such terms are defined under the Investment Company Act of 1940, as amended;

(l)  all instruments furnished to the Indenture Trustee conform to the requirements of this Indenture and constitute all the documents required to be delivered hereunder for the Indenture Trustee to authenticate and deliver the Environmental Control Bonds applied for, and all conditions precedent provided for in this Indenture relating to the authentication and delivery of the Environmental Control Bonds have been complied with;

(m)  either (A) the Registration Statement is effective under the Securities Act and, to the best of such counsel’s knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act nor have proceedings therefor been instituted or threatened by the Commission or (B) the Environmental Control Bonds are exempt from the registration requirements under the Securities Act;

(n)  the Transfer Agreement, the Sale Agreement and the Servicing Agreement and the Issuer Administration Agreement have been duly authorized, executed and delivered by the Issuer, the Transferor, the Seller, the Servicer and the Administrator, as applicable.

(7)  [Reserved]

(8)  Rating Agency Condition. The Indenture Trustee shall receive written notice reasonably satisfactory to it from each Rating Agency that the Rating Agency Condition will be satisfied with respect to the issuance of such new Series if, at the time, there are any Outstanding Series of Environmental Control Bonds. Additionally, such new Series shall be rated “Aaa” by Moody’s, “AAA” by S&P and “AAA” by Fitch.

(9)  Bills of Sale. If the issuance of an additional Series of Environmental Control Bonds is a Financing Issuance, the Bill of Sale delivered to the Issuer under the Sale Agreement with respect to the Transferred Environmental Control Property being purchased with the proceeds of such Financing Issuance.

(10)  Moneys for Refunding. If the issuance of a Series of Environmental Control Bonds is a Refunding Issuance, the amount of money necessary to pay the outstanding principal balance of, and premium and interest on, the Environmental Control Bonds being refunded, such money to be deposited into a separate account with the Indenture Trustee.

(11)    Other Requirements. Such other documents, certificates, agreements, instruments or opinions as the Indenture Trustee may reasonably require.

SECTION 2.11.  Book-Entry Environmental Control Bonds. Unless otherwise specified in the related Series Supplement, each Series, upon original issuance, will be issued in the form of a typewritten Environmental Control Bond or Environmental Control Bonds representing the Book-Entry Environmental Control Bonds, to be delivered to the Indenture Trustee as custodian for The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. Such Environmental Control Bond shall initially be registered on the Bond Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Bondholder will receive a definitive Environmental Control Bond representing such Holder’s interest in such Environmental Control Bond, except as provided in Section 2.13. Unless and until Definitive Environmental Control Bonds have been issued to Environmental Control Bondholders pursuant to Section 2.13:

(a)     the provisions of this Section 2.11 shall be in full force and effect;

(b)     the Bond Registrar and the Indenture Trustee shall be entitled to deal with the then acting Clearing Agency for all purposes of this Indenture (including the payment of Principal of and interest on the Environmental Control Bonds and the giving of instructions or directions hereunder) as the sole Holder of the Environmental Control Bonds, and shall have no obligation to the Environmental Control Bond Owners;

(c)     to the extent that the provisions of this Section 2.11 conflict with any other provisions of this Indenture, the provisions of this Section 2.11 shall control;

(d)     the rights of the Environmental Control Bond Owners shall be exercised only through the then acting Clearing Agency and shall be limited to those established by law and agreements between such the Environmental Control Bond Owners and the Clearing Agency or the Clearing Agency Participants. Pursuant to the DTC Agreement, unless and until Definitive Environmental Control Bonds are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of Principal of and interest on the Environmental Control Bonds to such Clearing Agency Participants; and

(e)     whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders evidencing a specified percentage of the Outstanding Amount of the Environmental Control Bonds or a Series or Tranche thereof, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from the Environmental Control Bond Owners or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Environmental Control Bonds or such Series or Tranche and has delivered such instructions to the Indenture Trustee.

SECTION 2.12.  Notices to Clearing Agency. Whenever a notice or other communication to the Environmental Control Bondholders is required under this Indenture, unless and until Definitive Environmental Control Bonds shall have been issued to the Environmental Control Bond Owners pursuant to Section 2.13, the Indenture Trustee shall give all such notices and communications specified herein to be given to Environmental Control Bondholders to the Clearing Agency, and shall have no obligation to the Environmental Control Bond Owners.

SECTION 2.13.  Definitive Environmental Control Bonds. If (i) the Issuer advises the Indenture Trustee in writing that the then acting Clearing Agency is no longer willing or able to properly discharge its responsibilities as nominee and depository with respect to the book-entry bonds of any Series or Tranche and the Issuer is unable to locate a qualified successor, or (ii) after the occurrence of an Event of Default, Environmental Control Bond Owners representing beneficial interests aggregating no less than a majority of the Outstanding Amount of the Environmental Control Bonds of all Series maintained as book-entry bonds advise the Issuer, the Indenture Trustee and the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Environmental Control Bond Owners, then the Clearing Agency shall notify all affected Environmental Control Bond Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Environmental Control Bonds to affected Environmental Control Bond

Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Environmental Control Bond or Environmental Control Bonds representing the Book-Entry Environmental Control Bonds by the Clearing Agency, accompanied by registration instructions, a Manager on behalf of the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Environmental Control Bonds in accordance with the instructions of the Clearing Agency. None of the Issuer, the Bond Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Environmental Control Bonds in accordance with this Section 2.13, the Indenture Trustee shall recognize the Holders of the Definitive Environmental Control Bonds as Environmental Control Bondholders.

Definitive Environmental Control Bonds will be transferable and exchangeable at the offices of the Bond Registrar.

SECTION 2.14.  Tax Treatment. The Issuer, by entering into this Indenture, and the Holders and any Persons holding a beneficial interest in any Bond, by acquiring any Bond or interest therein, (i) express their intention that, solely for the purposes of federal income taxes and, to the extent consistent with applicable state, local and other tax law, solely for the purposes of state, local and other taxes, the Bonds qualify under applicable tax law as indebtedness of the Member secured by the Collateral and (ii) solely for the purposes of federal income taxes and, to the extent consistent with applicable state, local and other tax law, solely for purposes of state, local and other taxes, so long as any of the Bonds are outstanding, agree to treat the Bonds as indebtedness of the Member secured by the Collateral unless otherwise required by appropriate taxing authorities.

SECTION 2.15.  State Pledge. Under the laws of the State of West Virginia in effect on the Closing Date, the State of West Virginia (including the PSCWV) has pledged and agreed with the Holders, pursuant to Section (q) of the Statute, as follows:

“that the state will not take or permit any action that impairs the value of environmental control property or, except as allowed under subsection (e) of this section reduce, alter or impair environmental control charges that are imposed, collected and remitted for the benefit of the bondholders, any assignee, and any financing parties, until any principal, interest and redemption premium in respect of environmental control bonds, all financing costs and all amounts to be paid to an assignee or financing party under ancillary agreement are paid or performed in full.”

The Issuer hereby acknowledges that the purchase of any Bond by a Holder is made in reliance on such agreement and pledge by the State of West Virginia.

SECTION 2.16.  Security Interests. The Issuer hereby makes the following representations and warranties. Other than (i) the security interest granted to the Indenture Trustee pursuant to this Indenture in the applicable Series Supplement and (ii) any security interest granted by the Issuer pursuant to an Additional Issuance, the Issuer has not pledged, granted, sold, conveyed or otherwise assigned any interests or security interests in any Collateral and no security agreement, financing statement or equivalent security or Lien instrument listing the Issuer as debtor covering all or any part of any Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by the Issuer in favor of the

Indenture Trustee on behalf of the Holders of Bonds secured by such Collateral in connection with this Indenture. This Indenture constitutes a valid and continuing lien on the Collateral in favor of the Indenture Trustee on behalf of the Holders of the Bonds secured by such Collateral, which lien is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. With respect to all Series Collateral, this Indenture together with the related Series Supplement creates a valid and continuing security interest (as defined in the UCC) in the related Series Collateral, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. The Issuer has good and marketable title to the Collateral free and clear of any Lien, claim or encumbrance of any Person. All of the Collateral constitute either Environmental Control Property, deposit accounts, investment property or general intangibles (as each such term is defined in the UCC) except that proceeds of the Collateral may also take the form of instruments. The Issuer has taken, or caused the Servicer to take, all action necessary to perfect the security interest in the Series Collateral granted to the Indenture Trustee pursuant to this Indenture in the applicable Series Supplement. The Issuer has filed (or has caused the Servicer to file) all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Series Collateral granted to the Indenture Trustee for the benefit of the Secured Parties of each related Series. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of the Collateral other than those filed in favor of the Indenture Trustee. The Issuer is not aware of any judgment or tax Lien filings against the Issuer. The Collection Account (including all subaccounts thereof) constitutes a “securities account” within the meaning of the UCC. The Issuer has taken all steps necessary to cause the securities intermediary of each such securities account to identify in its records the Indenture Trustee as the person having a Security Entitlement against the securities intermediary in such securities account, the Collection Account for such Series of Bonds is not in the name of any Person other than the Indenture Trustee, and the Issuer has not consented to the securities intermediary of the Collection Account for such Series of Bonds to comply with entitlement orders of any Person other than the Indenture Trustee. All of the Series Collateral constituting investment property has been and will have been credited to the Collection Account for such Series of Bonds or a subaccount thereof, and the entity acting as Indenture Trustee, in its capacity as the securities intermediary for such Collection Account, has agreed to treat all assets credited to the Collection Account for such Series of Bonds as “financial assets” within the meaning of the UCC. Accordingly, the Indenture Trustee has a first priority perfected security interest in the Collection Account for such Series of Bonds, all funds and financial assets on deposit therein, and all Securities Entitlements relating thereto. The representations and warranties set forth in this Section 2.16 shall survive the execution and delivery of this Indenture and the issuance of any Bonds, shall be deemed re-made on each date on which any funds in the Collection Account for each Series of Bonds are distributed to Issuer or otherwise released from the lien of the Indenture and may not be waived by any party hereto except pursuant to a supplemental indenture executed in accordance with Article IX and as to which the Rating Agency Condition has been satisfied.

ARTICLE III

Covenants

SECTION 3.01.  Payment of Principal, Premium, if any, and Interest. The Issuer will duly and punctually pay the principal of and premium, if any, and interest on the Environmental Control Bonds in accordance with the terms of the Environmental Control Bonds and this Indenture; provided that except on the Series Termination Date or the Tranche Termination Date for a Series or Tranche of Environmental Control Bonds or upon the acceleration of the Environmental Control Bonds following the occurrence of an Event of Default pursuant to Section 5.02, the Issuer shall only be obligated to pay the principal of such Environmental Control Bonds on each Payment Date therefor to the extent moneys are available for such payment pursuant to Section 8.02. Amounts properly withheld under the Code by any Person from a payment to any Environmental Control Bondholder of interest or principal or premium, if any, shall be considered as having been paid by the Issuer to such Environmental Control Bondholder for all purposes of this Indenture.

SECTION 3.02.  Maintenance of Office or Agency. As long as any of the Environmental Control Bonds remain Outstanding, the Issuer will maintain in St. Paul, Minnesota, an office or agency where Environmental Control Bonds may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Environmental Control Bonds and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

SECTION 3.03.  Money for Payments To Be Held in Trust. As provided in Section 8.02(a), all payments of principal of, or premium and interest on, the Environmental Control Bonds that are to be made from amounts withdrawn from the Collection Account pursuant to Section 8.02(d), (e),  (g) or (h) or Section 4.03 shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments of Environmental Control Bonds shall be paid over to the Issuer except as provided in this Section and in Section 8.02.

The Issuer shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

(i)       hold all sums held by it for the payment of principal of, or premium or interest on, the Environmental Control Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)      give the Indenture Trustee, the Rating Agencies and the PSCWV notice of any Default or Event of Default by the Issuer (or any other obligor upon the Environmental Control Bonds) of which the Paying Agent has actual knowledge with respect to the Issuer’s making of any payment required to be made with respect to the Environmental Control Bonds;

(iii)     at any time during the continuance of any such Default or Event of Default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv)    immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by the Paying Agent in trust for the payment of Environmental Control Bonds if at any time the Paying Agent ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(v)  comply with all requirements of the Code with respect to the withholding from any payments made by it on any Environmental Control Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount of principal of, premium on, if any, or interest on any Environmental Control Bond and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Environmental Control Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Holders whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

SECTION 3.04.  Existence. Subject to Section 3.10, the Issuer will keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Environmental Control Bonds, the Collateral and each other instrument or agreement included therein.

SECTION 3.05.  Protection of Collateral. The Issuer will from time to time execute, upon the written direction of the Issuer, and deliver all such supplements and amendments hereto and all such filings (including filings with the PSCWV and the Secretary of State of the State of West Virginia pursuant to the Statute), financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action necessary or advisable to:

(i)       maintain and preserve the lien and security interest (and the first priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(ii)  perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iii)     enforce any of the Collateral, including its rights under each Swap Agreement;

(iv)     preserve and defend title to the Collateral and the rights of the Indenture Trustee and the Environmental Control Bondholders in the Collateral against the claims of all Persons and parties; or

(v)  pay any and all taxes levied or assessed upon all or any part of the Collateral.

The Issuer hereby designates the Indenture Trustee as its agent and attorney-in-fact to execute, upon the written direction of the Issuer, any filing with the PSCWV or the Secretary of State of the State of West Virginia, financing statements, continuation statements or other instrument required by the Indenture Trustee pursuant to this Section.

SECTION 3.06.  Opinions as to Collateral. (a) On or before July 1st in each calendar year, beginning at least three months after the issuance of the first Series of the Environmental Control Bonds while any Series is Outstanding, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any Indentures supplemental hereto and any other requisite documents and, with respect to the execution and filing of any filings with the PSCWV pursuant to the Statute, financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest, and no other lien or security interest is equal or provide the lien and security interest of the Bond Trustee in the Series Collateral. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any Indentures supplemental hereto and any other requisite documents, and the execution and filing of any filings with the PSCWV and the Secretary of State of the State of West Virginia, financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until July 1 in the following calendar year.

(b)  Prior to the effectiveness of any amendment to the Transfer Agreement, the Sale Agreement or the Servicing Agreement, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all filings, including filings with the PSCWV and the Secretary of State of the State of West Virginia pursuant to the Statute, have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Transferred Environmental Control Property and the proceeds thereof, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

SECTION 3.07.  Performance of Obligations, SEC Filings. (a) The Issuer (i) shall diligently pursue any and all actions to enforce its rights under each instrument or agreement included in the Collateral and (ii) shall not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s covenants or obligations under any such instrument or agreement or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except, in each case, as expressly provided in this Indenture, the Transfer Agreement, the Sale Agreement, the Servicing Agreement, any Swap Agreement or such other instrument or agreement.

(b)  The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.

(c)  The Issuer shall punctually perform and observe all of its obligations and agreements contained in the Sale Agreement, this Indenture and any supplements hereto, the Servicing Agreement, the Issuer Administration Agreement, each Swap Agreement and in all other instruments and agreements included in the Collateral.

(d)  Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, but subject to Section 3.20, the Issuer agrees that it will not, without the prior written consent of the Indenture Trustee or the Holders of at least a majority in Outstanding Amount of the

Environmental Control Bonds of all Series, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral or the Basic Documents. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee or such Holders, the Issuer agrees to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as shall be necessary or appropriate in the circumstances. The Issuer agrees that no such amendment, modification, supplement or waiver shall adversely affect the rights of the Holders of the Environmental Control Bonds Outstanding at the time of any such amendment, modification, supplement or waiver.

(e)  The Issuer shall (or shall cause the Utility to) post on its website and file with or furnish to the SEC in periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act the following information with respect to each Series of Outstanding Environmental Control Bonds to the extent such information is reasonably available to the Issuer:

(i)  statements of all remittances of Environmental Control Charges made to the Indenture Trustee (to be included in the next Form 10-D filed with respect to the preceding period and each Form 10-K);

(ii)  a statement reporting the balances in each Collection Account and in each subaccount of each Collection Account as of all Payment Date (to be included on the next Form 10-D filed) and as of the end of each year (to be included on the next Form 10-K filed);

(iii)  a statement showing the balance of Outstanding Environmental Control Bonds that reflects the actual periodic payments made on each Series of the Environmental Control Bonds versus the expected periodic payments (to be included in the next Form 10-D and in each Form 10-K filed);

(iv)  the Quarterly Servicer’s Certificate and the Monthly Servicer’s Certificate that are required to be submitted pursuant to the Servicing Agreement (to be filed with the next Form 10-D, Form 10-K or Form 8-K filed);

(v)  the text (or a link to the website where a reader can find the text) of each adjustment filing and the results of each such filing following the issuance of the Series of Environmental Control Bonds (to be filed with the next Form 10-D, Form 10-K or Form 8-K);

(vi)  any change in the long-term or short-term credit ratings of the Servicer assigned by the Rating Agencies below investment grade ratings (to be filed or furnished in a Form 8-K); and

(vii)  material legislative or regulatory developments directly relevant to the Outstanding Environmental Control Bonds (to be filed or furnished in a Form 8-K); and

(f)  The Issuer shall make all filings required under the Statute relating to the transfer of the ownership or security interest in the Transferred Environmental Control Property other than those required to be made by the Seller, the Transferor or the Servicer pursuant to the Basic Documents.

SECTION 3.08.  Negative Covenants. The Issuer shall not:

(i)  except as expressly permitted by this Indenture, the Sale Agreement, the Servicing Agreement or any Swap Agreement, or in connection with an Additional Issuance, sell, transfer, exchange or otherwise dispose of any of the Collateral, unless directed to do so by the Indenture Trustee in accordance with Article V;

(ii)  claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the Environmental Control Bonds (other than amounts properly withheld from such payments under the Code or any other tax laws or pursuant to any Swap Agreement) or assert any claim against any present or former Environmental Control Bondholder by reason of the payment of taxes levied or assessed upon the Issuer or any part of the Collateral;

(iii)  (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Environmental Control Bonds under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien and security interest created by this Indenture and the other Basic Documents) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of any Series Supplement not to constitute a continuing valid first priority security interest in the related Series Collateral;

(iv)  terminate its existence, or dissolve or liquidate in whole or in part; or

(v)  take any action without first satisfying the Rating Agency Condition, if any Basic Document requires that the Rating Agency Condition be satisfied in connection with such action.

SECTION 3.09.  Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee, Mon Power and the Rating Agencies within 120 days after the end of each fiscal year of the Issuer (commencing with December 31, 2007 - the end of the fiscal year 2007), an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that

(i)  a review of the activities of the Issuer during such year (or relevant portion thereof) and of performance under this Indenture has been made under such Authorized Officer’s supervision; and

(ii)  to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such calendar year (or relevant portion thereof), or, if there has been a default in complying with any such condition or covenant, describing each such default and the nature and status thereof.

SECTION 3.10.  Issuer May Consolidate, etc., Only on Certain Terms. (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

(i)  the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall (A) be a Person organized and existing under the laws of the United States of America or any State, (B) expressly assume by a Supplemental Indenture, executed and delivered to the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee, the performance or observance of every agreement and covenant of this Indenture and the related Series Supplement on the part of the Issuer to be performed or observed, all as provided herein and in the applicable Series Supplement or Series Supplements, and (C) expressly assume all obligations and succeed to all rights of the Issuer under the Transfer Agreement, the Sale Agreement, the Servicing Agreement, the Issuer Administration Agreement and any Swap Agreement;

(ii)  immediately after giving effect to such consolidation or merger, no Default, Event of Default or Servicer Default shall have occurred and be continuing;

(iii)  the Rating Agency Condition shall have been satisfied with respect to such consolidation or merger;

(iv)  the Issuer shall have delivered to the Seller, the Indenture Trustee and the Rating Agencies an opinion or opinions of outside tax counsel (as selected by the Issuer, in form and substance reasonably satisfactory to the Seller and the Indenture Trustee, and which may be based on a ruling from the Internal Revenue Service (unless the Internal Revenue Service has announced that it will not rule on the issues described in this paragraph)) to the effect that such consolidation or merger will not result in a material adverse federal or state tax consequence to the Issuer, the Seller, the Indenture Trustee or the then-existing Environmental Control Bondholders;

(v)  any action as is necessary to maintain the first priority perfected security interest in the Collateral created by this Indenture and the related Series Supplement shall have been taken as evidenced by an Opinion of Counsel of external counsel of the Issuer delivered to the Indenture Trustee; and

(vi)  the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel of external counsel of the Issuer each stating that such consolidation or merger and any related Supplemental Indenture comply with this Indenture, any related Series Supplement and that all condition precedent herein provided for with respect to such consolidation or merger have been complied with.

(b)  Except as specifically provided herein, the Issuer shall not sell, convey, exchange, transfer or otherwise dispose of any of its properties or assets included in the Collateral to any other Person unless:

(i)  the Person that acquires the properties and assets of the Issuer, shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assumes, by a Supplemental Indenture, executed and delivered to the Indenture Trustee, in form and substance satisfactory to the indenture Trustee, the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein and in the applicable Series Supplements, (C) expressly agrees by means of such Supplemental Indenture that all right, title and interest so sold, conveyed, exchanges, transferred or otherwise disposed of shall be subject and subordinate to the rights of Holders, (D) unless otherwise provided in the Supplemental Indenture referred to in clause (B) above, expressly agrees to indemnify, defend and hold harmless the Issuer and the Indenture Trustee against and from any loss, liability or expense arising under or related to this Indenture, the related Series Supplements and the Environmental Control Bonds, (E) expressly agrees by means of a Supplemental Indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the SEC (and any other appropriate Person) required by the Exchange Act in connection with the Environmental Control Bonds and (F) if such sale, conveyance, exchange, transfer or disposal related to the Issuer’s rights and obligations under the Transfer Agreement, Sale Agreement, Servicing Agreement or any Swap Agreement, assume all obligations and succeed to all rights of the Issuer under the applicable agreement;

(ii)  immediately after giving effect to such transaction, no Default, Event of Default or Servicer Default shall have occurred and be continuing;

(iii)  the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv)  the Issuer shall have delivered to the Seller, the Indenture Trustee and the Rating Agencies an opinion or opinions of outside tax counsel (as selected by the Issuer, in form and substance reasonably satisfactory to the Seller and the Indenture Trustee, and which may be based on a ruling from the Internal Revenue Service) to the effect that the disposition will not result in a material adverse federal or state income tax consequence to the Issuer, the Seller, the Indenture Trustee or the then existing Bondholders;

(v)  any action as is necessary to maintain the Lien and the first priority perfected security interest in the Collateral created by this Indenture and the related Series Supplement shall have been taken as evidenced by an Opinion of Counsel of external counsel of the Issuer delivered to the Indenture Trustee; and

(vi)  the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel of external counsel of the Issuer each stating that such sale, conveyance, exchange, transfer or other disposition and such Supplemental

Indenture comply with this Indenture and the related Series Supplement and that all conditions precedent herein provided for in this Section 3.10(b) with respect to such transaction have been complied with (including any filing required by the Exchange Act).

SECTION 3.11.  Successor or Transferee. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10, the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b)  Except as set forth in Section 6.07, upon any sale, conveyance or transfer by the Issuer of substantially all of its assets in a sale which complies with Section 3.10, MP Environmental Funding LLC will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Environmental Control Bonds and from every covenant and agreement of the Sale Agreement, the Issuer Administration Agreement, and the Servicing Agreement and each Swap Agreement to be observed or performed on the part of the Issuer immediately upon the delivery of written notice to the Indenture Trustee stating that MP Environmental Funding LLC is to be so released.

SECTION 3.12.  No Other Business. The Issuer shall not engage in any business other than (i) purchasing and owning Transferred Environmental Control Property, issuing Environmental Control Bonds from time to time, pledging its interest in the Collateral to the Indenture Trustee under this Indenture in order to secure the Environmental Control Bonds, entering into the Basic Documents and all other agreements related to the Environmental Control Bonds, performing its obligations thereunder, performing activities that are necessary, suitable or convenient to accomplish these purposes and activities incidental thereto pursuant to this Indenture and the Basic Documents and (ii) issuing securities in connection with one or more Additional Issuances, pledging its interest in the related collateral, entering into the agreements  related to such Additional Issuances and performing activities that are necessary, suitable or convenient to accomplish any such Additional Issuance.

SECTION 3.13.  No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness for borrowed money except for the Environmental Control Bonds or as permitted by the PSCWV in connection with an Additional Issuance.

SECTION 3.14.  Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Sale Agreement, the Servicing Agreement, this Indenture, the Issuer LLC Agreement or any Swap Agreement or in connection with an Additional Issuance, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person, other than Eligible Investments.

SECTION 3.15.  Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty) other than Transferred Environmental Control Property purchased from the Seller pursuant to, and in accordance with, the Sale Agreement or any expenditure made in connection with any Additional Issuance.

SECTION 3.16.  Restricted Payments. Except in accordance with this Indenture and the Basic Documents, or as required by the terms of any Additional Issuance, the Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest in, or ownership security of, the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security, (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that if no Event of Default shall have occurred and be continuing or would otherwise result from such payment, the Issuer may make, or cause to be made, any such distributions to any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer using funds either distributed by the Indenture Trustee on behalf of the Issuer pursuant to Section 8.02(e) hereof or which are not otherwise subject to the Lien of this Indenture, to the extent that such distributions would not cause the book value of the remaining equity in the Issuer to decline below 0.5% of the original principal amount of all Series of Environmental Control Bonds which remain Outstanding or (iv) make payments to or distributions from the Collection Account.

SECTION 3.17.  Notice of Events of Default. The Issuer agrees to deliver to a Responsible Officer of the Indenture Trustee, the PSCWV, and the Rating Agencies written notice in the form of an Officer’s Certificate of any Default or Event of Default hereunder, its status and what action the Issuer is taking or proposes to take with respect thereto within five Business Days after the occurrence thereof.

SECTION 3.18.  Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited annually by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

SECTION 3.19.  Additional Issuance.   (a) If the Issuer receives an order from the PSCWV, the Issuer may, in its sole discretion, acquire additional and separate property (including property other than Environmental Control Property) and issue one or more Additional Issuances that are backed by such separate additional property. Any new Additional Issuance may include terms and provisions unique to that Additional Issuance.

(b)  The Issuer shall not issue additional Environmental Control Bonds or other securities if the Additional Issuance would result in the then-current ratings on any Outstanding Series of Environmental Control Bonds being reduced or withdrawn.

(c)  In addition to all applicable requirements of Section 2.10 hereof, the following conditions must be satisfied in connection with any Additional Issuance:

(i)      if the Additional Issuance is a new series of Environmental Control Bonds, such Bonds shall be rated “Aaa” by Moody’s and “AAA” by S&P and Fitch;

(ii)     each Additional Issuance shall have recourse only to the assets pledged in connection with such Additional Issuance, shall be nonrecourse to any of the Issuer’s other assets and shall not constitute a claim against the Issuer if cash flow from the pledged assets is insufficient to pay such Additional Issuance in full;

(iii)    the Issuer has delivered to the Indenture Trustee and each Rating Agency then rating any series of Outstanding Environmental Control Bonds an Opinion of Counsel of a nationally recognized firm experienced in such matters to the effect that after such issuance, in the opinion of such counsel, if either or both of the Utility or the Seller were to become a debtor in a case under the United States Bankruptcy Code (Title 11, U.S.C.), a federal court exercising bankruptcy jurisdiction and exercising reasonable judgment after full consideration of all relevant factors would not order substantive consolidation of the assets and liabilities of the Issuer with those of the bankruptcy estate of the Utility or the Seller, subject to the customary exceptions, qualifications and assumptions contained therein;

(iv)    the Issuer has delivered to the Indenture Trustee an Officer’s Certificate from the Issuer certifying that the Additional Securities shall have the benefit of a true-up mechanism;

(v)     the transaction documentation for such Additional Issuance provides that holders of the securities of such Additional Issuance will not file or join in the filing of any bankruptcy petition against the Issuer;

(vi)  if the holders of the securities of any Additional Issuance are deemed to have any interest in any of the Series Collateral pledged under a Series Supplement (other than the Series Supplement related to such Additional Issuance, if any), the holders of such securities must agree that any such interest is subordinate to the claims and rights of the Holders of such other related Series of Environmental Control Bonds;

(vii)    the Additional Issuance shall have its own bank accounts or trust accounts; and

(viii)  the Additional Issuance shall bear its own trustees fees and servicer fees and a pro rata portion of fees due under the Issuer Administration Agreement.

SECTION 3.20.  Transfer Agreement, Sale Agreement, Servicing Agreement, Issuer Administration Agreement and Swap Agreement Covenants. (a) The Issuer agrees to take all such lawful actions to enforce its rights under the Transfer Agreement, the Sale Agreement, the Issuer Administration Agreement, the Servicing Agreement and each Swap Agreement and to compel or secure the performance and observance by the Transferor, the Seller, the Administrator, the Servicer and each Swap Counterparty, of each of their obligations to the Issuer under or in connection with the Transfer Agreement, the Sale Agreement, the Issuer Administration Agreement, the Servicing Agreement and the applicable Swap Agreement, respectively, in accordance with the terms thereof. So long as no Event of Default occurs and is continuing, but subject to Section 3.20(f), the Issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Transfer Agreement, the Sale Agreement, the Issuer Administration Agreement, the Servicing Agreement and each Swap Agreement.

(b)  If an Event of Default occurs and is continuing, the Indenture Trustee may, and, at the written direction of (i) with respect to the Transfer Agreement, the Sale Agreement or the Servicing Agreement, the Holders of a majority of the Outstanding Amount of the Environmental Control Bonds of all Series and (ii) with respect to any Swap Agreement, the Holders of that percentage of the Outstanding Amount of the Environmental Control Bonds of the related Tranche specified in the related Swap Agreement, shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Transferor, the Seller, the Servicer, the Administrator or any Swap Counterparty under or in connection with the Transfer Agreement, the Sale Agreement, the Servicing Agreement, the Issuer Administration Agreement or any Swap Agreement, respectively, including the right or power to take any action to compel or secure performance or observance by the Transferor, the Seller, the Servicer, the Administrator or any Swap Counterparty of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Transfer Agreement, the Sale Agreement, the Servicing Agreement, the Issuer Administration Agreement and any Swap Agreement, and any right of the Issuer to take such action shall be suspended.

(c)  With the prior written consent of the Indenture Trustee, the Transfer Agreement, the Sale Agreement, the Servicing Agreement and the Issuer Administration Agreement may be amended, at any time and from time to time, without the consent of the Environmental Control Bondholders or any Swap Counterparty, provided that (i) such amendment shall not, as evidenced by an Officer’s Certificate, change the Environmental Control Charge Adjustment Process, (ii) the Rating Agency Condition is satisfied and (iii) the PSCWV Condition (as described in Section 9.03 hereof, or alternatively, if applicable, Section 6.01(b) of the Transfer Agreement, Section 6.01(b) of the Sale Agreement, Section 7.01(b) of the Servicing Agreement or Section 7(b) of the Issuer Administration Agreement) is satisfied. Further, with the prior written consent of the Indenture Trustee and the related counterparty under a Swap Agreement, such Swap Agreement may be amended, at any time and from time to time. However, such amendment may not adversely affect in any material respect the interest of any Environmental Control Bondholder or any Swap Counterparty without the written consent of a majority of the Holders of the Outstanding Amount of the Environmental Control Bonds of each Series or Tranche and each such Swap Counterparty materially and adversely affected thereby.

(d)  Except as set forth in Section 3.20(c), if the Issuer, the Seller, the Transferor, the Administrator, the Servicer of any other party to the respective agreement proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment modification, waiver, supplement, termination or surrender of, the terms of the Sale Agreement, the Transfer Agreement, the Issuer Administration Agreement, the Servicing Agreement, or any Swap Agreement, or waive timely performance or observance by the Seller, the Issuer, the Administrator, the Servicer or any Swap Counterparty under the Sale Agreement, the Transfer Agreement, the Issuer Administration Agreement, the Servicing Agreement or any Swap Agreement, in each case in such a way as would materially and adversely affect the interests of any Holder of Environmental Control Bonds of any Series or Tranche, the Issuer shall satisfy the Rating Agency Condition and shall promptly thereafter notify the Indenture Trustee and the PSCWV in writing and the Indenture Trustee shall notify the Holders of the Environmental Control Bonds of such Series of the proposed amendment, modification, waiver, supplement, termination or surrender and whether the Rating Agency Condition has been satisfied with respect thereto. The Indenture Trustee shall consent to such proposed amendment, modification, supplement or waiver (i) with respect to the Transfer Agreement, the Sale Agreement or the Servicing Agreement, only with the written consent of the Holders of at least a majority of the Outstanding Amount of the Environmental Control Bonds of each Series or Tranche materially and adversely affected thereby, (ii) with respect to any Swap Agreement, only with the written consent of the Holders of that percentage of the Outstanding Amount of the Environmental Control Bonds of the related Tranche as specified in the related Swap Agreement, and (iii) if the proposed amendment, modification, waiver, supplement, termination or surrender would increase ongoing Financing Costs as defined in the Financing Order, the PSCWV Condition must be satisfied. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee or such Holders, the Issuer agrees to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as shall be necessary or appropriate in the circumstances.

(e)  If the Issuer or the Servicer propose to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the Environmental Control Charge Adjustment Process (other than with respect to Routine True-Up Adjustments and Non-Routine True-Up Adjustments), the Issuer shall notify the Indenture Trustee and the PSCWV in writing and the Indenture Trustee shall notify Environmental Control Bondholders of such proposal and the Indenture Trustee shall consent thereto only if the Rating Agency Condition is satisfied and with the consent of the Holders of a majority of each Outstanding Environmental Control Bond of each Series or Tranche materially and adversely affected thereby.

(f)  Promptly following a default by any of the Transferor, the Seller, Servicer or any Swap Counterparty under the Transfer Agreement, the Sale Agreement, the Servicing Agreement or any related Swap Agreement, respectively, and at the Issuer’s expense, the Issuer agrees to take all such lawful actions as the Indenture Trustee may request to compel or secure the performance and observance by the Transferor, the Seller, the Servicer or Swap Counterparty, as applicable, of each of their obligations to the Issuer under or in connection with the Transfer Agreement, the Sale Agreement, the Servicing Agreement or such related Swap Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Transfer

Agreement, the Sale Agreement, the Servicing Agreement or such Swap Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Transferor, the Seller, the Servicer or Swap Counterparty thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Transferor, the Seller, the Servicer or Swap Counterparty of each of their obligations under the Transfer Agreement, the Sale Agreement, the Servicing Agreement and such Swap Agreement.

(g)  If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Servicing Agreement or an event of default, termination event or downgrade event under any Swap Agreement, the Issuer shall promptly give written notice thereof to the Indenture Trustee and the Rating Agencies, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default.

(h)  If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the Transferred Environmental Control Property or the Environmental Control Charges, the Issuer shall take all reasonable steps available to it to remedy such failure. The Issuer shall not take any action to terminate the Servicer’s rights and powers under the Servicing Agreement following a Servicer Default without the prior written consent of (i) the PSCWV, (ii) Indenture Trustee or of the Holders of Environmental Control Bonds evidencing not less than 25% of the Outstanding Amount of the Environmental Control Bonds of all Series and (iii) the prior written consent, not to be unreasonably withheld, of any Counterparties affected thereby.

(i)  As promptly as possible after the giving of notice to the Servicer and the Rating Agencies of termination the Servicer’s rights and powers pursuant to Section 6.01 of the Servicing Agreement, the Indenture Trustee shall, together with such other Persons, if any, as are specified in Section 6.04 of the Servicing Agreement, appoint a successor Servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Issuer and the Indenture Trustee. A person shall qualify as a Successor Servicer only if such Person satisfies the requirements of Section 6.04 of the Servicing Agreement. If within 30 days after the delivery of the notice referred to above, a Successor Servicer shall not have been appointed and accepted its appointment as such, the Indenture Trustee may petition the PSCWV or a court of competent jurisdiction to appoint a Successor Servicer. In connection with any such appointment, the Issuer may make such arrangements for the compensation of such Successor Servicer as it and such Successor Servicer shall agree, subject to the limitations set forth below and in the Servicing Agreement, and in accordance with Section 6.04 of the Servicing Agreement, the Issuer shall enter into an agreement with such Successor Servicer for the servicing of the Transferred Environmental Control Property (such agreement to be in form and substance satisfactory to the Indenture Trustee).

(j)  Upon termination of the Servicer’s rights and powers pursuant to the Servicing Agreement, the Indenture Trustee shall promptly notify the Issuer, the PSCWV, the Environmental Control Bondholders and the Rating Agencies. As soon as a Successor Servicer is appointed, the Issuer shall notify the Indenture Trustee, the Environmental Control

Bondholders and the Rating Agencies of such appointment, specifying in such notice the name and address of such Successor Servicer.

(k)  The Issuer shall not take any action to terminate or assign a Swap Counterparty’s rights and powers under any Swap Agreement or replace a Swap Counterparty following an event of default, termination event or downgrade event under a Swap Agreement without (i) the prior written consent of the Indenture Trustee and of the Holders of that percentage of the Outstanding Amount of the Environmental Control Bonds, if any such consent is required under the related Series Supplement, of the related Series and Tranche, if any, as specified in the related Series Supplement, and (ii) satisfying any other requirements set forth in the related Series Supplement and Swap Agreement.

(l)  Upon termination or assignment of a Swap Counterparty’s rights and powers, pursuant to a Swap Agreement, the Indenture Trustee shall promptly inform the Issuer, the Environmental Control Bondholders of the related Tranche and the Rating Agencies of such termination or assignment. As soon as a replacement Swap Counterparty is appointed, the Issuer shall notify the Indenture Trustee, the Environmental Control Bondholders of the related Tranche and the Rating Agencies in writing of such appointment, specifying in such notice the name and address of such replacement Swap Counterparty.

SECTION 3.21.  Taxes. So long as any of the Environmental Control Bonds are Outstanding, the Issuer shall pay or cause to be paid all material taxes, including gross receipts taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Collateral.

SECTION 3.22.  Separate Entity. The Issuer shall take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third parties that it is an entity with assets and liabilities distinct from those of the Transferor and the Seller, other affiliates or any other Person.

ARTICLE IV

Satisfaction and Discharge; Defeasance

SECTION 4.01.  Satisfaction and Discharge of Indenture; Defeasance. (a) The Environmental Control Bonds of any Series, all moneys payable with respect thereto and this Indenture as it applies to such Series shall cease to be of further effect and the lien hereunder shall be released with respect to such Series, interest shall cease to accrue on the Environmental Control Bonds of such Series and the Indenture Trustee, on reasonable written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Environmental Control Bonds of such Series, when

(A)  either

(1)  all Environmental Control Bonds of such Series theretofore authenticated and delivered (other than (i) Environmental Control Bonds that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (ii) Environmental Control Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

(2)  the Expected Final Payment Date has occurred with respect to all Environmental Control Bonds of such Series not theretofore delivered to the Indenture Trustee for cancellation, and the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash, in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Environmental Control Bonds not theretofore delivered to the Indenture Trustee on the Expected Final Payment Date therefor;

(B)  the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer with respect to such Series; and

(C)  the Issuer has delivered to the Indenture Trustee and to the PSCWV an Officer’s Certificate, an Opinion of Counsel from external counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of registered public accountants, each meeting the applicable requirements of Section 11.01 and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to Environmental Control Bonds of such Series have been complied with.

(b)  Subject to Sections 4.01(c) and 4.02, the Issuer at any time may terminate (i) all its obligations under this Indenture with respect to the Environmental Control Bonds of any Series (“Legal Defeasance Option”) or (ii) its obligations under Sections 3.04, 3.05, 3.06, 3.07, 3.08, 3.09, 3.10, 3.12, 3.13, 3.14, 3.15, 3.16, 3.17, 3.18, 3.19 and 3.20 and the operation of Section 5.01(iv) (“Covenant Defeasance Option”) with respect to any Series of Environmental Control Bonds. The Issuer may exercise the Legal Defeasance Option with respect to any Series of Environmental Control Bonds notwithstanding its prior exercise of the Covenant Defeasance Option with respect to such Series.

If the Issuer exercises the Legal Defeasance Option with respect to any Series, the maturity of the Environmental Control Bonds of such Series may not be (a) accelerated because of an Event of Default or (b) except as provided in Section 4.02, redeemed. If the Issuer exercises the Covenant Defeasance Option with respect to any Series, the maturity of the Environmental Control Bonds of such Series may not be accelerated because of an Event of Default specified in Section 5.01(iv).

Upon satisfaction of the conditions set forth herein to the exercise of the Legal Defeasance Option or the Covenant Defeasance Option with respect to any Series of Environmental Control Bonds, the Indenture Trustee, on reasonable written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the obligations that are terminated pursuant to such exercise.

(c)  Notwithstanding Sections 4.01(a) and 4.01(b) above, (i) rights of registration of transfer and exchange, (ii) rights of substitution of mutilated, destroyed, lost or stolen Environmental Control Bonds, (iii) rights of Environmental Control Bondholders to receive payments of principal, premium, if any, and interest, but only from the amounts deposited with the Indenture Trustee for such payments, (iv) Sections 4.03 and 4.04, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.03) and (vi) the rights of Environmental Control Bondholders under this Indenture with respect to the property deposited with the Indenture Trustee payable to all or any of them, shall survive until the Environmental Control Bonds of the Series as to which this Indenture or certain obligations hereunder have be satisfied and discharged pursuant to Section 4.01(a) or 4.01(b) and have been paid in full. Thereafter, the obligations in Sections 6.07 and 4.04 with respect to such Series shall survive.

SECTION 4.02.  Conditions to Defeasance. The Issuer may exercise the Legal Defeasance Option or the Covenant Defeasance Option with respect to any Series of Environmental Control Bonds only if:

(a)  the Issuer irrevocably deposits or causes to be deposited in trust with the Indenture Trustee cash or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times will insure the availability of cash (or a combination thereof) for the payment of principal of and premium, if any, and interest on such Environmental Control Bonds to the Expected Payment Date, such deposit to be made in the Defeasance Subaccount for such Series of Environmental Control Bonds;

(b)  the Issuer delivers to the Indenture Trustee a certificate from a nationally recognized firm of independent registered public accountants expressing its opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited cash without investment will provide cash at such times and in such amounts (but, in the case of the Legal Defeasance Option only, not more than such amounts) as will be sufficient to pay in respect of the Environmental Control Bonds of such Series (i) principal in accordance with the Expected Sinking Fund Schedule therefor and (ii) interest when due;

(c)  in the case of the Legal Defeasance Option, ninety-five days pass after the deposit is made and during the ninety-five-day period no Default specified in Section 5.01(iv) or (v) occurs which is continuing at the end of the period;

(d)  no Default or Event of Default has occurred and is continuing on the day of such deposit and after giving effect thereto;

(e)  in the case of the Legal Defeasance Option, the Issuer delivers to the Indenture Trustee an Opinion of Counsel from external counsel stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Environmental Control Bonds of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of the exercise of such Legal Defeasance Option and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(f)  in the case of the Covenant Defeasance Option, the Issuer delivers to the Indenture Trustee an Opinion of Counsel to the effect that the Holders of the Environmental Control Bonds of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of the exercise of such Covenant Defeasance Option and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(g)  the Issuer delivers to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the satisfaction and discharge of the Environmental Control Bonds of such Series to the extent contemplated by this Article IV have been complied with; and

(h)  the Rating Agency Condition has been satisfied.

SECTION 4.03.  Application of Trust Money. All moneys or U.S. Government Obligations deposited with the Indenture Trustee pursuant to Section 4.01 or 4.02 hereof with respect to any Series of Environmental Control Bonds shall be held in trust in the Defeasance Subaccount for such Series and applied by it, in accordance with the provisions of the Environmental Control Bonds and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Environmental Control Bonds for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest. Such moneys shall be segregated and held apart solely for paying such Environmental Control Bonds and such Environmental Control Bonds shall not be entitled to any amounts on deposit in the Collection Account other than amounts on deposit in the Defeasance Subaccount for such Environmental Control Bonds.

SECTION 4.04.  Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture or the exercise of the Covenant Defeasance Option or the Legal Defeasance Option with respect to the Environmental Control Bonds of any Series, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Environmental Control Bonds shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

ARTICLE V

Remedies

SECTION 5.01.  Events of Default. “Event of Default” with respect to any Series, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)  default in the payment of any interest on any Environmental Control Bond when the same becomes due and payable, and such default shall continue for a period of five Business Days;

(ii)  default in the payment of the then unpaid principal of any Environmental Control Bond of any Series on the Series Termination Date for such Series or, if applicable, any Tranche on the Tranche Termination Date for such Tranche;

(iii)  default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is specifically dealt with in clause (i) or (ii) above), or any material representation or warranty of the Issuer made in this Indenture or in any certificate or writing delivered pursuant hereto or in connection herewith proves to have been incorrect in any material respect as of the time when made, and such default shall continue or not be cured, or such representation or warranty shall continue to be incorrect or not cured, as applicable, for a period of thirty days after the earlier of (A) the date there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Environmental Control Bonds of any Series, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or (B) the date that the Issuer has actual knowledge of the default;

(iv)  the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Collateral in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of ninety consecutive days;

(v)  the commencement by the Issuer of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing; or

(vi)  any act or failure to act by the State of West Virginia or any of its agencies (including the PSCWV), officers or employees that violates or is not in accordance with the pledge and agreement of the State of West Virginia in Section (q) of the Statute (W.Va Code, § 24-2-4e(q)).

The Issuer shall deliver to a Responsible Officer of the Indenture Trustee, the PSCWV and the Rating Agencies, within five days after an Authorized Officer has knowledge of the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii) above, its status and what action the Issuer is taking or proposes to take with respect thereto. An Event of Default with respect to one Series of Environmental Control Bonds will not automatically trigger an Event of Default with respect to any other Outstanding Series of Environmental Control Bonds.

SECTION 5.02.  Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default under Section 5.01(vi)) occurs and is continuing with respect to any Series, then and in every such case either the Indenture Trustee or the Holders of Environmental Control Bonds representing not less than a majority of the Outstanding Amount of the Environmental Control Bonds of such Series may, but need not, declare the Environmental Control Bonds of such Series to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee and the PSCWV if given by Environmental Control Bondholders), and upon any such declaration the unpaid principal amount of the Environmental Control Bonds of such Series, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of Environmental Control Bonds representing a majority of the Outstanding Amount of the Environmental Control Bonds of such Series, by written notice to the Issuer, the PSCWV and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i)  the Issuer has paid or deposited with the Indenture Trustee, for deposit in the General Subaccount of the Collection Account, a sum sufficient to pay

(A)  all payments of principal of and premium, if any, and interest on all Environmental Control Bonds of all Series due and owing and all other amounts that would then be due hereunder or upon such Environmental Control Bonds if the Event of Default giving rise to such acceleration had not occurred; and

(B)  all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(ii)  all Events of Default with respect to such Series, other than the nonpayment of the principal of the Environmental Control Bonds of such Series during that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

SECTION 5.03.  Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Environmental Control Bond when such interest becomes due and payable and such Default continues for a period of five Business Days, or (ii) default is made in the payment of the then unpaid principal of any Environmental Control Bond on the Series Termination Date or Tranche Termination Date, as applicable, therefor, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of the Environmental Control Bonds of such Series, such amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel and the whole amount then due and payable on such Environmental Control Bonds for principal, premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the respective Bond Rate of such Series or the applicable Tranche of such Series and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b)  In case the Issuer shall fail forthwith to pay the amounts specified in clause (a) above upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Environmental Control Bonds and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Environmental Control Bonds, wherever situated, the moneys adjudged or decreed to be payable.

(c)  If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Environmental Control Bondholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law including foreclosing or otherwise enforcing the lien on the Transferred Environmental Control Property securing the Environmental Control Bonds or applying to the PSCWV or to a court of competent jurisdiction in accordance with the Statute for sequestration of revenues arising with respect to such Transferred Environmental Control Property.

(d)  In case there shall be pending, relative to the Issuer or any other obligor upon the Environmental Control Bonds or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Environmental Control Bonds, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Environmental Control Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)  to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Environmental Control Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith), the Environmental Control Bondholders;

(ii)  unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Environmental Control Bonds in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)  to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Environmental Control Bondholders and of the Indenture Trustee on their behalf; and

(iv)  to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Environmental Control Bonds allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Environmental Control Bondholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Environmental Control Bondholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

(e)  Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Environmental Control Bondholder any plan of reorganization, arrangement, adjustment or composition affecting the Environmental Control Bonds or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Environmental Control Bondholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)  All rights of action and of asserting claims under this Indenture, or under any of the Environmental Control Bonds of any Series, may be enforced by the Indenture Trustee without the possession of any of the Environmental Control Bonds of such Series or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Environmental Control Bonds of such Series.

(g)  In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Environmental Control Bonds, and it shall not be necessary to make any Environmental Control Bondholder a party to any such Proceedings.

SECTION 5.04.  Remedies; Priorities. (a) If an Event of Default (other than an Event of Default under Section 5.01(vi)) occurs and is continuing with respect to a Series, the Indenture Trustee may do one or more of the following (subject to Section 5.05):

(i)  institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Environmental Control Bonds of such Series or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Environmental Control Bonds moneys adjudged due;

(ii)  institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Series Collateral;

(iii)  exercise any remedies of a secured party under the West Virginia UCC, the Delaware UCC or the Statute or any other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Environmental Control Bonds of such Series;

(iv)  sell the Series Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; and

(v)  exercise all rights, remedies, powers, privileges and claims of the Issuer against the Transferor, the Seller, the Servicer or any Swap Counterparty under or in connection with the Transfer Agreement, the Sale Agreement, the Servicing Agreement or the related Swap Agreement as provided in Section 3.20(b);

provided, however, that the Indenture Trustee may not sell or otherwise liquidate any portion of the Collateral following an Event of Default, other than an Event of Default described in Section 5.01(i) or (ii), with respect to any Series unless (A) the Holders of 100% of the Outstanding Amount of the Environmental Control Bonds of all Series consent in writing thereto, (B) the proceeds of such sale or liquidation distributable to the Environmental Control Bondholders of all Series are sufficient to discharge in full all amounts then due and unpaid upon such Environmental Control Bonds for principal, premium, if any, and interest or (C) the Indenture Trustee determines, after having been advised in writing by the Servicer, that the Collateral will not continue to provide sufficient funds for all payments on the Environmental Control Bonds of all Series as they would have become due if the Environmental Control Bonds had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of 66 2/3% of the Outstanding Amount of the Environmental Control Bonds of all Series. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

(b)  If an Event of Default under Section 5.01(vi) occurs and is continuing, the Indenture Trustee, for the benefit of the Holders of the related Series, shall be entitled and empowered to the extent permitted by applicable law to institute or participate in Proceedings reasonably necessary to compel performance of or to enforce the pledge and agreement of the State of West Virginia in Section (q) of the Statute (W.Va Code, § 24-2-4e(q)) and to collect monetary damages incurred by the Holders or the Indenture Trustee as a result of any such Event of Default, and may prosecute any such Proceedings to final judgment or decree. Such remedy shall be the only remedy that the Indenture Trustee may exercise if the only Event of Default that has occurred and is continuing is an Event of Default under Section 5.01(vi).

(c)  If the Indenture Trustee collects any money pursuant to this Article V, it shall pay out such money in accordance with the priorities set forth in Section 8.02(e).

SECTION 5.05.  Optional Preservation of the Collateral. If the Environmental Control Bonds of any Series have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect, as provided in Section 5.11(iii), to maintain possession of the related Series Collateral and not sell or liquidate the same. It is the desire of the parties hereto and the Environmental Control Bondholders that there be at all times sufficient funds for the payment of principal of and premium, if any, and interest on the Environmental Control Bonds, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Series Collateral or sell or liquidate the same. In determining whether to maintain possession of the Series Collateral or sell or liquidate the same, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or registered public accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Series Collateral for such purpose.

SECTION 5.06.  Limitation of Proceedings. No Holder of any Environmental Control Bond of any Series shall have any right to institute any Proceeding, judicial or otherwise, or to avail itself of the remedies provided in the Statute, with respect to this Indenture and the related Series Supplement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i)  such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default with respect to such Series;

(ii)  the Holders of not less than 25% of the Outstanding Amount of the Environmental Control Bonds of each Series have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii)  such Holder or Holders have offered to the Indenture Trustee security or indemnity reasonably satisfactory to the Indenture Trustee against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)  the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v)  no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Environmental Control Bonds of all Series;

it being understood and intended that no one or more Holders of Environmental Control Bonds shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Environmental Control Bonds or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Environmental Control Bonds, each representing less than a majority of the Outstanding Amount of the Environmental Control Bonds of all Series, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

SECTION 5.07.  Unconditional Rights of Environmental Control Bondholders To Receive Principal, Premium, if any, and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Environmental Control Bond shall have the right, which is absolute and unconditional, (a) to receive payment of (i) the interest, if any, on such Environmental Control Bond on or after the due dates thereof expressed in such Environmental Control Bond or in this Indenture or (ii) the unpaid principal, if any, of such Environmental Control Bonds on or after the Series Termination Date or Tranche Termination Date therefor and

(b) to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 5.08.  Restoration of Rights and Remedies. If the Indenture Trustee or any Environmental Control Bondholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Environmental Control Bondholder, then and in every such case the Issuer, the Indenture Trustee and the Environmental Control Bondholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Environmental Control Bondholders shall continue as though no such Proceeding had been instituted.

SECTION 5.09.  Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Environmental Control Bondholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.10.  Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Environmental Control Bondholder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Environmental Control Bondholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Environmental Control Bondholders, as the case may be.

SECTION 5.11.  Control by Environmental Control Bondholders. The Holders of not less than a majority of the Outstanding Amount of the Environmental Control Bonds of all Series (or, if less than all Series or Tranches are affected, the affected Series or Tranche or Tranches) shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Environmental Control Bonds of such Series or Tranche or Tranches of exercising any trust or power conferred on the Indenture Trustee with respect to such Series or Tranche or Tranches; provided that

(i)  such direction shall not be in conflict with any rule of law or with this Indenture;

(ii)  subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate any Series Collateral shall be by the Holders of Environmental Control Bonds representing not less than 100% of the Outstanding Amount of the Environmental Control Bonds of the affected Series;

(iii)  if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Series Collateral pursuant to such Section and not sell or liquidate the same, then any direction to the Indenture Trustee by Holders of Environmental Control Bonds representing less than 100% of the Outstanding Amount of the Environmental Control Bonds of all Series to sell or liquidate the Series Collateral shall be of no force and effect; and

(iv)  the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability for which it would not be adequately indemnified to its satisfaction against any cost, expense or liability or if the Indenture Trustee determines that such action might materially and adversely affect the rights of any Holders not consenting to such action.

SECTION 5.12.  Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Environmental Control Bonds of all Series as provided in Section 5.02 and upon satisfaction of the PSCWV Condition set forth in 9.03 of this Indenture, the Holders of not less than a majority of the Outstanding Amount of the Environmental Control Bonds of an affected Series may waive any past Default or Event of Default and its consequences except a Default (i) in payment of principal of or premium, if any, or interest on any of the Environmental Control Bonds or (ii) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holders of each Environmental Control Bond of all Series or Tranches affected. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Environmental Control Bonds shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 5.13.  Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Environmental Control Bond by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Environmental Control Bondholder, or group of Environmental Control Bondholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Environmental Control Bonds of a

Series or (c) any suit instituted by any Environmental Control Bondholder for the enforcement of the payment of (i) interest on any Environmental Control Bond on or after the due dates expressed in such Environmental Control Bond and in this Indenture or (ii) the unpaid principal, if any, of any Environmental Control Bond on or after the Series Termination Date or Tranche Termination Date, if applicable, therefor.

SECTION 5.14.  Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15.  Action on Environmental Control Bonds. The Indenture Trustee’s right to seek and recover judgment on the Environmental Control Bonds or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Environmental Control Bondholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.

ARTICLE VI

The Indenture Trustee

SECTION 6.01.  Duties and Liabilities of Indenture Trustee. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)  Except during the continuance of an Event of Default:

(i)  the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii)  in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture.

(c)  The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)       this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)  the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)     the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

(d)  Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b) and (c) of this Section 6.01.

(e)  The Indenture Trustee shall not be liable for interest on any money received by it except as provided in this Indenture or as the Indenture Trustee may agree in writing with the Issuer.

(f)  Money held in trust by the Indenture Trustee need not be segregated from other funds held by the Trustee except to the extent required by law or the terms of this Indenture or the Transfer Agreement, the Sale Agreement, the Servicing Agreement or any Swap Agreement.

(g)  No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)  Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

(i)  Under no circumstances shall the Indenture Trustee be liable for any indebtedness evidenced by or arising under the Environmental Control Bonds or any Basic Document.

(j)     If and for so long as the Issuer continues to file periodic reports with the Commission pursuant to the Exchange Act, on or before March 15th of each fiscal year ending December 31, the Indenture Trustee shall (i) deliver to the Issuer a report (in form and substance reasonably satisfactory to the Issuer and addressed to the Issuer and signed by a Responsible Officer of the Indenture Trustee) regarding the Indenture Trustee’s assessment of compliance, during the immediately preceding fiscal year ending December 31, with each of the applicable servicing criteria specified on Appendix C hereto as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB and (ii) deliver to the Issuer a report of an Independent registered public accounting firm reasonably acceptable to the Issuer that attests to and reports on, in accordance with Rules 1-02(a)(3) and 2-01(g) of Regulation S-X under the

Securities Act and the Exchange Act, the assessment of compliance made by the Indenture Trustee and delivered pursuant to subclause (i) of this clause (j).

SECTION 6.02.  Rights of Indenture Trustee.   (a)  The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in the document.

(b)  Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or an Opinion of Counsel.

(c)  The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d)  The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)  The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Environmental Control Bonds shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 6.03.  Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Environmental Control Bonds and may otherwise deal with the Issuer or its affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Bond Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

SECTION 6.04.  Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Environmental Control Bonds. The Indenture Trustee shall not be accountable for the Issuer’s use of the proceeds from the Environmental Control Bonds, and the Indenture Trustee shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Environmental Control Bonds or in the Environmental Control Bonds other than the Indenture Trustee’s certificate of authentication. The Indenture Trustee shall not be responsible for the form, character, genuineness, sufficiency, value or validity of any of the Collateral, or for or in respect of the validity or sufficiency of the Environmental Control Bonds (other than the certificate of authentication for the Environmental

Control Bonds) or the Basic Documents and the Indenture Trustee shall in no event assume or incur any liability, duty or obligation to any Holder of an Environmental Control Bond, other than is expressly provided for in this Indenture. The Indenture Trustee shall not be liable for the default or misconduct of the Issuer, the Transferor, the Seller, the Servicer or any Swap Counterparty and the Indenture Trustee shall have no obligation or liability to perform the obligations of the Issuer.

SECTION 6.05.  Notice of Defaults. If a Default or Event of Default occurs and is continuing with respect to any Series and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Holder of Environmental Control Bonds of all Series, the PSCWV and to the Rating Agencies notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or premium, if any, or interest on any Environmental Control Bond, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Environmental Control Bondholders.

SECTION 6.06.  Reports by Indenture Trustee to Holders. (a) So long as the Indenture Trustee is the Bond Registrar, upon the written request of any Owner, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Bonds, the Indenture Trustee shall deliver to each relevant current or former Owner such information as may be required to enable such Owner to prepare its Federal and state income tax returns.

(b)  With respect to each Series of Environmental Control Bonds, on or prior to each Payment Date or Special Payment Date therefor, the Indenture Trustee will make available on its website at www.usbank.com/abs,  a statement prepared by the Servicer in accordance with Section 5.12 of the Servicing Agreement to each Holder of Environmental Control Bonds and the PSCWV which will include (to the extent applicable) the following information (and any other information so specified in the Series Supplement for such Series) as to the Environmental Control Bonds of such Series with respect to such Payment Date, or Special Payment Date or the period since the previous Payment Date or Special Payment Date, as applicable:

(i)      the amount paid to Holders of such Environmental Control Bonds in respect of principal, such amount to be expressed as a dollar amount per thousand;

(ii)  the amount paid to Holders of such Environmental Control Bonds in respect of interest, such amount to be expressed as a dollar amount per thousand;

(iii)     the Environmental Control Bond Balance, after giving effect to the payments to be made on such Payment Date, and the Projected Environmental Control Bond Balance, in each case for such Series and as of the most recent Payment Date, and the difference between such amounts;

(iv)     the amount, if any, on deposit in the Capital Subaccount and the Required Capital Amount, in each case as of that Payment Date;

(v)  the amount, if any, on deposit in the Excess Funds Subaccount as of that Payment Date;

(vi)     the amount, if any, to be paid to each Swap Counterparty on that Payment Date to the extent provided in any Swap Agreement;

(vii)    the amount paid or to be paid to the Indenture Trustee since the previous Payment Date;

(viii)   the amount paid or to be paid to the Servicer since the previous Payment Date;

(ix)      the amount paid to the Administrator since the previous Payment Date; and

(x)       the amount of any other transfers and payments made pursuant to the Indenture since the previous Payment Date.

(c)  The Indenture Trustee’s responsibility for disbursing the information described in subsection (b) above to Holders of Environmental Control Bonds and the PSCWV is limited to the availability, timeliness and accuracy of the information provided by the Servicer pursuant to the Servicing Agreement and the Indenture Trustee shall not be responsible for, and shall have no liability with respect to verifying such information.

SECTION 6.07.  Compensation and Indemnity. The Issuer shall pay to the Indenture Trustee from time to time compensation for its services. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify and hold harmless the Indenture Trustee and its officers, directors, employees and agents, to the extent permitted by law, from and against any and all costs, damages, expenses, losses, taxes (other than taxes imposed on the Indenture Trustee in connection with fees and amounts earned or obtained in accordance with this Indenture), liabilities or other amounts whatsoever (including reasonable counsel fees and expenses) incurred by the Indenture Trustee in connection with the administration of this trust, the enforcement of this trust and all of the Indenture Trustee’s rights, powers and duties under this Indenture and the other Basic Documents to which the Indenture Trustee is a party and the performance by the Indenture Trustee of the duties and obligations of the Indenture Trustee under or pursuant to this Indenture and the other Basic Documents to which the Indenture Trustee is a party. The Indenture Trustee shall notify the Issuer as soon as is reasonably practicable of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Indenture Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee (i) through the Indenture

Trustee’s own willful misconduct, negligence or bad faith or (ii) to the extent the Indenture Trustee was reimbursed for or indemnified against any such loss, liability or expense by the Transferor pursuant to the Transfer Agreement, the Seller pursuant to the Sale Agreement or by the Servicer pursuant to the Servicing Agreement.

The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture or the earlier resignation or removal of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of a Default or Event of Default specified in Section 5.01(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or similar law.

SECTION 6.08.  Replacement of Indenture Trustee. The Indenture Trustee may resign at any time upon 30 days’ prior written notice by so notifying the Issuer. The Holders of a majority in Outstanding Amount of the Environmental Control Bonds of all Series may remove the Indenture Trustee by so notifying the Issuer and the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(i)  the Indenture Trustee fails to comply with Section 6.11;

(ii)  the Indenture Trustee is adjudged a bankrupt or insolvent;

(iii)  a receiver or other public officer takes charge of the Indenture Trustee or its property;

(iv)  the Indenture Trustee otherwise becomes incapable of acting.

(v)  the Indenture Trustee fails to provide to the Issuer any information reasonably requested by the Issuer pertaining to the Indenture Trustee and necessary for the Issuer to comply with its reporting obligations under the Exchange Act and Regulation AB and such failure is not resolved to the Issuer’s and the Indenture Trustee’s mutual satisfaction within a reasonable period of time.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the “Retiring Indenture Trustee”), the Issuer shall promptly appoint a successor Indenture Trustee.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the Retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the Retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. No resignation or removal of the Indenture Trustee pursuant to this Section 6.08 shall become effective until the acceptance of the appointment by a successor Indenture Trustee. The successor Indenture Trustee shall mail a notice of its succession to Environmental Control Bondholders. The Retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within 60 days after the Retiring Indenture Trustee resigns or is removed, the Retiring Indenture Trustee, the Issuer or the Holders of a majority in Outstanding Amount of the Environmental Control Bonds of all Series may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Environmental Control Bondholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

The Issuer shall promptly furnish written notification of the appointment of any successor Indenture Trustee pursuant to this Section 6.08 to each of the Rating Agencies. The Issuer shall be responsible for payment of the expenses of any resignation or removal of the Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.08, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the Retiring Indenture Trustee.

SECTION 6.09.  Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association shall, without any further act, be the successor Indenture Trustee. The Issuer shall promptly furnish written notification of any such successor Indenture Trustee to each of the Rating Agencies.

If at the time such successor or successors by merger, conversion consolidation or transfer shall succeed to the trusts created by this Indenture, any of the Environmental Control Bonds shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any Retiring Indenture Trustee, and deliver such Environmental Control Bonds so authenticated; and if at that time any of the Environmental Control Bonds shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Environmental Control Bonds either in the name of any Retiring Indenture Trustee hereunder or in the name of the successor to the Indenture Trustee. Such certificates so authenticated shall have the full force and effect equal to any other Environmental Control Bond authenticated in accordance with the terms of this Indenture.

SECTION 6.10.  Appointment of Co-Trustee or Separate Trustee. (a) Not-withstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Environmental Control Bondholders, such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Environmental Control Bondholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof. Notes of any such appointment shall be promptly given to each Rating Agency and to the PSCWV by the Trustee.

(b)  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)  all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)  no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)  the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)  Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d)  Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 6.11.  Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA § 310(a) and rule 3a-7 under the Investment Company

Act of 1940. The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have a long term debt rating of “Baa3” or better by Moody’s and “BBB-“ by Standard & Poor’s and Fitch (if currently rated by Fitch). The Indenture Trustee shall comply with TIA § 310(b), including the optional provision permitted by the second sentence of TIA § 310(b)(9); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 6.12.  Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Indenture Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

SECTION 6.13.  Representations and Warranties of Indenture Trustee. The Indenture Trustee hereby represents and warrants that:

(i)     the Indenture Trustee is a national banking association validly existing and in good standing under the laws of the United States; and

(ii)   the Indenture Trustee has full power, authority and legal right to execute, deliver and perform this Indenture and the Basic Documents to which the Indenture Trustee is a party and has taken all necessary action to authorize the execution, delivery, and performance by it of this Indenture and such Basic Documents.

SECTION 6.14.  Annual Report by Independent Public Accountants. In the event the firm of independent registered public accountants requires the Indenture Trustee to agree or consent to the procedures performed by such firm pursuant to Section 3.06 of the Servicing Agreement, the Indenture Trustee shall deliver such letter of agreement or consent in conclusive reliance upon the written direction of the Issuer in accordance with Section [ ] of the Servicing Agreement.

SECTION 6.15.  Custody of Collateral. The Indenture Trustee shall hold such of the Collateral (and any other collateral that may be granted to the Indenture Trustee) as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit, and advices of credit in the State of Minnesota. The Indenture Trustee shall hold such of the Collateral as constitute investment property through a securities intermediary (which may be the entity acting as Indenture Trustee), which securities intermediary shall agree (and, to the extent that the entity acting as Indenture Trustee is the securities intermediary, such entity hereby agrees with respect to itself as securities intermediary) with such entity that (a) such investment property shall at all times be credited to a securities account of the Indenture Trustee, (b) such securities intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) such securities intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity, (e) such securities intermediary will not agree with any person other than the Indenture Trustee to comply with entitlement orders originated by such other person, (f) such securities accounts and the property credited thereto shall not be subject to any Lien, security interest, right of set-off in favor of such securities intermediary or anyone claiming through it (other than the Indenture Trustee), and (g) such agreement shall be governed by the internal laws of the State of West Virginia. Terms used in the preceding sentence that are defined in the UCC and not otherwise defined herein shall have the meaning set forth in the UCC. Except as permitted by this Section 6.15, or elsewhere in this Indenture, the Indenture Trustee shall not hold Collateral through an agent or a nominee.

ARTICLE VII

Environmental Control Bondholders’ Lists and Reports

SECTION 7.01.  Issuer To Furnish Indenture Trustee Names and Addresses of Environmental Control Bondholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after the earlier of (i) each Record Date with respect to each Series and (ii) three months after the last Record Date with respect to each Series, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Environmental Control Bonds of such Series as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Bond Registrar, no such list shall be required to be furnished.

SECTION 7.02.  Preservation of Information; Communications to Environmental Control Bondholders. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Environmental Control Bonds contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Environmental Control Bonds received by the Indenture Trustee in its capacity as Bond Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b)  Environmental Control Bondholders may communicate pursuant to TIA § 312(b) with other Environmental Control Bondholders with respect to their rights under this Indenture or under the Environmental Control Bonds. In addition, upon the written request of any Holder or group of Holders of any Series or of all Outstanding Series of Environmental Control Bonds evidencing not less than 10 percent of the Outstanding Amount of the Environmental Control Bonds of that Series or of all Series, as applicable, the Indenture Trustee shall afford the Holder or Holders making such request access during normal business hours to a copy of a current list of Holders of that Series of all Outstanding Series, as applicable, for purposes of communicating with other Holders with respect to their rights hereunder.

(c)  The Issuer, the Indenture Trustee and the Bond Registrar shall have the protection of TIA § 312(c).

SECTION 7.03.  Reports by Issuer. (a) The Issuer shall:

(i)  file with the Indenture Trustee and the PSCWV, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii)  file with the Indenture Trustee and the PSCWV and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii)  supply to the Indenture Trustee and the PSCWV (and the Indenture Trustee shall transmit to all Environmental Control Bondholders described in TIA § 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) as may be required by rules and regulations prescribed from time to time by the Commission; provided, however, that the Indenture Trustee shall be deemed to have been furnished and notified of all filings made by the Issuer with the Commission on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.

(b)  Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

SECTION 7.04.  Reports by Indenture Trustee. If required by TIA § 313(a), within 60 days after January 1st of each year, commencing with the year after the issuance of the Environmental Control Bonds of any Series, the Indenture Trustee shall mail to each Holder of Environmental Control Bonds of such Series as required by TIA § 313(c) a brief report dated as of such date that complies with TIA § 313(a). The Indenture Trustee also shall comply with TIA § 313(b); provided, however, that the initial report so issued shall be delivered not more than 12 months after the initial issuance of each Series.

A copy of each report at the time of its mailing to Environmental Control Bondholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Environmental Control Bonds are listed. The Issuer shall notify the Indenture Trustee in writing if and when the Environmental Control Bonds are listed on any stock exchange.

SECTION 7.05.  Provision of Servicer Reports. Upon the written request of any Environmental Control Bondholder to the Indenture Trustee addressed to the Corporate Trust Office, the Indenture Trustee shall provide such Environmental Control Bondholder with a copy of the Officer’s Certificate referred to in Section 3.05 of the Servicing Agreement and the Annual Accountant’s Report referred to in Section 3.06 of the Servicing Agreement.

ARTICLE VIII

Accounts, Disbursements and Releases

SECTION 8.01.  Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

SECTION 8.02.  Collection Account. (a) On or prior to the Series Issuance Date for the first Series issued hereunder, the Issuer shall open, with the Indenture Trustee or with another Eligible Institution, one or more non-interest bearing segregated trust accounts in the Indenture Trustee’s name for the deposit of Environmental Control Charge Collections for such Series of Bonds and all other amounts received with respect to the Series Collateral servicing such Series of Bonds (each, a “Collection Account” and collectively, the “Collection Accounts”). The Indenture Trustee shall hold each Collection Account for the benefit of the related Environmental Control Bondholders, the Indenture Trustee and the other Persons indemnified hereunder. The Collection Account for each Series of Environmental Control Bonds will initially be divided into subaccounts, which need not be separate bank accounts: a general subaccount (each, a “General Subaccount”), a capital subaccount (each, a “Capital Subaccount”), an excess funds subaccount (each, an “Excess Funds Subaccount”) and a tranche subaccount for any Tranche of any Series that has a floating rate of interest as specified in any Series Supplement (each, a “Tranche Subaccount”). Prior to depositing funds or U.S. Government Obligations in the Collection Account pursuant to Sections 4.01 or 4.02, the Issuer shall establish defeasance subaccounts (each a “Defeasance Subaccount”) for each Series for which funds shall be deposited, as subaccounts of the Collection Account. All amounts in the Collection Account for any Series of Bonds not allocated to any other subaccount shall be allocated to the General Subaccount for such Series of Bonds. All payments received by the Indenture Trustee from any Swap Counterparty at any time shall be deposited in the related Tranche Subaccount All references to the Collection Account shall be deemed to include reference to all subaccounts contained therein. Withdrawals from and deposits to each of the foregoing subaccounts of any Collection Account shall be made as set forth in Sections 4.01, 4.02, 4.03 and 8.02(c), (d), (e), (g) and (h). Such Collection Account shall at all times be maintained in an Eligible Deposit Account and only the Indenture Trustee shall have access to such Collection Account for the purpose of making deposits in and withdrawals from such Collection Account in accordance with this Indenture. Funds in the Collection Account shall not be commingled with any other moneys, including moneys in any other Collection Account. All moneys deposited from time to time in a Collection Account, all deposits therein pursuant to this Indenture, and all investments made in Eligible Investments with such moneys, including all income or other gain from such investments, shall be held by the Indenture Trustee in such

Collection Account for such Series of Bonds as part of the Series Collateral securing such Bonds as herein provided. The Indenture Trustee shall have sole dominion and exclusive control over all moneys in such Collection Account and shall apply such amounts therein as provided in this Section 8.02.

The Securities Intermediary hereby confirms that (i) each Collection Account is, or at inception will be established as, a “securities account” as such term is defined in Section 8-501(a) of the UCC, (ii) it is a “securities intermediary” (as such term is defined in Section 8-102(a)(14) of the UCC) and is acting in such capacity with respect to such accounts, and (iii) the Indenture Trustee for the benefit of the Secured Parties is the sole “entitlement holder” (as such term is defined in Section 8-102(a)(7) of the UCC) with respect to such accounts and not other Person shall have the right to give “entitlement orders" (as such term is defined in Section 8-102(a)(8)) with respect to such accounts. The Securities Intermediary hereby further agrees that each item of property (whether investment property, financial asset, security, instrument or cash) received by it will be credited to the applicable Collection Account and shall be treated by it as “financial asset” within the meaning of Section 8-102(a)(9) of the UCC. Notwithstanding anything to the contrary, the State of West Virginia shall be deemed to be the jurisdiction of the Securities Intermediary for purposes of Section 8-110 of the UCC.

(b)  All or a portion of the funds in each Collection Account shall be invested in Eligible Investments and reinvested by the Indenture Trustee at the written direction of the Servicer unless otherwise directed by Issuer Order; provided, however, that (i) such Eligible Investments shall not mature later than the Business Day prior to the next Payment Date for the related Series or Tranche, (ii) such Eligible Investments shall not be sold, liquidated or otherwise disposed of at a loss prior to the maturity thereof, and (iii) no funds in the Defeasance Subaccount for any Series of Environmental Control Bonds shall be invested in Eligible Investments or otherwise, except that U.S. Government Obligations deposited by the Issuer with the Indenture Trustee pursuant to Sections 4.01 or 4.02 shall remain as such. All income or other gain from investments of moneys deposited in each Collection Account shall be deposited by the Indenture Trustee in such Collection Account, and any loss resulting from such investments shall be charged to such Collection Account. The Issuer shall not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in each Collection Account unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect. Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable for the selection of Eligible Investments or for investment losses incurred thereon except for losses attributable to the Indenture Trustee’s failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as Indenture Trustee, in accordance with their terms. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or the failure of the Issuer to provide timely written investment direction. The Indenture Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction pursuant to an Issuer Order.  The Indenture Trustee is authorized to deposit uninvested funds in non-interest bearing, unsecured demand deposit accounts at affiliated banks, purchase and sell investment securities through or from affiliated banks and broker-dealers, and invest funds in registered investment companies that receive investment management and custodial services from the Indenture Trustee or its affiliates. Except as otherwise provided hereunder, the Issuer shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of securities held hereunder, and, in general, to exercise each and every other power or right with respect to each such asset or investment as individuals generally have and enjoy with respect to their own assets and investments, including power to vote upon any securities.

(c)  Any Environmental Control Charge Collections, all investment earnings on the subaccounts in the Collection Account, and Indemnity Amounts remitted to the Indenture Trustee by the Transferor, the Seller or the Servicer or otherwise received by the Indenture Trustee, any other proceeds of Collateral received by the Servicer, the Issuer or the Indenture Trustee and any amounts paid by any Swap Counterparty under a Swap Agreement received by the Servicer, the Issuer or the Indenture Trustee, shall be deposited in the General Subaccount.

(d)  On the Business Day preceding the Payment Date, the Indenture Trustee, at the written direction of the Servicer, shall allocate to each Tranche Subaccount the amounts specified in the related Series Supplement. Such amounts shall be so allocated after taking into account all allocations and payments required in connection with such Payment Date under clauses (e)(i) through (v) below; provided that in the event of any shortfall of amounts to be allocated pursuant to clause (e)(v) among more than one Tranche of the applicable Series amounts shall be allocated pursuant to clause (e)(v) among more than one Tranche of the applicable Series, amounts shall be allocated to such Tranche Subaccount on a Pro Rata basis with all other Tranches of the relevant Series. Amounts in each Tranche Subaccount shall be applied as provided in the related Series Supplement.

(e)  On each Payment Date for any Series of Bonds, or before each Payment Date to the extent otherwise specified in the related Series Supplement with respect to any Tranche Subaccount, or if such day is not a Business Day, on the following Business Day, the Indenture Trustee shall, at the written direction of the Servicer as set forth in an Officer’s Certificate delivered to the Indenture Trustee in accordance with Section 5.12 of the Servicing Agreement, apply all amounts on deposit in the General Subaccount of the Collection Account for a particular Series of Bonds and any investment earnings on the Subaccounts in the Collection Account, after allocating to any Tranche Subaccount in accordance with clause (d) above and the related payment to each Swap Counterparty in accordance with the related Series Supplement, and in the following priority:

(i)  to the Indenture Trustee, all amounts due and owing to the Indenture Trustee (or the allocable share of such amounts, if Additional Bonds are Outstanding) as of such Payment Date (including any Indemnity Amounts);

(ii)  to the Servicer, the Servicing Fee for such Payment Date and all unpaid Servicing Fees from prior Payment Dates (or the allocable share of such Servicing Fees, if Additional Bonds are Outstanding) shall be paid to the Servicer;

(iii)  to the Administrator, the Administrative Fee payable on such Payment Date under the Issuer Administration Agreement (or the allocable share of such Administrative Fee, if Additional Bonds are Outstanding), together with any unpaid Administrative Fees from prior Payment Dates, and to the Independent Managers, their fees in an amount equal to $1,000 plus expenses for such Payment Date, together with any unpaid fees from prior Payment Dates;

(iv)  so long as no Event of Default has occurred and is continuing or would be caused by such payment, all Operating Expenses (including the allocable share of all Operating Expenses not directly attributable to the Bonds or the trusts administered hereunder) other than distributions made in accordance with clauses (i), (ii) and (iii) above shall be paid to the Persons entitled thereto;

(v)  an amount equal to the sum of (1) the interest then due and owing on such Payment Date with respect to such Series of Bonds, (2) any amount in respect of periodic payments that are required to be made to any Swap Counterparty on any Swap Agreement with respect to any Floating Rate Bonds and (3) any deferred interest on any Floating Rate Bonds;

(vi)  payment of the principal due and payable on each Tranche of the Bonds of all Series as a result of (1) Final Maturity Date, (2)  any acceleration under Section 5.02, (3) payment of the principal due and payable on each Tranche of Bonds according to the Expected Sinking Fund Schedule, and (4) any Swap Termination Payments that result from (a) the failure of the Issuer to pay any amount due under the applicable Swap Agreement within five Business Days, (b) any breach of any Swap Agreement by the Issuer or the Indenture Trustee where the applicable Swap Counterparty is not the defaulting party or the solely affected party, (c) any Issuer Bankruptcy, (d) any merger or consolidation of the Issuer where no successor assumes the Issuer’s liabilities under the related Swap Agreement, (e) any failure or termination of the security interest under this Indenture or (f) termination of any Swap Agreement as a result of a tax event, any illegality, a tax event upon merger, any acceleration of the Bonds under Section 5.02 following an event of default or a change in the applicable laws that makes any Swap Agreement unenforceable;

(vii)  all remaining unpaid Operating Expenses (or the allocable share of such Operating Expenses if Additional Bonds are Outstanding) and Indemnity Amounts shall be paid to the Persons entitled thereto;

(viii)  any amount necessary to replenish any shortfalls in the Capital Subaccount below the Required Capital Amount shall be allocated to the Capital Subaccount;

(ix)  after the payment of the Bonds in full, any other payments required to be paid under any Swap Agreement as specified in the related Swap Agreement shall be paid to the respective Swap Counterparty, excluding such payments made pursuant to clauses (v) or (vi), above or a Senior Termination Event (as such term is defined in the applicable Swap Agreement);

(x)  provided that no Event of Default has occurred and is continuing, an amount up to the amount of the Capital Equity Return (including any portion of the Capital Equity Return for a prior Payment Date that has not yet been paid) will be released to the Seller, free from the lien of this Indenture; and

(xi)  the balance, if any, shall be allocated to the Excess Funds Subaccount.

(f)  “Pro Rata” means with respect to the Bonds or any Tranche of Bonds, the ratio (i) in the case of clause (e)(v) above, the numerator of which is the aggregate amount of Interest payable or net amount payable to a Swap Counterparty under any Swap Agreement with respect to the Bonds or such Tranche on such Payment Date and the denominator of which is the sum of the aggregate amounts of interest payable and aggregate of the net amounts payable under all Swap Agreements with respect to the Bonds or such Tranche; and (ii) in the case of other clauses in clause (e) above, the numerator of which is the aggregate amount of principal scheduled to be paid or payable on such Payment Date with respect to all Bonds or any Tranche of Bonds on such Payment Date and the denominator of which is the sum of the aggregate amounts of principal scheduled to be paid or payable with respect to all Outstanding Tranches on such Payment Date.

(g)  If, on any Payment Date with respect to all Outstanding Tranches of any Series, funds on deposit in the General Subaccount (and, with respect to interest on the Bonds with a floating rate of interest, the Tranche Subaccount for that Tranche of Bonds other than amounts relating to Swap Termination Payments) are insufficient to make the payments and allocations contemplated by subclauses (e)(i) through (xi) above or by subclauses (h)(i) through (iv), for the Bonds, the Indenture Trustee shall, at the direction of the Servicer, draw from amounts on deposit in the following Subaccounts in the following order up to the amount of such shortfall, in order to make such payments and allocations:

(i)  from the Excess Funds Subaccount, Pro Rata, for payments and allocations contemplated by subclauses (e)(i) through (ix) and subclauses (h)(i) through (iv); and

(ii)  from the Capital Subaccount, Pro Rata, for payments and allocations contemplated by subclauses (e)(i) through (vii) and subclauses (h)(i) through (iv);

provided that no amounts from the Excess Funds Subaccount or the Capital Subaccount shall be allocated to any Tranche Subaccount pursuant to subclause (e)(v) to the extent a shortfall in amounts available to pay interest due on the related Floating Rate Bonds is caused solely by a failure by a Swap Counterparty to make payments due under the related Swap Agreement.

(h)  On each Payment Date on which Interest payments are to be made in respect of Bonds with a floating rate of interest but not in respect to Bonds with a fixed rate of interest in accordance with the applicable Series Supplement, the Trustee will allocate or pay all amounts on deposit in the General Subaccount (and, with respect to interest on the Bonds with a floating rate of interest, the Tranche Subaccount for that Tranche of Bonds other than amounts relating to Swap Termination Payments) of the Collection Account for the Floating Rate Bonds in the following priority, at the direction of the Servicer as set forth in an Officer’s Certificate of the Servicer:

(i)  to the Indenture Trustee all amounts due and owing the Indenture Trustee (or the allocable share of such Operating Expenses, if Additional Bonds are Outstanding) as of such Payment Date and any outstanding Indemnity Amounts;

(ii)  to the Servicer all unpaid Servicing Fees from prior Payment Dates (or the allocable share of such Operating Expenses, if Additional Bonds are Outstanding) shall be paid to the Servicer;

(iii)  all remaining unpaid Operating Expenses (or the allocable share of such Operating Expenses if Additional Bonds are Outstanding);

(iv)  an amount equal to the sum of (1) the interest then due and owing on such Payment Date and (2) any amount in respect of periodic payments that are required to be made to any Swap Counterparty on any Swap Agreement with respect to any Floating Rate Bonds; payment of the Interest then payable on the Floating Rate Bonds, amounts payable in respect of interest to the Swap Counterparty under any Swap Agreement and any deferred interest on any Floating Rate Bonds, and

(v)  the balance, if any, shall be allocated to the General Subaccount.

(i)  Notwithstanding any other provision in this Indenture to the contrary, upon an acceleration of the maturity of the Bonds pursuant to Section 5.02, the aggregate amount of principal of and interest accrued on each Bond shall be payable, without priority of interest over principal or of principal over interest and without regard to Tranche, in the proportion that the aggregate amount of principal of and interest accrued on such Bond bears to the aggregate amount of principal of and interest accrued on all Bonds.

(j)  Notwithstanding any other provision in this Indenture to the contrary, in the event of an acceleration of the maturity of Environmental Control Bonds and a subsequent liquidation of the Collateral in accordance with Section 5.04(a), if so required by any Swap Agreement, the proceeds of such liquidation allocated to the related Tranche of Floating Rate Bonds in accordance with this Section 8.02 shall be deposited in the related Tranche Subaccount and allocated between and paid to the Holders of the related Floating Rate Bonds, on the one hand, and the related Swap Counterparty, on the other hand, Pro Rata based on the aggregate amount of Principal and interest due and payable on such Tranche of Floating Rate Bonds and the aggregate amount payable to the related Swap Counterparty in accordance with such Swap Agreement.

SECTION 8.03.  Release of Collateral. (a) All money and other property withdrawn from the Collection Account by the Indenture Trustee for payment to the Issuer as provided in this Indenture in accordance with Section 8.02 hereof shall be deemed released from the Indenture when so withdrawn and applied in accordance with the provisions of Article VIII, without further notice to, or release or consent by, the Indenture Trustee.

(b)  So long as the Issuer is not in default hereunder, the Issuer, through the Servicer, may collect, liquidate, sell or otherwise dispose of the Transferred Environmental Control Property, at any time and from time to time, without any notice to, or release or consent by, the Indenture Trustee, but only as and to the extent permitted by the Basic Documents; provided, however, that any and all proceeds of such dispositions shall become Collateral and be deposited to the General Subaccount immediately upon receipt thereof by the Issuer or any other Person, including the Servicer.

(c)  Other than as provided for in clauses (a) and (b) above, the Indenture Trustee shall release property from the lien of this Indenture only as and to the extent permitted by the Basic Documents and only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA § 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01 or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificate.

(d)  Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(e)  Subject to Section 8.03(c), the Indenture Trustee shall, at such time as there are no Environmental Control Bonds Outstanding and all sums due the Indenture Trustee pursuant to Section 6.07 have been paid, release any remaining portion of the Series Collateral that secured the Environmental Control Bonds from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Collection Account.

SECTION 8.04.  Opinion of Counsel. The Indenture Trustee shall receive at least five Business Days written notice when requested by the Issuer to take any action pursuant to Section 8.03, accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Environmental Control Bonds or the rights of the Environmental Control Bondholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

SECTION 8.05.  Reports by Independent Accountants. The Issuer shall appoint a firm of Independent registered public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture and the related Series Supplements. Upon any resignation by such firm the Issuer shall promptly appoint a successor thereto that shall also be a firm of Independent registered public accountants of recognized national reputation. If the Issuer shall fail to appoint a successor to a firm of Independent registered public accountants that has resigned within fifteen days after such resignation, the Indenture Trustee shall promptly notify the Issuer of such failure in writing. If the Issuer shall not have appointed a successor within ten days thereafter the Indenture Trustee shall promptly appoint a successor firm of Independent registered public accountants of recognized national reputation. The fees of such firm of Independent registered public accountants and its successor shall be payable by the Issuer.

ARTICLE IX

Supplemental Indentures

SECTION 9.01.  Supplemental Indentures Without Consent of Environmental Control Bondholders. (a) Without the consent of the Holders of any Environmental Control Bonds or any Swap Counterparty but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)  to correct or amplify the description of the Collateral, or to better assure, convey and confirm to the Indenture Trustee the Collateral, or to subject to the lien of this Indenture additional property;

(ii)  to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer contained herein and in the Environmental Control Bonds;

(iii)  to add to the covenants of the Issuer, for the benefit of the Holders of the Environmental Control Bonds, or to surrender any right or power herein conferred upon the Issuer;

(iv)  to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee or to any Swap Counterparty, as provided by the related Swap Agreement;

(v)  to cure any ambiguity, to correct or supplement any provision herein or in any Supplemental Indenture that may be inconsistent with any other provision herein or in any Supplemental Indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any Supplemental Indenture; provided, however, that (A) such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Environmental Control Bondholder or any Swap Counterparty and (B) the then-current ratings on any tranche of Outstanding Environmental Control Bonds shall not be withdrawn or downgraded by the Rating Agencies; or

(vi)  to evidence and provide for the acceptance of the appointment hereunder by a successor Indenture Trustee with respect to the Environmental Control Bonds and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Indenture Trustee, pursuant to the requirements of Article VI;

(vii)  to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to provide for definitive Bonds or effect the qualification of this Indenture under the TIA or under any similar Federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

(viii)  to set forth the terms of any Series that has not theretofore been authorized by a Series Supplement;

(ix)   to provide for one or more Swap Agreements with respect to any Series or Tranche that bears a floating rate of interest or any Series or Tranche with specified credit enhancement; provided, however, that:

(A) such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Environmental Control Bondholder or any Swap Counterparty;

(B) the then-current ratings or any Outstanding Environmental control Bonds or any securities of any Additional Issuance shall not be withdrawn or downgraded by the Rating Agencies; or

(x)    to authorize the appointment of any fiduciary for any Tranche of bonds required or advisable with the listing of any Tranche on any stock exchange and otherwise amend this Indenture to incorporate changes requested or required by any government authority, stock exchange authority or fiduciary or any Tranche in connection with such listing;

The Indenture Trustee is hereby authorized to join in the execution of any such Supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)  The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Environmental Control Bonds, enter into an Indenture or Supplemental Indentures hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Environmental Control Bonds under this Indenture; provided, however, that (i) such action shall not, as evidenced by an Opinion of Counsel, materially adversely affect the interests of any Environmental Control Bondholder or any Swap Counterparty or the Certificateholders and (ii) the Rating Agency Condition shall have been satisfied with respect thereto.

SECTION 9.02.  Supplemental Indentures with Consent of Environmental Control Bondholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and satisfaction of the Rating Agency Condition, and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Environmental Control Bonds of each Series or Tranche to be affected, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an Indenture or Supplemental Indentures hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Environmental Control Bonds under this Indenture; provided, however, that no such Supplemental Indenture shall, without the consent of the Holder of each Outstanding Environmental Control Bond of each Series or Tranche and each Swap Counterparty affected thereby:

(i)       change the date of payment of any installment of principal of or premium, if any, or interest on any Environmental Control Bond, or reduce the principal amount thereof, the interest rate thereon or the premium, if any, with respect thereto, change the provisions of any Swap Agreement relating to the amount, calculation or timing of payments, change the provisions of this Indenture and the related applicable Series Supplement relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or premium, if any, or interest on the Environmental Control Bonds, or change any place of payment where, or the coin or currency in which, any Environmental Control Bond or the interest thereon is payable;

(ii)  impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Environmental Control Bonds on or after the respective due dates thereof;

(iii)     reduce the percentage of the Outstanding Amount of the Environmental Control Bonds or of a Series or Tranche thereof, the consent of the Holders of which is required for any such Supplemental Indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture or modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(iv)     reduce the percentage of the Outstanding Amount of the Environmental Control Bonds required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Collateral pursuant to Section 5.04;

(v)  modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Environmental Control Bond affected thereby;

(vi)     modify any of the provisions of this Indenture in such manner as to affect the amount of any payment of interest, principal or premium, if any, payable on any Environmental Control Bond on any Payment Date or change the Redemption Dates, Expected Sinking Fund Schedules, Series Termination Dates or Tranche Termination Dates of any Environmental Control Bonds or the method of calculating interest on any Floating Rate Bond;

(vii)    decrease the Required Capital Amount with respect to any Series;

(viii)   modify or alter the provisions of this Indenture regarding the voting of Environmental Control Bonds held by the Issuer, the Transferor, the Seller, an Affiliate of any of them or any obligor on the Environmental Control Bonds;

(ix)     decrease the percentage of the aggregate principal amount of Environmental Control Bonds required to amend the sections of this Indenture which specify the applicable percentage of the aggregate principal amount of the Environmental Control Bonds necessary to amend this Indenture or the Transfer Agreement, the Sale Agreement, the Servicing Agreement, the Issuer Administration Agreement or any Swap Agreement; or

(x)  permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Environmental Control Bond of the security provided by the lien of this Indenture.

The Indenture Trustee may in its discretion determine whether or not any Environmental Control Bonds of a Tranche would be affected by any Supplemental Indenture and any such determination shall be conclusive upon the Holders of all Environmental Control Bonds, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

It shall not be necessary for any Act of Environmental Control Bondholders under this Section to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer and the Indenture Trustee of any Supplemental Indenture pursuant to this Section, the Indenture Trustee shall mail to the Rating Agencies, Mon Power and the Holders of the Environmental Control Bonds to which such amendment or Supplemental Indenture relates, a notice prepared by the Issuer setting forth in general terms the substance of such Supplemental Indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.

SECTION 9.03.  PSCWV Condition. Notwithstanding anything to the contrary in Section 9.01 or 9.02, no Supplemental Indenture shall be effective, nor shall any action requiring satisfaction of the PSCWV Condition pursuant to Sections 3.20 or 5.02 be taken or be effective, unless the process set forth in this Section 9.03 has been followed.

(a)  At least sixteen days prior to the effectiveness of any such supplemental indenture and after obtaining the other necessary approvals set forth in Sections 9.01 or 9.02, as applicable (except for the consent of the Holders if the consent of the Holders is required or sought by the Indenture Trustee in connection with such supplemental indenture) or prior to the effectiveness of any waiver of a default approved by the Holders of a majority of the Outstanding Amount of Bonds of all Series as provided in Section 5.12, the Issuer shall have delivered to the PSCWV’s executive director and general counsel written notification of any proposed Supplemental Indenture or waiver, which notification shall contain:

(i)  a reference to Case Nos. 05-0402-E-CN and 05-0750-E-PC and any other Case No. under which a Subsequent Financing Order has been issued;

(ii)     an Officer’s Certificate stating that the proposed supplemental Indenture has been approved by all parties to this Indenture or alternatively, the waiver of default has been approved by the Holders of a majority of the Outstanding Amount of Bonds of all Series; and

(iii)    a statement identifying the person to whom the PSCWV or its authorized representative is to address any response to the proposed Supplemental Indenture or to request additional time;

(b)  The PSCWV or its authorized representative shall, within fifteen days of receiving the notification complying with Section 9.03(a) above, either:

(i)  provide notice of its determination that the proposed Supplemental Indenture or waiver will not under any circumstances have the effect of increasing the ongoing financing costs related to the Environmental Control Bonds;

(ii)     provide notice of its consent or lack of consent to the person specified in Section 9.03(a)(iii) above, or

(iii)    be conclusively deemed to have consented to the proposed Supplemental Indenture,

unless, within fifteen days of receiving the notification complying with Section 9.03(a) above, the PSCWV or its authorized representative delivers to the office of the person specified in Section 9.03(a)(iii) above a written statement requesting an additional amount of time not to exceed fifteen days in which to consider whether to consent to the proposed supplemental Indenture or waiver. If the PSCWV or its authorized representative requests an extension of time in the manner set forth in the preceding sentence, then the PSCWV shall either provide notice of its consent or lack of consent or notice of its determination that the proposed Supplemental Indenture or waiver will not under any circumstances increase ongoing financing costs to the person specified in Section 9.03(a)(iii) above no later than the last day of such extension of time or be conclusively deemed to have consented to the proposed Supplemental Indenture or waiver on the last day of such extension of time. Any Supplemental Indenture or waiver requiring the consent of the PSCWV shall become effective on the later of (i) the date proposed by the parties to the Supplemental Indenture or waiver or (ii) the first day after the expiration of the fifteen-day period provided for in this Section 9.03(b), or, if such period has been extended pursuant to the terms hereof, the first day after the expiration of such period as so extended.

(c)  Following the delivery of a statement from the PSCWV to the Issuer under paragraph (b), the Issuer shall have the right at any time to withdraw from the PSCWV further consideration of any proposed Supplemental Indenture or waiver of default.

(d)  For the purpose of this Section 9.03 and Section 11.11, an “authorized representative of the PSCWV” means any person authorized to act on behalf of the PSCWV, as evidenced by an Opinion of Counsel (which may be the general counsel) to the PSCWV.

SECTION 9.04.  Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any Supplemental Indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Indenture and specifically confirming that the requirements of Section 9.03 have been satisfied. The Indenture Trustee may, but shall not be obligated to, enter into any such Supplemental Indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 9.05.  Effect of Supplemental Indenture. Upon the execution of any Supplemental Indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to each Series or Tranche of Environmental Control Bonds affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer, the Holders of the Environmental Control Bonds and each Swap Counterparty shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental Indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.06.  Conformity with Trust Indenture Act. Every amendment of this Indenture and every Supplemental Indenture executed pursuant to this Article IX shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

SECTION 9.07.  Reference in Environmental Control Bonds to Supplemental Indentures. Environmental Control Bonds authenticated and delivered after the execution of any Supplemental Indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such Supplemental Indenture. If the Issuer or the Indenture Trustee shall so determine, new Environmental Control Bonds so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such Supplemental Indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Environmental Control Bonds.

ARTICLE X

[RESERVED]

ARTICLE XI

Miscellaneous

SECTION 11.01.  Compliance Certificates and Opinions, etc. Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of registered public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)  statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(b)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)  a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)  a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

SECTION 11.02.  Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Transferor, the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Transferor, the Seller or the Issuer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

SECTION 11.03.  Acts of Environmental Control Bondholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Environmental Control Bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Environmental Control Bondholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Environmental Control Bondholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

(b)  The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)  The ownership of Environmental Control Bonds shall be proved by the Bond Register.

(d)  Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Environmental Control Bonds shall bind the Holder of every Environmental Control Bond issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Environmental Control Bond.

SECTION 11.04.  Notices, etc., to Indenture Trustee, Issuer, Mon Power, PSCWV and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Environmental Control Bondholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

(a)  the Indenture Trustee by any Environmental Control Bondholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing, delivered personally, via facsimile transmission, by reputable overnight courier or by first-class mail, postage prepaid, to the Indenture Trustee, at its Corporate Trust Office, or

(b)  the Issuer by the Indenture Trustee or by any Environmental Control Bondholder shall be sufficient for every purpose hereunder if in writing, delivered personally, via facsimile transmission, by reputable overnight courier or by first-class mail, postage prepaid, to the Issuer addressed to: MP Environmental Funding LLC, 2215-B Renaissance Drive, Suite #5, Las Vegas, Nevada 89119, Attention: Secretary, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Environmental Control Bondholders to the Indenture Trustee.

(c)   Mon Power by the Indenture Trustee, the Issuer, or by any Environmental Control Bondholder shall be sufficient for every purpose hereunder if in writing, delivered personally, via facsimile transmission, by reputable overnight courier or by first-class mail, postage prepaid, to Mon Power, doing business as Allegheny Power, 800 Cabin Hill Drive, Greensburg, Pennsylvania 15601, Attention:
Amanda J. Skov, Esq., or at any other address previously furnished in writing to the Indenture Trustee by Mon Power. Mon Power shall promptly transmit any notice received by it from the Environmental Control Bondholders to the Indenture Trustee.

Notices required to be given to the Rating Agencies by the Issuer or the Indenture Trustee shall be in writing, delivered personally, via facsimile transmission, by reputable overnight courier or by first-class mail, postage prepaid, to (i) in the case of Fitch, at the following address: Fitch, Inc., 1 State Street Plaza, New York, New York 10004, Attention:  ABS Surveillance, (ii) in the case of Moody’s, at the following address: Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:  Xiaochao Wang, Asset Finance Group, and (iii) in the case of Standard & Poor’s, at the following address: Standard & Poor’s Ratings Services, 55 Water Street, 42nd Floor, New York, New York 10041-0003, Attention: ABS Surveillance Department - New Assets.

Notices required to be given to the PSCWV by the Issuer or the Indenture Trustee shall be in writing, delivered personally, via facsimile transmission, by reputable overnight courier or by first-class mail, postage prepaid, to Public Service Commission of West Virginia, 201 Brooks Street, P.O. Box 812, Charleston, West Virginia 25325, Attention of Executive Secretary.

SECTION 11.05.  Notices to Environmental Control Bondholders; Waiver. Where this Indenture provides for notice to Environmental Control Bondholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and delivered by first-class mail, postage prepaid, to each Environmental Control Bondholder affected by such event, at their address as it appears on the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Environmental Control Bondholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Environmental Control Bondholder shall affect the sufficiency of such notice with respect to other Environmental Control Bondholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Environmental Control Bondholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case it shall be impractical to deliver notice in accordance with the first paragraph of this Section 11.05 to the Holders of Environmental Control Bonds when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

SECTION 11.06.  Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Environmental Control Bonds to the contrary, the Issuer may enter into any agreement with any Holder of an Environmental Control Bond providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

SECTION 11.07.  Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

The provisions of TIA §§ 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.08.  Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.09.  Successors and Assigns. All covenants and agreements in this Indenture and the Environmental Control Bonds by the Issuer shall bind its successors and permitted assigns, whether so expressed or not.

All agreements of the Indenture Trustee in this Indenture shall bind its successors.

SECTION 11.10.  Separability. In case any provision in this Indenture or in the Environmental Control Bonds shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.11.  Benefits of Indenture. Nothing in this Indenture or in the Environmental Control Bonds, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Environmental Control Bondholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture. Notwithstanding anything to the contrary contained herein, for the avoidance of doubt, as provided in the Financing Order, any right, remedy or claim to which any Customer may be entitled pursuant to the Financing Order and to this Indenture may be asserted or exercised only by the PSCWV (or its authorized representative) for the benefit of such Customer.

SECTION 11.12.  Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Environmental Control Bonds or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

SECTION 11.13.  GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, PROVIDED THAT THE LAWS OF THE STATE OF WEST VIRGINIA SHALL GOVERN THE CREATION, ATTACHMENT, PERFECTION AND ENFORCEMENT OF THE SECURITY INTEREST HEREUNDER IN THE TRANSFERRED ENVIRONMENTAL CONTROL PROPERTY UNDER THE STATUTE.

SECTION 11.14.  Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.15.  Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the

Environmental Control Bonds or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) any owner of a beneficial interest in the Issuer or (ii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee, any holder of a beneficial interest in the Issuer or the Indenture Trustee or of any successor or assign of the Indenture Trustee, except as any such Person may have expressly agreed (it being understood that none of the Indenture Trustee’s obligations are in its individual capacity).

SECTION 11.16.  No Petition. The Indenture Trustee, by entering into this Indenture, and each Environmental Control Bondholder, by accepting an Environmental Control Bond (or interest thereon), hereby covenant and agree that they shall not, prior to the date that is one year and one day after the termination of this Indenture, institute against the Issuer or any of its Managers or Members, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Environmental Control Bonds, this Indenture or any of the Basic Documents, subject to the right of a circuit court of the State of West Virginia to order sequestration and payment of revenues arising with respect to the Environmental Control Property.

SECTION 11.17.      Customer Identification. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual Person such as a business entity, a charity, a trust or other legal entity, the Indenture Trustee may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

MP ENVIRONMENTAL FUNDING LLC,

by	/s/ David M. Feinberg
Name: David M. Feinberg Title: Vice President and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee,

by	/s/ Melissa A. Rosal
Name: Melissa A. Rosal Title: Vice President

APPENDIX A

MASTER DEFINITIONS

To be used in connection with the Administration Agreements, the Indenture, the Issuer LLC Agreement, the Transfer Agreement,
the Sale Agreement and the Servicing Agreement.

Unless the context other requires in this Appendix A, (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time; (iii) “or” is not exclusive; (iv) “including” means including without limitation; (v) words in the singular include the plural and words in the plural include the singular; (vi) words are applicable to the masculine as well as to the feminine and neuter genders of such terms; and (vii) the words “therein”, “thereof”, “thereunder” and other words of similar import refer to the applicable document referenced as a whole and not to any particular article, section or other subdivision.

“Act” has the meaning specified in Section 11.03(a) of the Indenture.

“Actual Environmental Control Charge Collections” means the sum of the Environmental Control Charge Payments which are actually received by the Servicer, directly or indirectly (including through a Third Party), from or on behalf of Customers less an allowance for Write-Offs.

“Addition Notice” means, (i) when used in the Transfer Agreement with respect to the transfer of Subsequent Environmental Control Property to the Seller pursuant to Section 2.02 of the Transfer Agreement, notice, which shall be given by the Transferor to the Seller and the Rating Agencies not later than 10 days prior to the related Subsequent Contribution Date, specifying the Subsequent Contribution Date for such Subsequent Environmental Control Property and (ii) when used in the Sale Agreement with respect to the transfer of Subsequent Environmental Control Property to the Issuer pursuant to Section 2.02 of the Sale Agreement, notice, which shall be given by the Seller to the Issuer and the Rating Agencies not later than 10 days prior to the related Subsequent Sale Date, specifying the Subsequent Sale Date for such Subsequent Environmental Control Property.

“Additional Bonds” means each Series of environmental control bonds issued by the Issuer pursuant to a Subsequent Financing Order.

“Additional Indenture” means any indenture entered into between the Company and the applicable trustee in connection with the issuance of any Additional Bonds.

“Additional Issuance” means issuance of securities by the Issuer, including any series of Environmental Control Bonds or other Additional Securities issued after the Initial Sale Date, that will be undertaken only if (i) such issuance has been authorized by the PSCWV, (ii)  the Rating Agencies then rating any Outstanding Series of Environmental Control Bonds or Outstanding Additional Securities provide written confirmation that the credit ratings in all Outstanding Series of Environmental Control Bonds or other Additional Securities will not be reduced or withdrawn as a result of such issuance, (iii) the Issuer has delivered to the Indenture

Trustee an Opinion of Counsel of a nationally recognized firm experienced in such matters to the effect that after such issuance, in the opinion of such counsel, if either or both of the Utility or the Seller were to become a debtor in a case under the United States Bankruptcy Code (Title 11, U.S.C.), a federal court exercising bankruptcy jurisdiction and exercising reasonable judgment after full consideration of all relevant factors would not order substantive consolidation of the assets and liabilities of the Issuer with those of the bankruptcy estate of the Utility or the Seller, subject to the customary exceptions, qualifications and assumptions contained therein.

“Additional Securities” means additional bonds or other securities issued by the Issuer pursuant to a Subsequent Financing Order or otherwise authorized or approved by the PSCWV.

“Administration Agreements” means (i) the MPR Administration Agreement and (ii) the Issuer Administration Agreement.

“Administrative Fees” means the fees of the Administrator under the Administration Agreements.

“Administrator” means Allegheny Energy Service Corporation, as administrator under the Administration Agreements, and its permitted successors and assigns thereunder.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Without limiting the generality of the foregoing, a Person shall be deemed to control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Alternative Energy Supplier” means an energy supplier which is authorized by applicable Requirements of Law to sell electric service to a customer using the transmission or distribution system of the Utility.

“Annual Accountant’s Report” has the meaning specified in Section 3.06(a) of the Servicing Agreement.

“Annual Reconciliation” means the Servicer's annual process of reconciling Actual Environmental Control Charge Collections with Estimated Environmental Control Charge Collections in accordance with Section 5.11(d) of the Servicing Agreement.

“Applicable MDMA” means with respect to each Customer, any meter data management agent or Third Party providing meter reading services for that Customer’s account as authorized by any PSCWV Regulations or orders.

“Applicable Third Party” means, with respect to each Customer, the Third Party, if any, providing billing or metering services to that Customer.

“Authorized Initial Denominations” means, with respect to any Series of Environmental Control Bonds, $1,000 and integral multiples thereof, or such other denominations as may be specified in the Series Supplement therefor.

“Authorized Officer” means any officer who is authorized to act for the Issuer and who is identified on the list of Authorized Officers delivered on the Closing Date by the Issuer to the Indenture Trustee as of such date (as such list may be modified or supplemented from time to time thereafter).

“Available Excess Funds Amount” means, as of any date, the amount on deposit in the Excess Funds Subaccount.

“Bankruptcy” means, with respect to any Person, if (A) such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (B)(i) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or (ii) if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the LLC Act.

“Basic Documents” means, the Indenture (including any Series Supplement), the Certificate of Formation, the Issuer LLC Agreement, the Management Agreement, the Transfer Agreement, the Sale Agreement, the Servicing Agreement, each Bill of Sale delivered by the Seller to the Issuer pursuant to the Sale Agreement, the Issuer Administration Agreement, the Underwriting Agreement, any Swap Agreement and all documents and certificates contemplated thereby or delivered in connection therewith.

“Bill of Sale” means any bill of sale delivered by Seller to the Issuer pursuant to the Sale Agreement.

“Billed Environmental Control Charges” means the amounts billed to Customers pursuant to the Environmental Control Charges, whether billed directly to such Customers by the Servicer or indirectly through a Third Party.

“Billing Period” means the revenue period relating to a Customer’s Bill.

“Bill” means each of the periodic bills and the Closing Bills issued to Customers or Third Parties by Mon Power on its own behalf and in its capacity as Servicer.

“Board” or “Board of Managers” means the Board of Managers of the Issuer.

“Bond Rate” means, with respect to any Series or Tranche, the rate at which interest accrues on the principal balance of Environmental Control Bonds of such Series or Tranche, as specified in the Series Supplement therefor.

“Bond Register” and “Bond Registrar” have the respective meanings specified in Section 2.05 of the Indenture.

“Book-Entry Environmental Control Bonds” means beneficial interests in the Environmental Control Bonds, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture.

“Budget Billing Plan” means a level payment plan offered by the Transferor, which, if elected by a residential Customer, provides for levelized monthly Bill charges to such residential Customer by estimating the amount that the residential Customer would pay (based on the residential Customer’s actual usage during the previous twelve months), then charging the residential Customer 1/12th of that amount. Each month, a new payment amount is calculated based upon the most recent twelve months of usage data. After the twelfth month, the payments made by such residential Customer during the preceding twelve months are reconciled with the amount owed by such residential Customer for actual usage during the budget billing period, and the difference is amortized over the next twelve month period.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the Cities of New York, New York, Minneapolis/St. Paul, Minnesota, Chicago, Illinois or Charleston, West Virginia, or the Depository Trust Company, are authorized or obligated by law, regulation or executive order to remain closed.

“Calculation Date” means, with respect to any Series of Environmental Control Bonds, any date on which the Servicer files a Routine True-Up Adjustment Filing.

“Capital Equity Return” means the amount equal to 5.5225% (being the rate on the longest maturing tranche of the Bonds) on the initial deposit by the Seller into the Capital Subaccount, as such amount shall be calculated by the Servicer from time to time.

“Capital Subaccount” has the meaning specified in Section 8.02(a) of the Indenture.

“Certificate of Formation” means the certificate of formation of the Issuer, which was filed with the Secretary of State of the State of Delaware on November 17, 2006, as amended on December 27, 2006, and as it may be further amended or restated from time to time.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities dispatched with the Clearing Agency.

“Closing Bill” means the final Bill issued to a Customer at the time service is terminated.

“Closing Date” means April 11, 2007.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Collateral” has the meaning specified in the preamble to the Indenture.

“Collection Account” has the meaning specified in Section 8.02(a) of the Indenture.

“Collection Period” means any period commencing on the first Business Day of any Billing Period and ending on the last Business Day of such Billing Period.

“Commission” means the Securities and Exchange Commission.

“Company” has the meaning specified in the preamble to the Issuer LLC Agreement.

“Consolidated Third Party Billing” means the billing option available to Customers served by a Third Party pursuant to which such Third Party will be responsible for billing and collecting all charges to Customers electing such billing option, including the Environmental Control Bond Charge, and will become obligated to the Servicer for the Billed Environmental Control Bond Charges, all in accordance with applicable PSCWV Regulations and the Financing Order.

“Corporate Trust Office” means an office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at date of the execution of the Indenture is located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604, Attention: Corporate Trust Services—Allegheny Energy, or at such other address as the Indenture Trustee may designate from time to time by notice to the Environmental Control Bondholders and the Issuer, or the corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Environmental Control Bondholders and the Issuer).

“Counterparty” means the counterparty with respect to any Swap Agreement.

“Covenant Defeasance Option” has the meaning specified in Section 4.01(b) of the Indenture.

“Covered Persons” has the meaning specified in Section 2.08(b) of the Issuer LLC Agreement.

“Customers” means each customer of the Utility located within the Utility’s service area as of the date of the Financing Order, and any additions to or enlargements of such geographic area, whether or not approved by the PSCWV in a formal proceeding, and, as provided by the Statute, whether or not such customers may become entitled by law to purchase electric generation services from a provider of electric generation services other than the Utility.

“Daily Remittance” means all Estimated Environmental Control Charge Collections (from whatever source) and all proceeds of other collateral of the Issuer, if any, received by the Servicer and remitted each Servicer Business Day by the Servicer to the Indenture Trustee for deposit in the appropriate Collection Account, in accordance with Section 5.11(a) of the Servicing Agreement.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulting Bond Issuer” means an Issuer for which an Event of Default has occurred and is continuing.

“Defeasance Subaccount” has the meaning specified in Section 8.02(a) of the Indenture.

“Definitive Environmental Control Bonds” means Environmental Control Bonds in the form of definitive physical certificates in fully registered form without coupons.

“DTC Agreement” means the agreement between the Issuer and The Depository Trust Company, dated on or about April 11, 2007, relating to the Environmental Control Bonds, as the same may be amended or supplemented from time to time.

“Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

“Eligible Guarantor Institution” means a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as “an eligible guarantor institution,” including (as such terms are defined therein) (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a securities transfer association.

“Eligible Institution” means (a) the corporate trust department of the Indenture Trustee or a subsidiary thereof or (b) a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating of “AAA” by Standard & Poor’s and Fitch, if rated by Fitch, and “Aaa” by Moody’s or (B) a short-term or certificate of deposit rating of “A-1+” by Standard & Poor’s, “F1+” by Fitch, if rated by Fitch, and “P-1” by Moody’s, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC. If so qualified under clause (b) above, the Indenture Trustee may be considered an Eligible Institution for the purposes of clause (a) of the definition of Eligible Deposit Account.

  “Eligible Investments” mean instruments or investment property denominated in United States currency which evidence:

(a)  direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

(b)  demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest short-term rating category granted thereby;

(c)  commercial paper or other short-term obligations of any corporation organized under the laws of the United States (other than commercial paper of the Seller, the Servicer or any of their Affiliates) having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies from which a rating is available in the highest short-term rating category granted thereby;

(d)  investments in money market mutual funds (including funds for which the Indenture Trustee or any of its Affiliates is investment manager or advisor) having a rating at the time of such investment of no less than Aaa by Moody’s, AAA by Standard & Poor’s and AAA by Fitch, if rated by Fitch;

(e)  bankers’ acceptances by any depository institution or trust company referred to in (b) above;

(f)  repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with depository institutions or trust companies (acting as principal described in clause (b) above);

(g)  repurchase obligations with respect to any security or whole loan entered into with:

(i)  a financial institution (acting as principal) as described in clause (b) above, or

(ii)  a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act, the unsecured short term debt obligations of which are rated “P-1” by Moody’s, “A-1+” by S&P and “F1+” by Fitch, if rated by Fitch, at the time of entering into the repurchase obligation;

(h) a guaranteed investment contract provided by a Person having a long-term debt rating of not less than Aa3 by Moody’s and AA- by Standard & Poors and Fitch; and

(i) any other investment permitted by each of the Rating Agencies;

in each case which matures on or before the Business Day preceding the next Payment Date or Special Payment Date (if applicable), provided, however, that (1) the obligor related to clauses (b), (c), (f), and (g) above must have a long-term rating of at least “Aa3” or a short-term rating of at least “P-1” with respect to Moody’s only, and a short-term rating of at least “A-1+” or a long-term rating of at least “AA-” with respect to Standard & Poor’s only, and a short-term rating of at least “F1+” or a long-term rating of at least “AA-” with respect to Fitch only, if rated by Fitch, (2) with respect to clause (a) above, the instruments must have a predetermined fixed dollar amount of principal at maturity that cannot vary, and if rated, the instruments must not have an “r” suffix attached to its Standard & Poor’s rating, (3) unless otherwise permitted by each Rating Agency, upon the failure of any Eligible Institution to maintain any applicable rating set forth in this definition or the definition of Eligible Institution, the related investments at such institution shall be reinvested in Eligible Investments at a successor Eligible Institution within 10 days, and (4) that all Eligible Investments must not:

(x) be sold, liquidated or otherwise disposed of at a loss, prior to the maturity thereof,

(y) mature later than (i) the date on which the proceeds of such Eligible Investment will be required to be on deposit in the Collection Account in order for the Indenture Trustee to make all required and scheduled payments and deposits into subaccounts under the Indenture, if such Eligible Investment is held by an Affiliate of the Indenture Trustee, or (ii) the Business Day prior to the date on which the proceeds of such Eligible Investment will be required to be on deposit in the Collection Account in order for the Indenture Trustee to make all required and scheduled payments and deposits into subaccounts under the Indenture, if such Eligible Investment is not held by an Affiliate of the Indenture Trustee, or

(z) have maturities in excess of one year.

“Environmental Control Bond Balance” means, as of any date, the aggregate outstanding principal amount of all Series of Environmental Control Bonds on such date.

“Environmental Control Bond Owner” or “Owner” means, with respect to a Book-Entry Environmental Control Bond, the Person who is the beneficial owner of such Book-Entry Environmental Control Bond, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Environmental Control Bondholder” or “Bondholder” means the Person in whose name an Environmental Control Bond of any Series or Tranche is registered on the Bond Register.

“Environmental Control Bonds” or “Bonds” means the “environmental control bonds” (as defined in the Statute and the Financing Order) issued and authenticated under the Indenture.

“Environmental Control Charge” means “environmental control charge” (as defined in the Statute and the Financing Order).

“Environmental Control Charge Adjustment Process” means the process by which Environmental Control Charges are adjusted pursuant to the Servicing Agreement and the Statute.

“Environmental Control Charge Collections” means amounts collected in respect of Environmental Control Charges or the Environmental Control Property remitted to the Collection Account.

“Environmental Control Charge Effective Date” means the date on which the initial Environmental Control Charges go into effect pursuant to the Financing Order.

“Environmental Control Charge Payments” means the payments, including any partial payments allocated in accordance with Section 6(b) of Exhibit A of the Servicing Agreement, made by or on behalf of Customers (including through a Third Party) based on the Environmental Control Charges.

“Environmental Control Cost” means “environmental control cost” (as defined in the Statute and the Financing Order).

“Environmental Control Equipment” means “environmental control equipment” (as defined in the Statute and the Financing Order).

“Environmental Control Property” means “environmental control property” (as defined in the Statute and the Financing Order) contributed to the Seller under the Transfer Agreement.

“Environmental Control Property Documentation” means all documents relating to Environmental Control Property, including copies of the Financing Order, the Monthly
Servicer’s Certificates, the Quarterly Servicer’s Certificates, and all documents filed with the PSCWV in connection with any Environmental Control Charge Adjustment.

“Environmental Control Revenues” means “environmental control revenues” (as defined in the Statute and the Financing Order).

“Estimated Environmental Control Charge Collections” means the sum of the Environmental Control Charge Payments which are deemed to have been received by the Servicer, directly or indirectly (including through a Third Party), from or on behalf of Customers, based on the average days outstanding less an allowance for Write-Offs, to be remitted to the Collection Account.

“Event of Default” has the meaning specified in Section 5.01 of the Indenture.

“Excess Funds Subaccount” has the meaning specified in Section 8.02(a) of the Indenture.

                “Excess Remittance” means the amount, if any, calculated for a particular Reconciliation Period, by which all Estimated Environmental Control Charge Collections remitted to the Collection Account during such Reconciliation Period exceed Actual Environmental Control Charge Collections received by the Servicer during such Reconciliation Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means, with respect to any entity, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such entity; with respect to any partnership, any general partner thereof; and with respect to any limited liability company, the managers thereof.

“Expected Final Payment Date” means, with respect to any Series or Tranche of Environmental Control Bonds, the expected final payment date therefor, as specified in the Series Supplement therefor.

“Expected Sinking Fund Schedule” means, with respect to any Series of Environmental Control Bonds, the expected sinking fund schedule for principal thereof, as specified in the Series Supplement therefor.

“FDIC” means the Federal Deposit Insurance Corporation or any successor.

“Federal Book-Entry Regulations” means 31 C.F.R. Part 357 et seq. (Department of Treasury).

“Federal Book-Entry Securities” means securities issued in book-entry form by the United States Treasury.

“Final Maturity Date” means, with respect to any Series or Tranche of Environmental Control Bonds, the Final Maturity Date therefor, as specified in the related Series Supplement.

“Final Payment Date” means with respect to each Series of the Environmental Control Bonds, the day on which the final payment is made to the Environmental Control Bondholders in respect of the last Outstanding Environmental Control Bonds of such Series.

“Financial Asset” means “financial asset” as set forth in Section 8-102(a)(9) of the West Virginia UCC.

“Financing Cost” means “financing cost” (as defined in the Statute and the Financing Order).

“Financing Issuance” means an issuance of a new Series of Environmental Control Bonds under the Indenture to provide funds to finance the purchase by the Issuer of Transferred Environmental Control Property.

“Financing Order” means the order, Case Nos. 05-0402-E-CN and 05-0750-E-PC issued by the PSCWV on April 7, 2006, as amended on June 13, 2006 and January 17, 2007 pursuant to the Statute, as the same may be further amended or supplemented in accordance with the Statute and the terms of such order.

“Fitch” means Fitch, Inc., or its successor.

“Floating Rate Bonds” means any Series or Tranche of Environmental Control Bonds that accrues interest at a variable rate determined as described in the related Series Supplement, if any.

“General Subaccount” has the meaning specified in Section 8.02(a) of the Indenture.

“Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any court, administrative agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative function of government.

“Grant” means a mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal, interest and other payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder” means the Person in whose name an Environmental Control Bond is registered on the Bond Register.

“Indemnification Event” (i) when used with respect to the Transfer Agreement, has the meaning specified in Section 5.01(d) of the Transfer Agreement and (ii) when used with respect to the Sale Agreement, has the meaning specified in Section 5.01(d) of the Sale Agreement.

“Indemnified Party” has the meaning (i) specified in Section 5.02(b) of the Servicing Agreement, (ii) specified in Section 6(b) of the Issuer Administration Agreement and (iii) specified in Section 10 of the MPR Administration Agreement.

“Indemnity Amounts” means any amounts paid by the Transferor, the Seller or the Servicer, as applicable, to the Indenture Trustee, for itself or on behalf of the Environmental Control Bondholders, pursuant to Section 5.01(b), Section 5.01(c), Section 5.01(d) and Section 5.01(f) of the Transfer Agreement, Section 5.01(b), Section 5.01(c), Section 5.01(d) and Section 5.01(f) of the Sale Agreement or Section 5.02(b) and Section 5.02(d) of the Servicing Agreement or by the Issuer to the Indenture Trustee pursuant to Section 6.07 of the Indenture.

“Indenture” means the Indenture dated as of April 11, 2007, by and between the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time by one or more Indentures supplemental thereto entered into pursuant to the applicable provisions of the Indenture, as so supplemented or amended, or both, and shall include the forms and terms of the Environmental Control Bonds established under the Indenture.

“Indenture Trustee” means U.S. Bank National Association, a national banking association, or any successor Indenture Trustee under the Indenture, not in its individual capacity but solely as Indenture Trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, other than a Manager, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Environmental Control Bonds, the Transferor, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Transferor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Transferor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Independent Manager” has the meaning specified in the Issuer LLC Agreement.

“Initial Contribution Date” means April 11, 2007.

“Initial Environmental Control Property” means Environmental Control Property contributed by the Transferor to the Seller on the Initial Contribution Date pursuant to the Transfer Agreement and subsequently sold by the Seller on the Initial Sale Date pursuant to the Sale Agreement, as identified on the related Bill of Sale, in connection with the issuance of the Series A Senior Secured Sinking Fund Environmental Control Bonds.

“Initial Sale Date” means the Series Issuance Date for the first Series of Environmental Control Bonds.

“Initial Transferred Environmental Control Property” means Environmental Control Property, as identified in the related Bill of Sale, sold to the Issuer on the Initial Sale Date pursuant to the Sale Agreement and such Bill of Sale in connection with the issuance of the Series A Senior Secured Sinking Fund Environmental Control Bonds.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Issuance Advice Letter” means any issuance advice letter filed by the Utilities with the PSCWV pursuant to the Statute with respect to any Environmental Control Charges.

“Issuer” means MP Environmental Funding LLC, a Delaware limited liability company, under the Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Environmental Control Bonds.

“Issuer Administration Agreement” means the Administration Agreement dated as of April 11, 2007, between the Issuer and the Administrator, as the same may be amended and supplemented from time to time.

“Issuer LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Issuer dated as of April 11, 2007, together with the schedules attached thereto, as amended and supplemented from time to time.

“Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Legal Defeasance Option” has the meaning specified in Section 4.01(b) of the Indenture.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

“LLC Act” has the meaning specified in Issuer LLC Agreements.

“LLC Agreements” means the Issuer LLC Agreement and MPR LLC Agreement.

“Losses” means collectively, without duplication, any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever, provided however, that Losses shall not include any consequential damages, including any loss of market value of the Environmental Control Bonds, resulting from any downgrade of the ratings of the Environmental Control Bonds.

“Management Agreement” means the agreement of the Managers in the form attached as Schedule D to the Issuer LLC Agreement. The Management Agreement shall be deemed incorporated into, and a part of, the Issuer LLC Agreement.

“Managers” means the Persons elected to the Board of Managers of the Issuer from time to time by the Member, including the Independent Managers, in their capacity as managers of the Issuer.

“Material Action” means to consolidate or merge the Issuer with or into any Person, or sell all or substantially all of the assets of the Issuer, or to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Issuer or file a petition seeking, or consent to, reorganization or relief with respect to the Issuer under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or a substantial part of its property, or make any assignment for the benefit of creditors of the Issuer, or admit in writing the Issuer’s inability to pay its debts generally as they become due, or, to the fullest extent permitted by law, take action in furtherance of any such action, or dissolve or liquidate the Issuer.

“Measure Date” means a date no earlier than two days prior to the calculation of the Periodic Bond Payment Requirement.

“Member” means MP Renaissance Funding, LLC, as the member of the Issuer, and includes any Person admitted as an additional member of the Issuer or a substitute member of the Issuer pursuant to the provisions of the Issuer LLC Agreement, each in its capacity as a member of the Issuer; provided, however, the term “Member” shall not include the Special Member.

“Minimum Denomination” means $1,000 or any integral multiple thereof.

“Mon Power” means Monongahela Power Company, an Ohio corporation.

“Monthly Servicer’s Certificate” has the meaning specified in Section 3.04 of the Servicing Agreement.

“Monthly Calculation Date” means the date fifteen days prior to any Monthly True-Up Adjustment Date.

“Monthly True-Up Adjustment Date” means, with respect to any Series of Environmental Control Bonds, the date or dates specified as such in the Series Supplement therefor.

“Monthly True-Up Adjustment Filing” means a True-Up Adjustment Filing with respect to a Monthly True-Up Adjustment Date.

“Moody’s” means Moody’s Investors Service Inc., or its successor.

“MPR Administration Agreement” means the Administration Agreement dated as of April 11, 2007, between the Seller and the Administrator, as the same may be amended and supplemented from time to time.

“MPR LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Seller dated as of April 11, 2007, together with the schedules attached thereto, as amended and supplemented from time to time.

“Net Write-Off Percent” means the number (expressed as a percent) equal to: (i) the amount by which Write-offs attributable to a particular Billing Period exceed Write-Off recoveries attributable to such Billing Period, divided by (ii) the total billed revenue attributable to the current Billing Period.

“Non-Routine True-Up Adjustment” means any non-routine adjustment for revised Environmental Control Charges, obtained pursuant to Section 4.02 of the Servicing Agreement.

“Non-Routine True-Up Adjustment Filing” means a request filed by the Servicer with the PSCWV seeking approval to revise the True-Up Mechanism, pursuant to Section 4.02 of the Servicing Agreement.

“Officer” means an officer of the Issuer described in Article IV of the Issuer LLC Agreement.

“Officer’s Certificate” means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of the Issuer LLC Agreement or Section 11.01 of the Indenture (and in the case of an Officer’s Certificate delivered pursuant to the Indenture, such certificate shall be delivered to the Indenture Trustee). Unless otherwise specified, any reference in the Indenture or the Issuer LLC Agreement to an Officer’s Certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuer. When used with respect to the Transferor, the Seller or the Servicer, “Officer’s Certificate” means a certificate signed by (a) the chairman of the board, the president, the vice chairman of the board, the executive vice president or any vice president and (b) a treasurer, assistant treasurer, secretary or assistant secretary, or any other authorized officer, in each case of the Transferor, the Seller or the Servicer, as appropriate.

“Operating Expenses” means, with respect to the Issuer, all fees, costs, expenses and indemnity payments owed by the Issuer (including reasonable fees and expenses of agents and counsel), including all amounts owed by the Issuer to the Indenture Trustee, Mon Power, and the Independent Managers of the Issuer, the Servicing Fee payable in respect of Environmental Control Bonds issued by the Issuer, the Administrative Fees in respect of the Issuer Administration Agreement, fees owed to the Rating Agencies, legal fees and expenses of the Servicer and legal, accounting and audit fees, costs and expenses of the Issuer.

“Opinion of Counsel” means (i) with respect to opinions of counsel delivered pursuant to the Indenture, one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuer and who shall be reasonably satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee, as Indenture Trustee, and shall comply with any applicable requirements of Section 11.01 of the Indenture, and shall be in a form reasonably satisfactory to the Indenture Trustee and (ii) with respect to opinions of counsel delivered pursuant to the Transfer Agreement, the Sale Agreement or the Servicing Agreement, means one or more written opinions of counsel who may be an employee of or counsel to the Transferor, the Seller or the Servicer, as applicable, which counsel shall be reasonably acceptable to the Indenture Trustee, the Issuer or the Rating Agencies, as applicable, and shall be in form reasonably satisfactory to the Indenture Trustee, if applicable.

  “Outstanding” means, as of the date of determination, all Environmental Control Bonds or Additional Securities, theretofore authenticated and delivered under the Indenture except:

(i)  Environmental Control Bonds or Additional Securities theretofore canceled by the Bond Registrar or delivered to the Bond Registrar for cancellation;

(ii)  Environmental Control Bonds or Additional Securities or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Environmental Control Bonds or Additional Securities; (provided, however, that if such Environmental Control Bonds or Additional Securities are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, made); and

(iii)  Environmental Control Bonds or Additional Securities in exchange for or in lieu of other Environmental Control Bonds or Additional Securities, respectively, which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Environmental Control Bonds or Additional Securities are held by a bona fide purchaser;

and in determining whether the Holders of the requisite Outstanding Amount of the Environmental Control Bonds or Additional Securities or any Series or Tranche thereof have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or under any Basic Document, Environmental Control Bonds or Additional Securities owned by the Issuer, any other obligor upon the Environmental Control Bonds or Additional Securities, the Transferor, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Environmental Control Bonds or Additional Securities that the Indenture Trustee actually knows to be so owned shall be so disregarded. Environmental Control Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Environmental Control Bonds or Additional Securities and that the pledgee is not the Issuer, any other obligor upon the Environmental Control Bonds or Additional Securities, the Transferor, the Seller or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means the aggregate principal amount of all Outstanding Environmental Control Bonds or Additional Securities or, if the context requires, all Outstanding Environmental Control Bonds or Additional Securities of a Series or Tranche Outstanding at the date of determination.

“Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments of principal of or premium, if any, or interest on the Environmental Control Bonds on behalf of the Issuer.

“Payment Date” means, with respect to any Series or Tranche, each date or dates specified as Payment Dates for such Series or Tranche in the Series Supplement therefor.

“Periodic Bond Payment Requirement” means that amount of Environmental Control Charge Collections projected to be received by the Indenture Trustee on and after the applicable True-Up Adjustment Date, which, after taking into account (i) the Available True-up Excess Funds Amount as of the Measure Date, (ii) the Environmental Control Charge Collections which will be collected prior the applicable True-Up Adjustment Date, and (iii) any payments or disbursements required to be made pursuant to Section 8.02(d) of the Indenture prior to the applicable True-Up Adjustment Date, will be sufficient so that interest on each outstanding Series of Bonds will be paid on a timely basis and (x) the outstanding principal balance of each outstanding Series will equal the amount provided for in the Expected Sinking Fund Schedule therefor, (y) the amount on deposit in the Capital Subaccount will equal the Required Capital Amount and (z) the amount on deposit in the Excess Funds Subaccount will equal zero, in each case by the Payment Date immediately preceding the next Semi-Annual True-Up Adjustment Date or, in the case of a True-Up Adjustment Filing filed pursuant to Section 4.01(a)(ii), by the next Payment Date.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), business trust, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Environmental Control Bond” means, with respect to any particular Environmental Control Bond, every previous Environmental Control Bond evidencing all or a portion of the same debt as that evidenced by such particular Environmental Control Bond; and, for the purpose of this definition, any Environmental Control Bond authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Environmental Control Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Environmental Control Bond.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Projected Environmental Control Bond Balance” means, as of any date, the sum of the amounts provided for in the Expected Sinking Fund Schedules for each Outstanding Series of Environmental Control Bonds and such date.

“PSCWV” means the Public Service Commission of West Virginia or any successor.

“PSCWV Condition” means the satisfaction of any precondition to any amendment or modification to or action under any Basic Documents through the obtaining of the PSCWV’s consent or acquiescence, as described in the related Basic Document.

“PSCWV Regulations” means any regulations promulgated or adopted by the PSCWV.

“Quarterly Calculation Date” means the date fifteen days prior to any Quarterly True-Up Adjustment Date.

“Quarterly Payment Date” means, with respect to any Series or Tranche, each date or dates specified as Quarterly Payment Dates for such Series or Tranche in the Series Supplement therefor.

“Quarterly Servicer’s Certificate” has the meaning specified in Section 3.04 of the Servicing Agreement.

“Quarterly True-Up Adjustment Date” means, with respect to any Series of Environmental Control Bonds, the date or dates specified as such in the Series Supplement therefor.

“Quarterly True-Up Adjustment Filing” means a True-Up Adjustment Filing with respect to a Quarterly True-Up Adjustment Date.

“Rate Schedule” means each of the rate schedules into which Customers are divided as of the date hereof, as such rate schedules may be reconfigured from time to time.

“Rating Agency” means any rating agency rating the Environmental Control Bonds of any Tranche or Series, as the case may be, at the request of the Issuer. If no such organization or successor is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Indenture Trustee.

“Rating Agency Condition” means, with respect to any action, the notification in writing by the Issuer of such action to each Rating Agency and the confirmation in writing by each Rating Agency (other than Moody’s and Fitch) to the Transferor, the Seller, the Servicer, the Indenture Trustee and the Issuer that such action will not result in a suspension, reduction or withdrawal of the then current rating by such Rating Agency of any Outstanding Series or Tranche of Environmental Control Bonds or Additional Securities.

“Reconciliation Date” means the last Business Day of July of each year, commencing with July 31, 2008 and continuing through July 31, 2028 (or such earlier month as the Servicer shall have specified to the Issuer and the Indenture Trustee by not less than 30 days prior written notice).

“Reconciliation Period” means, with respect to the 12-month period ending the last day of April of each year; provided, that the initial Reconciliation Period shall commence on the Closing Date and end on April 30, 2008.

“Record Date” means, with respect to any Payment Date for a Series of Environmental Control Bonds, the date set forth as such in the Series Supplement therefor.

“Refunding Issuance” means issuance of a new Series of Environmental Control Bonds under the Indenture to pay the cost of refunding, through payment on the Expected Final Payment Date for a Series or Tranche of Environmental Control Bonds, all or part of the Environmental Control Bonds of such Series or Tranche to the extent permitted by the terms thereof.

“Registered Holder” means, as of any date, the Person in whose name an Environmental Control Bond is registered on the Bond Register on such date.

“Registration Statement” has the meaning specified in the Underwriting Agreement.

“Regulation AB” means the rules of the Commission promulgated under Subpart 229.110 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time.

“Released Parties” has the meaning specified in Section 5.02(f) of the Servicing Agreement.

“Remittance Date” means each date on which Environmental Control Charge Collections are to be remitted by the Servicer to the Indenture Trustee pursuant to Section 5.10 of the Servicing Agreement.

“Remittance Period” means the six-month period between each Payment Date.

“Remittance Shortfall” means the amount, if any, calculated for a particular Reconciliation Period, by which Actual Environmental Control Charge Collections received by the Servicer during such Reconciliation Period exceed all Estimated Environmental Control Charge Collections remitted to the Collection Account during such Reconciliation Period.

“Required Capital Amount” means, with respect to any Series of Environmental Control Bonds, the amount specified as such in the Series Supplement therefor.

“Requirements of Law” means any foreign, federal, state or local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Authority or common law, including the Statute, PSCWV Regulations, any applicable Financing Order and any tariff.

“Responsible Officer” means, with respect to the Indenture Trustee, any officer of the Indenture Trustee (or any successor thereto) with direct responsibility for the administration of the Indenture, any document related thereto and the Collection Account and related subaccounts, including any Vice President, Assistant Vice President, Trust Officer, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Retiring Indenture Trustee” has the meaning specified in Section 6.08 of the Indenture.

“Routine True-Up Adjustment” means any routine adjustment for revised Environmental Control Charges obtained pursuant to Section 4.01 of the Servicing Agreement.

“Routine True-Up Adjustment Filing” means a letter filed by the Servicer with the PSCWV for revised Environmental Control Charges, pursuant to Section 4.01 of the Servicing Agreement.

“S&P” means Standard & Poor’s, a division of The McGraw Hill Companies, or any successor.

“Sale Agreement” means the Transferred Environmental Control Property Sale Agreement dated as of April 11, 2007, between the Seller and the Issuer, relating to the sale of Transferred Environmental Control Property to the Issuer, as the same may be amended and supplemented from time to time.

“Schedule Revision Date” means (i) the date on which a new Series of Environmental Control Bonds is issued or any Outstanding Series of Environmental Control Bonds is defeased, (ii) any date on which the Environmental Control Charges are changed or revised in accordance with a True-Up Adjustment Filing and (iii) any Payment Date on which payments are not made in accordance with the Expected Sinking Fund Schedule in the related Series Supplement.

“Secretary of State” shall mean the Secretary of State of the State of Delaware.

“Secured Parties” means, with respect to each Series, the Indenture Trustee, the relevant Bondholders and any credit enhancer described in the applicable Series Supplement.

“Securities Account” means the Collection Account (to the extent it constitutes a securities account as defined in the West Virginia UCC and Federal Book-Entry Regulations).

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” means U.S. Bank National Association, a national banking association, solely in the capacity of a “securities intermediary” as defined in the West Virginia UCC and Federal Book-Entry Regulations or any successor securities intermediary under the Indenture.

“Security Entitlement” means “security entitlement” (as defined in Section 8-102(a)(17) of the West Virginia UCC) with respect to Financial Assets now or hereafter credited to the Securities Account and, with respect to Federal Book-Entry Regulations, with respect to Federal Book-Entry Securities now or hereafter credited to the Securities Account, as applicable.

“Seller” means MP Renaissance Funding, LLC and its successors in interest to the extent permitted under the Sale Agreement.

“Semi-Annual Calculation Date” means the date fifteen days prior to any Semi-Annual True-Up Adjustment Date.

“Semi-Annual True-Up Adjustment Date” means, with respect to any Series of Environmental Control Bonds, the date or dates specified as such in the Series Supplement therefor.

“Semi-Annual True-Up Adjustment Filing” means a True-Up Adjustment Filing with respect to a Semi-Annual True-Up Adjustment Date.

“Series” means any series of Environmental Control Bonds or any series of Additional Securities.

“Series Collateral” has the meaning specified in the preamble to the Indenture.

“Series Issuance Date” means, with respect to any Series, the date on which the Environmental Control Bonds or Additional Securities of such Series are to be originally issued in accordance with Section 2.10 of the Indenture and the Series Supplement for such Series.

“Series Supplement” means an Indenture supplemental to the Indenture that authorizes a particular Series of Environmental Control Bonds substantially in the form of Appendix B to the Indenture.

“Series Termination Date” means, with respect to any Series of Environmental Control Bonds, the termination date therefor, as specified in the Series Supplement for such Series.

“Servicer” means the Transferor, as the servicer of Environmental Control Property pursuant to the Servicing Agreement, and each successor to the Transferor (in the same capacity) pursuant to Section 5.03 or 6.04 of the Servicing Agreement.

“Servicer Default” means an event specified in Section 6.01 of the Servicing Agreement.

“Servicer Policies and Practices” means, with respect to the Servicer’s duties under Exhibit A to the Servicing Agreement, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself.

“Servicing Agreement” means the Transferred Environmental Control Property Servicing Agreement dated as of April 11, 2007, between the Servicer and the Issuer, as the same may be amended and supplemented from time to time.

“Servicing Fee” means, with respect to any Series of Environmental Control Bonds, the fee payable to the Servicer on each Payment Date for services rendered, determined pursuant to Section 5.08 of the Servicing Agreement.

“Special Member” means, upon such person’s admission to the Company as a member of the Company pursuant to Section 5(c) of the Issuer LLC Agreement, a person acting as Independent Manager, in such person’s capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in the Issuer LLC Agreement.

“Special Payment” means with respect to any Series or Tranche of Environmental Control Bonds, any payment on principal of or interest on (including any interest accruing upon default), or any other amount in respect of, the Environmental Control Bonds of such Series or Tranche that is not actually paid within five days of the Payment Date applicable thereto.

“Special Payment Date” means the Business Day on which a Special Payment is to be made by the Indenture Trustee to the Holders.

“Special Record Date” means with respect to any Special Payment Date, the close of business on the fifteenth day (wither or not a Business Day) preceding such Special Payment Date.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor.

“State” means any one of the 50 states of the United States of America or the District of Columbia.

“Statute” means the West Virginia Code, Chapter 24, Article 2, §§ 24-2-4e(a) through and including 24-2-4e(v).

“State of West Virginia Pledge” means the pledge of the State of West Virginia set forth in Section 24-2-4e(q) of the Statute.

“Subsequent Contribution Date” means any date on which Subsequent Transferred Environmental Control Property is to be transferred to the Seller pursuant to Section 2.02 of the Transfer Agreement.

“Subsequent Environmental Control Property” means Environmental Control Property contributed by the Transferor to the Seller on any Subsequent Contribution Date pursuant to the Transfer Agreement and subsequently sold by the Seller on the Subsequent Sale Date pursuant to the Sale Agreement, as identified on the related Bill of Sale, and such Bill of Sale in connection with a Series of Environmental Control Bonds.

“Subsequent Financing Order” means, a financing order of the PSCWV issued to the Utilities subsequent to the Financing Order.

“Subsequent Sale Date” means the date that a sale of Subsequent Transferred Environmental Control Property will be effective, as specified in a written notice provided by the Seller to the Issuer pursuant to Section 2.02 of the Sale Agreement.

“Subsequent Transferred Environmental Control Property” means Environmental Control Property, as identified in the related Bill of Sale, sold to the Issuer on any Subsequent Sale Date pursuant to the Sale Agreement and such Bill of Sale in connection with the issuance of a Series of Environmental Control Bonds.

“Subsidiaries” has the meaning specified in the Administration Agreements.

“Successor Servicer” has the meaning specified in Section 3.20(i) of the Indenture.

“Supplemental Indenture” means a supplemental indenture entered into by the Issuer and the Indenture Trustee pursuant to Article IX of the Indenture.

“Swap Agreement” means each ISDA Master Agreement, together with the related schedule and confirmations, between the Issuer and a Swap Counterparty, or agreement with respect to any hedge or similar transaction entered into by the Issuer, as the same may be amended and supplemented from time to time.

“Swap Counterparty” means, with respect to any Swap Agreement, the Issuer counterparty under the Swap Agreement.

“Swap Termination Payments” means all amounts payable by the Issuer to a Swap Counterparty by the Issuer in accordance with the terms of the related Swap Agreement after certain terminations of such Swap Agreement, as specified therein.

“System” has the meaning specified in the Administration Agreements.

“Termination Notice” has the meaning specified in Section 6.01 of the Servicing Agreement.

“Third Party” means any third party, including any electric generation supplier, providing billing or metering services, licensed by the PSCWV pursuant to relevant provisions of any law of the State of West Virginia and any PSCWV order.

“Tranche” means, with respect to any Series of Environmental Control Bonds, any one of the tranches of Environmental Control Bonds of that Series.

“Tranche Subaccount” has the meaning specified in Section 8.02(a) of the Indenture.

“Tranche Termination Date” means, with respect to any Tranche of Environmental Control Bonds, the termination date therefor, as specified in the Series Supplement therefor.

“Transfer Agreement” means the Environmental Control Property Transfer Agreement dated as of April 11, 2007, between the Transferor and the Seller relating to the transfer of Environmental Control Property to the Seller thereunder, as the same may be amended and supplemented from time to time.

“Transfer Date” means April 11, 2007.

“Transferor” means Monongahela Power Company, as transferor under the Transfer Agreement, and its successors in interest to the extent permitted hereunder.

“Transferred Environmental Control Property” means, collectively, the Initial Transferred Environmental Control Property and any Subsequent Transferred Environmental Control Property.

“Transferred Sale Date” means any date on which the Seller sells, conveys, or otherwise transfers any Transferred Environmental Control Property to the Issuer.

“True-Up Adjustment” means any Routine True-Up Adjustment or Non-Routine True-Up Adjustment to any Environmental Control Charge related to the Environmental Control Property made in accordance with Article IV of the Servicing Agreement or otherwise to ensure the timely and complete payment and recovery of Environmental Control Costs and Financing Costs.

“True-Up Adjustment Date” means with respect to any Series of Environmental Control Bonds, any date that a True-Up Adjustment becomes effective, as specified in the applicable Series Supplement.

“True-Up Adjustment Filing” means any Routine True-Up Adjustment Filing or Non-Routine True-Up Adjustment Filing.

“True-Up Mechanism” means the mechanism by which the Servicer adjusts the Environmental Control Charge through a True-Up Adjustment pursuant to Section 4.01 of the Servicing Agreement.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date of the Indenture, unless otherwise specifically provided.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

“Underwriters” means the underwriters identified in the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement dated April 3, 2007, among the Issuer, the Utility, the Seller, and the underwriters named therein, as the same may be amended and supplemented from time to time.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the Issuer’s option.

“Utilities” means Monongahela Power Company and The Potomac Edison Company, each doing business as Allegheny Power.

“Utility” means Monongahela Power Company doing business as Allegheny Power.

“Variables” means the variables for each Rate Schedule used in calculating True-Up Adjustment Filings which variables are listed in Attachment A to Annex 1 to the Servicing Agreement.

“West Virginia UCC” means the Uniform Commercial Code as in effect on the Closing Date in the State of West Virginia.

“Write-Offs” means write-offs of Billed Environmental Control Charges, as the case may be, that remain unpaid by Customers or Third Parties as of 45 days after the issuance of the Closing Bills containing such charges.

APPENDIX B

FORM OF SERIES SUPPLEMENT

=====================================================================

MP ENVIRONMENTAL FUNDING LLC,

Issuer

and

U.S. BANK NATIONAL ASSOCIATION,

Indenture Trustee

_______________________________

SERIES SUPPLEMENT

Dated as of [_______________]

_______________________________

=====================================================================

TABLE OF CONTENTS

Page
SECTION 1.	Definitions	2
SECTION 2.	Designation; Series Issuance Dates	5
SECTION 3.	Initial Principal Amount; Bond Rate; Expected Final Payment Date; Final Maturity Date	5
SECTION 4.	Payment Dates; Expected Sinking Fund Schedule for Principal; Interest; Required Capital Amount	5
SECTION 5.	Authorized Initial Denominations	8
SECTION 6.	Redemption	8
SECTION 7.	Credit Enhancement	9
SECTION 8.	Delivery and Payment for the Series [ ] Environmental Control Bonds; Form of the Series [ ] Environmental Control Bonds	9
SECTION 9.	Swap Agreement	5
SECTION 10	Adjustment Dates	9
SECTION 11.	Confirmation of Indenture	11
SECTION 12.	Counterparts	11
SECTION 13.	Governing Law	11
SECTION 14.	Issuer Obligation	11

Schedule A Expected Sinking Fund Schedule
Schedule B Calculation of LIBOR

Exhibit A Form of Fixed Rate Environmental Control Bonds
Exhibit B Form of Floating Rate Environmental Control Bonds

SERIES SUPPLEMENT dated as of [_______________] (as amended, restated, supplemented or otherwise modified from time to time, this “Supplement”), by and between MP ENVIRONMENTAL FUNDING LLC, a Delaware limited liability company (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Indenture Trustee”), as Indenture Trustee under the Indenture dated as of April 11, 2007, between the Issuer and the Indenture Trustee (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”).

PRELIMINARY STATEMENT

Section 9.01 of the Indenture provides, among other things, that the Issuer and the Indenture Trustee may at any time and from time to time enter into one or more indentures supplemental to the Indenture for the purposes of authorizing the issuance by the Issuer of a Series of Environmental Control Bonds and specifying the terms thereof. The Issuer has duly authorized the execution and delivery of this Supplement and the creation of a Series of Environmental Control Bonds with an initial aggregate principal amount of $[_______________] to be known as the Issuer’s Senior Secured Sinking Fund Environmental Control Bonds, Series [    ] (the “Series [    ] Environmental Control Bonds”). All acts and all things necessary to make the Series [    ] Environmental Control Bonds, when duly executed by the Issuer and authenticated by the Indenture Trustee as provided in the Indenture and this Supplement and issued by the Issuer, the valid, binding and legal obligations of the Issuer and to make this Supplement a valid and enforceable supplement to the Indenture have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly and lawfully authorized. The Issuer and the Indenture Trustee are executing and delivering this Supplement in order to provide for the Series [ ] Environmental Control Bonds.

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee, on the date hereof as trustee for the benefit of (i) the Holders of the Series [ ] Environmental Control Bonds, (ii) the Indenture Trustee and [(iii) each Swap Counterparty] all of the Issuer’s right, title and interest (whether now owned or hereinafter acquired or arising) in, to and under (a) the Transferred Environmental Control Property transferred by the Seller to the Issuer on the date hereof pursuant to the Sale Agreement and all proceeds thereof, (b) to the extent related to the Series [ ] Environmental Control Bonds, the Transfer Agreement, (c) to the extent related to the Series [ ] Environmental Control Bonds, the Sale Agreement, (d) the Bill of Sale delivered by the Seller pursuant to the Sale Agreement on the date hereof, (e) to the extent related to the Series [ ] Environmental Control Bonds, the Servicing Agreement, (f) to the extent related to the Series [ ] Environmental Control Bonds, the Issuer Administrative Agreement, (g) the Collection Account for the Series [    ] Environmental Bonds and all subaccounts thereof and all cash, securities, instruments, investment property or other assets deposited in or credited to such Collection Account or any subaccount thereof from time to time or purchased with funds therefrom, [(h) any Swap Agreement to which the Issuer is a party, if any, for the Series [ ] Environmental Control Bonds ](i) all other property related to the Series [ ] Environmental Control Bonds of whatever kind owned from time to time by the Issuer including all accounts, accounts receivable, investment property and chattel paper, (j) to the extent payable to the Collection Account for the Series [ ] Environmental Control Bonds, all present and future claims, demands, causes and chooses in action in respect of any or all of the foregoing and (k) to the extent payable to the Collection Account for the Series [ ] Environmental Control Bonds, all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, general intangibles, notes, drafts, acceptances, chattel paper, documents, money, investment property, letters of credit, letter of credit rights, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Series [ ] Collateral”); provided (A) that the following shall not be subject to the lien of the Indenture: (i) cash or other property distributed to the Issuer from the Collection Account in accordance with the provisions of the Indenture, (ii) proceeds from the sale of the Series [ ] Environmental Control Bonds required to pay the purchase price of the Transferred Environmental Control Property pursuant to the Sale Agreement, as the case may be, and the costs of the issuance of the Environmental Control Bonds as set forth in the flow of funds memorandum delivered on the date hereof (together with any interest earnings thereon) and (iii) any cash released to any Swap Counterparty by the Indenture Trustee from the Tranche Subaccount related to the Tranche [ ] Environmental Control Bonds pursuant to Section 8.02(h) of the Indenture and (B) that this Grant shall be limited only to the Issuer’s right, title and interest as related to Environmental Control Property transferred on the date hereof and the Series [ ] Environmental Control Bonds and not to any Additional Issuance, including another issuance of Environmental Control Bonds.

To have and to hold in trust to secure the payment of principal of and premium, if any, and interest on, and any other amounts owing in respect of, the Series [ ] Environmental Control Bonds, including all amounts payable to the Indenture Trustee under the Indenture and the other Basic Documents equally and ratably without prejudice, preference, priority or distinction, except as expressly provided in this Indenture and to secure performance by the Issuer of all of the Issuer’s obligations under this Indenture with respect to the Series [    ] Environmental Control Bonds, all as provided in this Indenture.

The Indenture Trustee, as trustee on behalf of the Holders of the Environmental Control Bonds, acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform its duties required in the Indenture and in this Supplement.

SECTION 1. Definitions. All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent the context clearly requires otherwise or as such terms are defined or modified in this Supplement. With respect to the Series [    ] Environmental Control Bonds, the following definitions shall apply:

“Adjustment Date” has the meaning set forth in Section 10 of this Supplement.

[“Approved Replacement Counterparty” has the meaning set forth in Section 9(a) of this Supplement.]

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“Bond Rate” has the meaning set forth in Section 3 of this Supplement.

“Expected Final Payment Date” means, with respect to any Tranche of the Series [ ] Environmental Control Bonds, the expected final payment date therefor, as specified in Section 3 of this Supplement.

“Expected Sinking Fund Schedule” means Schedule A to this Supplement.

“Final Maturity Date” means, with respect to any Tranche of the Series [ ] Environmental Control Bonds, the final maturity date therefor, as specified in Section 3 of this Supplement.

[“[Floating Rate Tranche]” means the Series [ ] Environmental Control Bonds, Tranche [ ].]

“Interest Accrual Period” means, with respect to any Payment Date, the period from and including the preceding Payment Date (or, in the case of the first Payment Date, from and including the Series Issuance Date) to and excluding such Payment Date.

[“LIBOR” means a rate per annum equal to the London interbank offered rate for three-month United States dollar deposits (except with respect to the period from the date of issuance to and including [ ] when the rate will be based on one-month United States dollar deposits), calculated by the Indenture Trustee on the Tranche [ ] Interest Determination Date according the procedure in Schedule B hereto.]

[“London Banking Day” means a day on which commercial banks in London are open for general business.]

“Monthly True-Up Adjustment Date” has the meaning set forth in Section 10 of this Supplement.

[“Original Tranche [ ] Swap Agreement” means the ISDA Master Agreement, together with the related Schedule and Confirmation, each dated [ ] between the Issuer and [          ], as the Swap Counterparty thereunder, relating to the [Floating Rate Tranche].]

“Payment Date” has the meaning set forth in Section 4(a) of this Supplement.

[“Qualified Replacement Counterparty” means a Replacement Counterparty that (i) has the Required Rating from each of the Rating Agencies or (ii) enters into such other arrangements as will result in the [Floating Rate Tranche] receiving ratings from the Rating Agencies not less than the ratings that would be received if such Replacement Counterparty satisfied the Required Rating for each of the Rating Agencies.]

“Quarterly True-Up Adjustment Date” has the meaning set forth in Section 10 of this Supplement.

“Record Date” shall mean, with respect to any Payment Date, the close of business on the Business Day prior to such Payment Date.

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[“Replacement Counterparty” has the meaning set forth in Section 9(a) of this Supplement.]

“Required Capital Amount” has the meaning set forth in Section 4(d) of this Supplement.

[“Required Rating” means in the case of Moody's, either "[ ]" for long-term unsecured debt or "[ ]" for short-term unsecured debt in the case of S&P and, if the Swap Counterparty is rated by Fitch, "[ ]" for long-term unsecured debt and "[ ]" for short-term unsecured debt.]

“Semi-Annual True-Up Adjustment Date” has the meaning set forth in Section 10 of this Supplement.

“Series Issuance Date” has the meaning set forth in Section 2(b) of this Supplement.

“Series Termination Date” is the final Final Maturity Date set forth in Section 3 of this Supplement.

[“Swap Agent” has the meaning set forth in Section 9(a) of this Supplement.]

[“Swap Counterparty Downgrade Event” shall have the meaning assigned to it in the related Swap Agreement.]

[“Tranche [ ] Gross Fixed Amount” with respect to any Payment Date means an amount equal to the product of the Tranche [ ] Gross Fixed Rate times the Outstanding Amount of the [Floating Rate Tranche] as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the [Floating Rate Tranche] on such preceding Payment Date, which product (i) in the case of each Payment Date other than the initial Payment Date shall be multiplied by the number of days (determined on the basis of a 360-day year of twelve 30-day months) from and including the preceding payment date to, but excluding, the current Payment Date, divided by 360, and (ii) in the case of the initial Payment Date, shall be multiplied by the number of days (determined on the basis of a 360-day year of twelve 30-day months) from and including the Series Issuance Date to, but excluding, the initial Payment Date, divided by 360, provided, that, so long as a Swap Agreement is in effect, the Tranche [ ] Gross Fixed Amount shall be calculated in accordance with such Swap Agreement.]

[“Tranche [ ] Gross Fixed Rate” has the meaning set forth in Section 4(e)(iii) of this Supplement.]

[“Tranche [ ] Interest Determination Date” means, with respect to a Payment Date, the day two London Banking Days prior to (a) the preceding Payment Date, or, (b) in the case of the initial Payment Date, the Tranche [ ] Settlement Date.]

[“Tranche [ ] Settlement Date” means [date of floating rate bond settlement date].]

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[“Tranche [ ] Swap Agreement” means the Original Tranche [ ] Swap Agreement and any replacement Swap Agreement relating to the [Floating Rate Tranche] entered into pursuant to Section 9 of this Supplement.]

[“Tranche [ ] Swap Counterparty” means the Swap Counterparty under the Tranche [ ] Swap Agreement.]

SECTION 2. Designation; Series Issuance Dates.

(a)     Designation. The Series [ ] Environmental Control Bonds shall be designated generally as the Issuer’s Senior Secured Sinking Fund Environmental Control Bonds, Series [ ] and further denominated as Tranches [ ] through [ ].

(b)     Series Issuance Date. The Series [ ] Environmental Control Bonds that are authenticated and delivered by the Indenture Trustee to or upon the order of the Issuer on [_______________] (the “Series Issuance Date”) shall have as their date of authentication [_______________]. Each other Series [ ] Environmental Control Bond shall be dated the date of its authentication.

SECTION 3. Initial Principal Amount; Bond Rate; Expected Final Payment Date; Final Maturity Date. The Environmental Control Bonds of each Tranche of the Series [ ] Environmental Control Bonds shall have the initial principal amounts, bear interest at the rates per annum and shall have Expected Final Payment Dates and Final Maturity Dates as set forth below:

Tranche		Initial Principal Amount	Bond Rate	Expected Final Payment Date	Final Maturity Date
[ ]	$		%		[_____]

Interest shall be paid on the Series [Floating Rate Tranche] in accordance with Section 4(e) hereof.

SECTION 4. Payment Dates; Expected Sinking Fund Schedule for Principal; Interest; Required Capital Amount.

(a)     Payment Dates. The Payment Dates for each Tranche of the Series [ ] Environmental Control Bonds are [_______________] and [_______________] and additional Payment Dates for the [Floating Rate Tranche] are [_______________] and [_______________] of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on [_______________] and continuing until the earlier of repayment of such Tranche in full and the applicable Final Maturity Date.

(b)     Expected Sinking Fund Schedule for Principal. Unless an Event of Default shall have occurred and be continuing and the unpaid principal amount of all Series of Environmental Control Bonds has been declared to be due and payable together with accrued and unpaid interest thereon, on each Payment Date, the Indenture Trustee shall distribute to the Series [ ] Environmental Control Bondholders of record as of the related Record Date amounts payable in respect of the Series [ ] Environmental Control Bonds pursuant to Section 8.02(e) of

5

the Indenture as principal, in accordance with the Expected Sinking Fund Schedule. To the extent that more than one Tranche of the Series [ ] Environmental Control Bonds is to receive payments of principal in accordance with the Expected Sinking Fund Schedule on any Payment Date, such amounts will be allocated in a sequential manner, to the extent funds are available, as follows: (i) to the holders of the Series [ ] Environmental Control Bonds, Tranche [A-1], until this Tranche is retired in full; (ii) to the holders of the Series [ ] Environmental Control Bonds, Tranche [A-2], until this Tranche is retired in full; (iii) to the holders of the Series [ ] Environmental Control Bonds, Tranche [A-3], until this Tranche is retired in full; and (iv) to the holders of the Series [ ] Environmental Control Bonds, Tranche [A-4], until this Tranche if retired in full; provided, however, that other than in the event of an acceleration upon an Event of Default in no event shall a principal payment pursuant to this Section 4(b) on any Tranche on a Payment Date be greater than the amount that reduces the Outstanding Amount of such Tranche of Series [ ] Environmental Control Bonds to the amount specified in the Expected Sinking Fund Schedule which is attached as Schedule A hereto for such Tranche and Payment Date. If an Event of Default shall have occurred and be continuing and the unpaid principal amount of all Series of Environmental Control Bonds has been declared to be due and payable together with accrued and unpaid interest thereon, principal payments on each Tranche of Series [ ] Environmental Control Bonds will be made on a pro rata basis based on the respective Tranche Principal Balances for each such Tranche as of the prior Payment Date. Not later than each Schedule Revision Date, the Issuer shall deliver to the Indenture Trustee a replacement Schedule A hereto, adjusted to reflect the event giving rise to such Schedule Revision Date and setting forth the Expected Sinking Fund Schedule for each Payment Date.

(c)     Interest. On each Payment Date after the initial Payment Date, interest will be payable on the Series [ ] Environmental Control Bonds in an amount equal to: (1) with respect to the Series [ ] Environmental Control Bonds, [List all fixed rate tranches] [floating rate Tranche] (to the extent interest is being paid at the Tranche [ ] Gross Fixed Rate), the number of days (determined on the basis of a 360-day year of twelve 30-day months) from and including the preceding Payment Date to, but excluding, the current Payment Date, divided by 360, [and (2) with respect to the [Floating Rate Tranche] (to the extent interest is being paid at the floating rate), the actual number of days since the preceding Payment Date to, but excluding, the current Payment Date, divided by 360], times the product of:

(i)     the applicable Bond Rate times

(ii)     the Outstanding Amount of the related Tranche of Environmental Control Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the related Tranche of Series [ ] Environmental Control Bonds on such preceding Payment Date.

With respect to the initial Payment Date, interest will be payable in an amount equal to:

(1)     with respect to the Series [ ] Environmental Control Bonds, [Fixed rate tranches], the number of days (determined on the basis of a 360-day year of twelve 30-day months) from and including the Series Issuance Date to, but excluding, the initial Payment Date, divided by 360, times the product of:

6

(a)     the applicable Bond Rate times

(b)     the original principal amount of such Tranche of Environmental Control Bonds as of the Series Issuance Date;

(2)     [with respect to the [Floating Rate Tranche],

(a)     [ ]% times

(b)     $[ ] times

(c)     the actual number of days from and including the Series Issuance Date up to and including [ ], divided by 360, plus

(d)     LIBOR (calculated two London Banking Days before [                   ]) plus [      ]% times

(e)     $[ ], times

(f)     the actual number of days from and including [                   ] up to and including [                   ], divided by 360.]

Upon the termination of the Tranche [ ] Swap Agreement for any reason and for so long as there is no replacement Tranche [ ] Swap Agreement in effect, the [Floating Rate Tranche] shall continue to bear interest as described above.

(d)     Required Capital Amount. The Required Capital Amount for the Series [ ] Environmental Control Bonds shall be equal to 0.50% of the initial principal amount thereof, or $[_______________].

(e)     [Floating Rate Tranche].

(i)     Upon the issuance of the [Floating Rate Tranche], the Indenture Trustee will establish and maintain a Tranche Subaccount (the "Tranche [ ] Subaccount"), which the Indenture Trustee will hold in trust for the benefit of the Holders of the [Floating Rate Tranche] [and the Tranche [ ] Swap Counterparty]. On the Business Day preceding each Payment Date, but subject to any proration among Series and Tranches in the case of a shortfall of funds available to pay interest on the Environmental Control Bonds pursuant to Section 8.02 of the Indenture, the Indenture Trustee shall allocate to the Tranche [ ] Subaccount an amount equal to the Tranche [ ] Gross Fixed Amount with respect to such Payment Date. [On or before the Payment Date, any net amount payable by the Issuer to the Tranche [ ] Swap Counterparty under the Tranche [ ] Swap Agreement shall be paid from the Tranche [ ] Subaccount, and any net amount payable to the Issuer by the Tranche [ ] Swap Counterparty under the Tranche [ ] Swap Agreement shall be deposited into the Tranche [ ] Subaccount. On that Payment Date, amounts in the Tranche [ ] Subaccount after such netting and payment shall be paid as interest to the Holders of the [Floating Rate Tranche].]

7

(A)     For each Payment Date [the Tranche [ ] Fixed Gross Amount] [the interest due with respect to the [Floating Rate Tranche] with respect to such Payment Date shall be allocated to the Tranche [ ] Subaccount on a pro rata basis with amounts allocated with respect to Interest payable on each of the other Tranches of the Series [ ] Environmental Control Bonds pursuant to Section 8.02 of the Indenture.

(B)     [If, on any Payment Date for any Calculation Period during which the Tranche [ ] Swap Agreement is in effect, there are insufficient funds in the Tranche [ ] Subaccount to pay the interest due to the Holders of the [Floating Rate Tranche] because of a failure of the Tranche [ ] Swap Counterparty to pay any net amount payable by the Tranche [ ] Swap Counterparty under the Tranche [ ] Swap Agreement, the Tranche [ ] Environmental Control Bondholders shall have no recourse to amounts in any other Subaccount to recover such shortfall other than from amounts subsequently paid by the Tranche [ ] Swap Counterparty.]

(C)     [If for any Payment Date there are insufficient funds in the Tranche [ ] Subaccount to pay the interest due to the Holders of the [Floating Rate Tranche] and to pay any net amount payable to the Tranche [ ] Swap Counterparty by the Issuer under the Tranche [ ] Swap Agreement because of a shortfall of funds available for the Indenture Trustee to allocate to the Tranche [ ] Subaccount the full amount of the Tranche [ ] Fixed Gross Amount with respect to such Payment Date, amounts in the Tranche [ ] Subaccount shall be distributed to the Holders of the [Floating Rate Tranche] and the Tranche [ ] Swap Counterparty on a pro rata basis based on the respective amounts payable to the Swap Counterparty and the interest payable to Holders of the [Floating Rate Tranche] with respect to such Payment Date. Any overdue and unpaid amounts due to the Swap Counterparty shall be paid from the Tranche [ ] Subaccount pari passu and pro rata with any overdue and unpaid interest due to the Holders of the [Floating Rate Tranche].]

(D)     [The Tranche [ ] Swap Counterparty shall be secured by the Grant made to the Indenture Trustee under the Granting Clause of the Indenture with respect to and to the extent of amounts on deposit in the Tranche [ ] Subaccount pari passu with the Holders of the [Floating Rate Tranche] based on the respective amounts payable to the Swap Counterparty and the amounts payable to the Holders of the [Floating Rate Tranche], in accordance with this Series Supplement, the Indenture and the Swap Agreement.]

(ii)     The Indenture Trustee shall calculate LIBOR in accordance with Schedule C hereto on each Tranche [ ] Interest Determination Date and the Indenture Trustee shall notify the Servicer, the Issuer [and the Swap Counterparty] of such calculation.

(iii)     The Tranche [ ] Gross Fixed Rate is [ ].

SECTION 5. Authorized Initial Denominations. The Series [ ] Environmental Control Bonds shall be issuable in the Authorized Initial Denominations.

SECTION 6. Redemption. The Series [ ] Environmental Control Bonds shall not be subject to mandatory or optional redemption.

8

SECTION 7. Credit Enhancement. No credit enhancement is provided for the Series [ ] Environmental Control Bonds.

SECTION 8. Delivery and Payment for the Series [ ] Environmental Control Bonds; Form of the Series [ ] Environmental Control Bonds. The Indenture Trustee shall deliver the Series [ ] Environmental Control Bonds to the Issuer when authenticated in accordance with Section 2.02 of the Indenture. The Series [ ] Environmental Control Bonds of each Tranche shall be in the form of Exhibits [ ] through [ ] hereto.

SECTION 9. [Swap Agreement.

(a)     Upon a termination event or event of default under the Tranche [ ] Swap Agreement, the Issuer shall appoint a recognized swap dealer which is a member of the International Swaps and Derivatives Association, Inc. with capital and surplus of at least $50 million (the "Swap Agent") to independently solicit, for a period not exceeding 30 days, a replacement Tranche [ ] Swap Counterparty (a "Replacement Counterparty"), who shall not be the Swap Agent or an Affiliate thereof. During such 30 day period, the Swap Agent shall be required to identify a Qualified Replacement Counterparty, or if a Qualified Replacement Counterparty cannot be found, the Swap Agent shall be required to identify the highest rated Replacement Counterparty available that is approved by the Holders of at least 66 2/3% of the Outstanding Amount of the [Floating Rate Tranche] (an "Approved Replacement Counterparty"). In any case, if there is more than one available Qualified Replacement Counterparty or Approved Replacement Counterparty, as applicable, with the same credit rating, the Swap Agent shall select that prospective Qualified Replacement Counterparty or Approved Replacement Counterparty, as applicable, offering the terms with the lowest overall cost to the Issuer. The costs and expenses of a Swap Agent appointed pursuant to this Section 9(a) shall be an Operating Expense to be paid by the Issuer pursuant to Section 8.02(e)(iv), to the extent not paid by the Swap Counterparty .

(b)     If the Swap Agent is successful in identifying a Qualified Replacement Counterparty or Approved Replacement Counterparty, upon the termination of the Tranche [ ] Swap Agreement, the Issuer shall execute a replacement Tranche [ ] Swap Agreement with such Replacement Counterparty having substantially the same terms as the Tranche [ ] Swap Agreement being replaced, effective as of the Payment Date immediately following such execution. Any initial upfront payments made by such Replacement Counterparty in connection with its entering into such replacement Tranche [ ] Swap Agreement shall be paid to the terminated Tranche [ ] Swap Counterparty, and any termination payment or other similar amount paid to the Issuer by the terminated Tranche [ ] Swap Counterparty in accordance with the terms of the Swap Agreement shall first be used to make any payment required to be made to a Replacement Counterparty under a Swap Agreement and then to the extent not so used shall be deposited into the Tranche [ ] Subaccount and paid to the Holders of the [Floating Rate Tranche] on the next Payment Date, pro rata based on the principal amount held by each Holder.

(c)     If a Qualified Replacement Counterparty or an Approved Replacement Counterparty has not been obtained, the Swap Agent shall be required to renew such search every three months thereafter until a Qualified Replacement Counterparty or Approved

9

Replacement Counterparty has been identified and approved and a replacement Tranche [ ] Swap Agreement has been entered into in the manner set forth in clauses (a) and (b) above.

(d)     If a termination event or a event of default occurs and is continuing under the Tranche [ ] Swap Agreement, the Indenture Trustee may, and at the direction of the Holders of at least 66 2/3% of the Outstanding Amount of the [Floating Rate Tranche] shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Tranche [ ] Swap Counterparty and any right of the Issuer to take this action shall be suspended.

(e)     The Tranche [ ] Swap Agreement may be amended in accordance with the terms of the Indenture.

(f)     With respect to any action proposed by the Issuer to amend, modify, waive, supplement or surrender the terms of or rights under the Tranche [ ] Swap Agreement, or waive timely performance or observance by the Tranche [ ] Swap Counterparty under the Tranche [  ] Swap Agreement, in a way which would materially and adversely affect the interests of the Holders of the [Floating Rate Tranche], the Issuer shall provide prior notice to the Rating Agencies. The Issuer will consent to such proposed action only with the consent of (i) the Holders of at least 66 2/3% of the Outstanding Amount of the [Floating Rate Tranche] and (ii) the Holders of at least 66 2/3% of the Outstanding Amount of all of such other Series or Tranches, and each counterparty to any other Swap Agreement, materially and adversely affected thereby. Notwithstanding the foregoing, nothing shall prevent the Issuer from seeking or retaining a Swap Agent to seek a Replacement Counterparty.

(g)     Notwithstanding the foregoing clause (f), upon a Swap Counterparty Downgrade Event or payment default by the Tranche [ ] Swap Counterparty under the Tranche [ ] Swap Agreement, the Issuer shall not (i) continue with a downgraded Tranche [ ] Counterparty notwithstanding the failure timely to identify a Qualified Replacement Counterparty or Approved Replacement Counterparty, as provided in the Tranche [ ] Swap Agreement, or (ii) waive a payment default by the Tranche [ ] Swap Counterparty within the time periods prescribed in the Tranche [ ] Swap Agreement, except as directed by the Holders of at least 66 2/3% of the Outstanding Amount of the [Floating Rate Tranche].]

SECTION 10. Adjustment Dates. The following table summarizes the adjustment frequency of the Environmental Control Charges with respect to the Series [ ] Environmental Control Bonds:

Adjustment Dates
Semi-Annual True-Up Adjustments	[______________]
Monthly True-Up Adjustments	[______________]
Quarterly True-Up Adjustments	[______________]

The first Semi-Annual True-Up Adjustment will become effective on [______________]. [No adjustment will be made on [______________].]

10

SECTION 11. Confirmation of Indenture. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken, and construed as one and the same instrument.

SECTION 12. Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 13. Governing Law. This Supplement shall be construed in accordance with the laws of the State of New York without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 14. Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Environmental Control Bonds or under this Supplement or any certificate or other writing delivered in connection herewith or therewith, against (i) any owner of a beneficial interest in the Issuer or (ii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, any holder of a beneficial interest in the Issuer or the Indenture Trustee or of any successor or assign of the Indenture Trustee, except as any such Person may have expressly agreed (it being understood that none of the Indenture Trustee’s obligations are in its individual capacity).

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the first day of the month and year first above written.

MP ENVIRONMENTAL FUNDING LLC, as Issuer,

by:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee on behalf of the Environmental Control Bondholders,

by:
Name:
Title:

11

SCHEDULE A

Expected Sinking Fund Schedule

Outstanding Principal Balance

Payment Date	Tranche [A-]	Tranche [A-]	Tranche [A-]	Tranche [A-]	[ ]
Series Issuance Date	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]	[_____]	[_____]
[_____]	0	0	0	0	0

12

SCHEDULE B

Calculation of LIBOR

(a)     On the Tranche [ ] Interest Determination Date immediately preceding the first day of each applicable Calculation Period, the Indenture Trustee will determine LIBOR based on the offered rate for deposits in United States dollars for the applicable period, commencing on the first day of that Calculation Period that appears on the Moneyline Telerate Service page 3750 of the Telerate Services as of 11:00 a.m., London time, on such Tranche [ ] Interest Determination Date (the "Telerate Page"). If no offered rate appears on the Telerate Page, LIBOR for such Calculation Period will be determined as described in clause (b) below.

(b)     With respect to an Tranche [ ] Interest Determination Date on which no offered rate appears on the Telerate Page, the Indenture Trustee will request each of four major banks in the London interbank market, selected by the Indenture Trustee, to provide the Indenture Trustee with that bank’s offered quotation for deposits in United States dollars for the applicable Calculation Period, commencing on the second London Banking Day immediately following that Tranche [ ] Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Tranche [ ] Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time for the applicable period. If at least two such quotations are provided, LIBOR for such Calculation Period will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR for that Calculation Period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in the City of New York, on that Tranche [ ] Interest Determination Date by major banks in the City of New York selected by the Indenture Trustee for loans in United States dollars to leading European banks, for the Calculation Period commencing on the second London Banking Day immediately following that Tranche [ ] Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time.

(c)     On the first Tranche [ ] Interest Determination Date, the Indenture Trustee will determine three-month LIBOR as described above and will also determine LIBOR based on the offered rate for six-month deposits in United States dollars that appears on the Telerate page or, if no such offered rate appears on the Telerate page, in the manner described in (b) above (except that the “applicable period” will be six months). The interpolated LIBOR applicable to the first interest accrual period will be equal to the sum of (a) three-month LIBOR and (b) the LIBOR increment. The LIBOR increment will be equal to the product of (x) a fraction, the numerator of which is the actual number of days from and including the three-month anniversary of the closing date to but excluding the first payment date and the denominator of which is 90, and (y) the excess, if any, of six-month LIBOR over three-month LIBOR.

(d)     If LIBOR cannot be determined in accordance with clauses (a), (b) or (c) above, then LIBOR will be determined to be the same as the rate which applied during the previous Calculation Period or, in the case of any failure to determine LIBOR on either of the two Tranche [ ] Interest Determination Dates preceding the first Payment Date, the rate which is on the Series Issuance Date.

13

EXHIBIT A

FORM OF FIXED RATE ENVIRONMENTAL CONTROL BONDS

REGISTERED	$[ ]
No. ________

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP NO. ________

THE PRINCIPAL OF THIS SERIES [ ], TRANCHE [ ] ENVIRONMENTAL CONTROL BOND (“TRANCHE [ ] ENVIRONMENTAL CONTROL BOND”) WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS TRANCHE [ ] ENVIRONMENTAL CONTROL BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THE HOLDER OF THIS TRANCHE [ ] ENVIRONMENTAL CONTROL BOND HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE INDENTURE, IT WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST, THE ISSUER OR ANY OF ITS MANAGERS OR MEMBERS ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER PROCEEDING UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THE ENVIRONMENTAL CONTROL BONDS, THE INDENTURE OR ANY OF THE BASIC DOCUMENTS, SUBJECT TO THE RIGHT OF A CIRCUIT COURT OF THE STATE OF WEST VIRGINIA TO ORDER SEQUESTRATION AND PAYMENT OF REVENUES ARISING WITH RESPECT TO THE ENVIRONMENTAL CONTROL PROPERTY. TRANSFERS OF THIS GLOBAL ENVIRONMENTAL CONTROL BOND SHALL BE LIMITED TO TRANSFERS IN THE CLEARING AGENCY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL ENVIRONMENTAL CONTROL BOND SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

MP ENVIRONMENTAL FUNDING LLC

ENVIRONMENTAL CONTROL BONDS, SERIES [ ], TRANCHE [ ].

Bond Rate	Initial Principal Amount	Expected Final Payment Date	Final Maturity Date

[ ]%	$[ ]	[ ], [ ]	[ ], [ ]

MP Environmental Funding LLC, a limited liability company organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value

A-1

received, hereby promises to pay to [Cede & Co.], the Registered Holder hereof, or registered assigns, the Initial Principal Amount shown above in semi-annual installments on the Payment Dates (as defined below) and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02(e) of the Indenture, in each year, commencing on [                                 ] and ending on or before the Final Maturity Date, to pay the entire unpaid principal hereof on the Final Maturity Date and to pay interest, at the Bond Rate shown above, on each [ ] and [ ] or if any such day is not a Business Day, the next succeeding Business Day (each a “Payment Date”), commencing on [ ] and continuing until the earlier of the payment of the principal hereof and the Final Maturity Date, on the principal amount of this Tranche [ ] Environmental Control Bond outstanding on such Payment Date, after giving effect to any payment of principal made on such Payment Date. Interest on this Tranche [     ] Environmental Control Bond will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from [ ]. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Tranche [ ] Environmental Control Bond shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Tranche [ ] Environmental Control Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Tranche [ ] Environmental Control Bond shall be applied first to interest due and payable on this Tranche [ ] Environmental Control Bond as provided above and then to the unpaid principal of and premium, if any, on this Tranche [ ] Environmental Control Bond, all in the manner set forth in Section 8.02(e) of the Indenture.

Reference is made to the further provisions of this Tranche [ ] Environmental Control Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Tranche [ ] Environmental Control Bond.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Tranche [ ] Environmental Control Bond shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

A-2

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an Authorized Officer of the Issuer.

Date:

MP ENVIRONMENTAL FUNDING LLC

By: ____________________________
Name:
Title:

A-3

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Tranche [ ] Environmental Control Bonds of the Series [ ] Environmental Control Bonds, designated above and referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as
Indenture Trustee on behalf of the Environmental Control Bondholders,

By: ___________________________________
Authorized Signatory

A-4

[REVERSE OF ENVIRONMENTAL CONTROL BOND]

This Series [ ], Tranche [ ] Environmental Control Bond is one of a duly authorized issue of Environmental Control Bonds of the Issuer, designated as its Environmental Control Bonds (herein called the “Environmental Control Bonds”), issued and to be issued in one or more Series, which Series are issuable in one or more Tranches, and this Series [ ] Environmental Control Bond, in which this Tranche [ ] Environmental Control Bond represents an interest, consists of [ ] Tranches, including the Tranche [ ] Environmental Control Bonds (herein called the “Tranche [ ] Environmental Control Bonds”), all issued and to be issued under an indenture dated as of April 11, 2007, and a series supplement thereto dated as of [ ] (such series supplement, as supplemented or amended, the “Supplement” and, collectively with such indenture, as supplemented or amended, the “Indenture”), each between the Issuer and [ ], as Indenture Trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the related Series Collateral property pledged, the nature and extent of the security, the respective rights, obligations and immunities thereunder of the Issuer, the Indenture Trustee and the Holders of the Environmental Control Bonds and the terms and conditions under which additional Environmental Control Bonds may be issued. All terms used in this Tranche [ ] Environmental Control Bond that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in the Indenture.

The Tranche [ ] Environmental Control Bonds, the other Tranches of Series [ ] Environmental Control Bonds and any other Series of Environmental Control Bonds issued by the Issuer are and will be equally and ratably secured by the related Series Collateral pledged as security therefor as provided in the Indenture.

The principal of this Tranche [ ] Environmental Control Bond shall be payable in installments on each Payment Date specified in the Expected Sinking Fund Schedule only to the extent that amounts in the related Collection Account are available therefor, and only until the outstanding principal balance thereof on such Payment Date (after giving effect to all payments of principal, if any, made on such Payment Date) has been reduced to the principal balance specified in the Expected Sinking Fund Schedule which is attached to the Supplement as Schedule A, unless payable earlier because an Event of Default (other than an Event of Default under Section 5.01(vi) of the Indenture) shall have occurred and be continuing and the Indenture Trustee or the Holders of Environmental Control Bonds representing not less than a majority of the Outstanding Amount of the Environmental Control Bonds of all Series have declared the Environmental Control Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture. However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02(e) of the Indenture. The entire unpaid principal amount of this Tranche [ ] Environmental Control Bond shall be due and payable on the Final Maturity Date hereof. Notwithstanding the foregoing, the entire unpaid principal amount of the Environmental Control Bonds shall become immediately due and payable, if not then previously paid, after an Event of Default (other than an Event of Default under Section 5.01(vi) of the Indenture) shall have occurred and be continuing and the Indenture Trustee or the Holders of the Environmental Control Bonds representing not less than a majority of the Outstanding Amount of the Environmental Control Bonds have declared the Environmental Control Bonds to be immediately due and payable in the manner provided in

A-5

Section 5.02 of the Indenture. All principal payments on the Tranche [ ] Environmental Control Bonds shall be made pro rata to the Tranche [ ] Environmental Control Bondholders entitled thereto based on the respective principal amounts of such Bonds held by them.

Payments of interest on this Tranche [ ] Environmental Control Bond due and payable on each Payment Date, together with the installment of principal or premium, if any, due on this Tranche [ ] Environmental Control Bond on such Payment Date shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Tranche [ ] Environmental Control Bond (or one or more Predecessor Environmental Control Bonds) in the Bond Register as of the close of business on the applicable Record Date or Special Record Date or in such other manner as may be provided in the Indenture or the Supplement except that (i) upon application to the Indenture Trustee by any Holder owning Environmental Control Bonds of any tranche in the principal amount of $10,000,000 or more not later than the applicable Record Date payment will be made by wire transfer to an account maintained by such Holder; (ii) with respect to Environmental Control Bonds registered as of the close of business on the applicable Record Date or Special Record Date in the name of the nominee of the Clearing Agency, payments will be made by wire transfer in immediately available funds to the account designated by such nominee; and (iii) with respect to the final installment of principal and premium, if any, payable with respect to such Environmental Control Bond on a Payment Date, such amounts shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears in the Bond Register as of the applicable Record Date or Special Record Date without requiring that this Tranche [ ] Environmental Control Bond be submitted for notation of payment. Any reduction in the principal amount of this Tranche [ ] Environmental Control Bond (or any one or more Predecessor Environmental Control Bonds) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Tranche [ ] Environmental Control Bond and of any Tranche [ ] Environmental Control Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Tranche [ ] Environmental Control Bond on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the second preceding Record Date to such Payment Date by notice mailed no later than ten days prior to such final Payment Date and shall specify that such final installment will be payable to the Registered Holder hereof as of the Record Date immediately preceding such final Payment Date and only upon presentation and surrender of this Tranche [ ] Environmental Control Bond and shall specify the place where this Tranche [ ] Environmental Control Bond may be presented and surrendered for payment of such installment.

The Issuer shall pay interest on overdue installments of interest on this Tranche [ ] Environmental Control Bond at the Tranche [ ] Bond Rate to the extent lawful in accordance with Section 2.08(c) of the Indenture.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Tranche [ ] Environmental Control Bond may be registered in the Bond Register upon surrender of this Tranche [ ] Environmental Control Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed

A-6

by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an Eligible Guarantor Institution, and thereupon one or more new Tranche [ ] Environmental Control Bonds of any Authorized Initial Denominations and in the same aggregate initial principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Tranche [ ] Environmental Control Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange.

Each Tranche [ ] Environmental Control Bondholder, by acceptance of a Tranche [ ] Environmental Control Bond, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Tranche [ ] Environmental Control Bonds or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) any owner of a beneficial interest in the Issuer or (ii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, any holder of a beneficial interest in the Issuer or the Indenture Trustee or of any successor or assign of the Indenture Trustee, except as any such Person may have expressly agreed (it being understood that all of the Indenture Trustee’s obligations are in its individual capacity).

Prior to the due presentment for registration of transfer of this Tranche [ ] Environmental Control Bond, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Tranche [ ] Environmental Control Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Tranche [ ] Environmental Control Bond and for all other purposes whatsoever, whether or not this Tranche [ ] Environmental Control Bond be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Environmental Control Bonds under the Indenture at any time by the Issuer with the consent of the Holders of Environmental Control Bonds representing a majority of the Outstanding Amount of all Environmental Control Bonds at the time Outstanding of each Series or Tranche to be affected. The Indenture also contains provisions permitting the Holders of Environmental Control Bonds representing specified percentages of the Outstanding Amount of the Environmental Control Bonds of all Series, on behalf of the Holders of all the Environmental Control Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Tranche [ ] Environmental Control Bond (or any one of more Predecessor Environmental Control Bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Tranche [ ] Environmental Control Bond and of any Tranche [ ] Environmental Control Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Tranche [ ] Environmental Control Bond. The Indenture also permits the Indenture Trustee to

A-7

amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Environmental Control Bonds issued thereunder.

The term “Issuer” as used in this Tranche [ ] Environmental Control Bond includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Environmental Control Bonds under the Indenture.

This Tranche [ ] Environmental Control Bonds is an Environmental Control Bond as such term is defined in the Statute. Principal and interest due and payable on this Environmental Control Bond are payable from and secured primarily by environmental control property authorized by an order issued by the Public Service Commission of the State of West Virginia pursuant to the Statute. Environmental control property includes the right to impose, charge, collect and receive certain non-bypassable charges (defined in the Statute as “environmental control charges”) to be included in electric utility bills of all electric service retail customers of Monongahela Power Company, a West Virginia electric utility doing business as Allegheny Power.

The Statute provides that the State of West Virginia pledges to and agrees with the Environmental Control Bondholders that the State of West Virginia will not take or permit any action that impairs the value of the Environmental Control Property or, except as allowed under subsection (e) of W.Va Code §24-2-4e, reduce, alter or impair Environmental Control Charges that are imposed, collected and remitted for the benefit of the Environmental Control Bondholders until any principal, interest and premium, if any, in respect of the Environmental Control Bonds, all financing costs and all amounts to be paid to any assignee or financing party under an ancillary agreement are paid or performed in full.

The Tranche [ ] Environmental Control Bonds are issuable only in registered form in Authorized Initial Denominations as provided in the Indenture and the Supplement, subject to certain limitations therein set forth.

This Tranche [ ] Environmental Control Bond, the Indenture and the Supplement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Tranche [ ] Environmental Control Bond or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Tranche [ ] Environmental Control Bond at the times, place, and rate, and in the coin or currency herein prescribed.

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ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee ___________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________________________________________
(name and address of assignee)

the within Tranche [                 ] Environmental Control Bond and all rights thereunder, and hereby irrevocably constitutes and appoints
_____________________________________________________________________________ attorney, to transfer said Tranche [ ] Environmental Control Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ____________________	_________________________* Signature Guaranteed:
______________________	_________________________

* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Tranche [ ] Environmental Control Bond in every particular, without alteration, enlargement or any change whatsoever.

A-9

EXHIBIT B

FORM OF FLOATING RATE ENVIRONMENTAL CONTROL BONDS

REGISTERED	$[ ]
No. ________

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP NO. ________

THE PRINCIPAL OF THIS SERIES [ ], TRANCHE [ ] ENVIRONMENTAL CONTROL BOND (“TRANCHE [ ] ENVIRONMENTAL CONTROL BONDS”) WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS TRANCHE [ ] ENVIRONMENTAL CONTROL BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THE HOLDER OF THIS TRANCHE [ ] ENVIRONMENTAL CONTROL BOND HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE INDENTURE, IT WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST, THE ISSUER OR ANY OF ITS MANAGERS OR MEMBERS ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER PROCEEDING UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THE ENVIRONMENTAL CONTROL BONDS, THE INDENTURE OR ANY OF THE BASIC DOCUMENTS, SUBJECT TO THE RIGHT OF A CIRCUIT COURT OF THE STATE OF WEST VIRGINIA TO ORDER SEQUESTRATION AND PAYMENT OF REVENUES ARISING WITH RESPECT TO THE ENVIRONMENTAL CONTROL PROPERTY. TRANSFERS OF THIS GLOBAL ENVIRONMENTAL CONTROL BOND SHALL BE LIMITED TO TRANSFERS IN THE CLEARING AGENCY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL ENVIRONMENTAL CONTROL BOND SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

MP ENVIRONMENTAL FUNDING LLC

ENVIRONMENTAL CONTROL BONDS, SERIES [ ], TRANCHE [ ].

Bond Rate	Initial Principal Amount	Expected Final Payment Date	Final Maturity Date

LIBOR + [ ]%	$[ ]	[ ], [ ]	[ ], [ ]

MP Environmental Funding LLC, a limited liability company organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to [Cede & Co.], the Registered Holder hereof, or registered assigns, the Initial Principal Amount shown above in quarterly installments on the Payment Dates (as defined below) and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02(e) of the Indenture, in each year, commencing on [                         ] and ending on or before the Final Maturity Date, to pay the entire unpaid principal hereof on the Final Maturity Date and to pay interest, which is a floating rate of LIBOR plus [   ]% per annum, on each [ ], [ ], [ ] and [ ] or if any such day is not a Business Day, the next succeeding Business Day (each a “Payment Date”), commencing on [ ] and continuing until the earlier of the payment of the principal hereof and the Final Maturity Date, on the principal amount of this Tranche [ ] Environmental Control Bond outstanding on such Payment Date, after giving effect to any payment of principal on such Payment Date. For the Payment Date on [initial Payment Date], interest will be computed as to the sum of [include details of calculation of interest to be paid on initial Payment Date]. For each succeeding Payment Date, interest will be computed on the actual number of days since the preceding Payment Date to, but excluding, the current Payment Date, divided by 360, multiplied by LIBOR plus [  ]%, multiplied by the Outstanding Amount of the Tranche [ ] Environmental Control Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the Tranche [ ] Environmental Control Bonds on such preceding Payment Date. [The termination of the Tranche [ ] Swap Agreement shall not affect the amount of interest paid on the Tranche [ ] Environmental Control Bonds. Interest on this Tranche [     ] Environmental Control Bond will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from [ ]. Such principal of and interest on this Tranche [ ] Environmental Control Bond shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Tranche [ ] Environmental Control Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Tranche [ ] Environmental Control Bond shall be applied first to interest due and payable on this Tranche [ ] Environmental Control Bond as provided above and then to the unpaid principal of and premium, if any, on this Tranche [ ] Environmental Control Bond, all in the manner set forth in Section 8.02(e) of the Indenture.

Reference is made to the further provisions of this Tranche [ ] Environmental Control Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Tranche [ ] Environmental Control Bond.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Tranche [ ] Environmental Control Bond shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an Authorized Officer of the Issuer.

Date:

MP ENVIRONMENTAL FUNDING LLC

By: ______________________________
Name:
Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated: _____________________

This is one of the [Floating Rate Tranche] of the Series [ ] Environmental Control Bonds, designated above and referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as
Indenture Trustee on behalf of the Environmental Control Bondholders,

by ______________________________
Authorized Signatory

[REVERSE OF ENVIRONMENTAL CONTROL BOND]

This Series [ ], Tranche [ ] Environmental Control Bond is one of a duly authorized issue of Environmental Control Bonds of the Issuer, designated as its Environmental Control Bonds (herein called the “Environmental Control Bonds”), issued and to be issued in one or more Series, which Series are issuable in one or more Tranches, and this Series [ ] Environmental Control Bond, in which this Tranche [ ] Environmental Control Bond represents an interest, consists of [ ] Tranches, including the Tranche [ ] Environmental Control Bonds (herein called the “Tranche [ ] Environmental Control Bonds”), all issued and to be issued under an indenture dated as of April 11, 2007, and a series supplement thereto dated as of [ ] (such series supplement, as supplemented or amended, the “Supplement” and, collectively with such indenture, as supplemented or amended, the “Indenture”), each between the Issuer and [ ], as Indenture Trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the related Series Collateral property pledged, the nature and extent of the security, the respective rights, obligations and immunities thereunder of the Issuer, the Indenture Trustee and the Holders of the Environmental Control Bonds and the terms and conditions under which additional Environmental Control Bonds may be issued. All terms used in this Tranche [ ] Environmental Control Bond that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in the Indenture.

The Tranche [ ] Environmental Control Bond, the other Tranches of Series [ ] Environmental Control Bonds and any other Series of Environmental Control Bonds issued by the Issuer are and will be equally and ratably secured by the related Series Collateral pledged as security therefor as provided in the Indenture.

The principal of this Tranche [ ] Environmental Control Bond shall be payable in installments on each Payment Date specified in the Expected Sinking Fund Schedule only to the extent that amounts in the related Collection Account are available therefor, and only until the outstanding principal balance thereof on such Payment Date (after giving effect to all payments of principal, if any, made on such Payment Date) has been reduced to the principal balance specified in the Expected Sinking Fund Schedule which is attached to the Supplement as Schedule A, unless payable earlier because an Event of Default (other than an Event of Default under Section 5.01(vi) of the Indenture) shall have occurred and be continuing and the Indenture Trustee or the Holders of Environmental Control Bonds representing not less than a majority of the Outstanding Amount of the Environmental Control Bonds of all Series have declared the Environmental Control Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture. However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02(e) of the Indenture. The entire unpaid principal amount of this Tranche [ ] Environmental Control Bond shall be due and payable on the Final Maturity Date hereof. Notwithstanding the foregoing, the entire unpaid principal amount of the Environmental Control Bonds shall become immediately due and payable, if not then previously paid, after an Event of Default (other than an Event of Default under Section 5.01(vi) of the Indenture) shall have occurred and be continuing and the Indenture Trustee or the Holders of the Environmental Control Bonds representing not less than a majority of the Outstanding Amount of the Environmental Control Bonds have declared the Environmental Control Bonds to be immediately due and payable in the manner provided in

Section 5.02 of the Indenture. All principal payments on the Tranche [ ] Environmental Control Bonds shall be made pro rata to the Tranche [ ] Environmental Control Bondholders entitled thereto based on the respective principal amounts of the Tranche [ ] Environmental Control Bonds held by them.

Payments of interest on this Tranche [ ] Environmental Control Bond due and payable on each Payment Date, together with the installment of principal or premium, if any, due on this Tranche [ ] Environmental Control Bond on such Payment Date shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Tranche [ ] Environmental Control Bond (or one or more Predecessor Environmental Control Bonds) in the Bond Register as of the close of business on the applicable Record Date or Special Record Date or in such other manner as may be provided in the Indenture or the Supplement except that (i) upon application to the Indenture Trustee by any Holder owning Environmental Control Bonds of any tranche in the principal amount of $10,000,000 or more not later than the applicable Record Date payment will be made by wire transfer to an account maintained by such Holder; (ii) with respect to Environmental Control Bonds registered as of the close of business on the applicable Record Date or Special Record Date in the name of the nominee of the Clearing Agency, payments will be made by wire transfer in immediately available funds to the account designated by such nominee; and (iii) with respect to the final installment of principal and premium, if any, payable with respect to such Environmental Control Bond on a Payment Date, such amounts shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears in the Bond Register as of the applicable Record Date or Special record Date without requiring that this Tranche [ ] Environmental Control Bond be submitted for notation of payment. Any reduction in the principal amount of this Tranche [ ] Environmental Control Bond (or any one or more Predecessor Environmental Control Bonds) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Tranche [ ] Environmental Control Bond and of any Tranche [ ] Environmental Control Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Tranche [ ] Environmental Control Bond on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the second preceding Record Date to such Payment Date by notice mailed no later than ten days prior to such final Payment Date and shall specify that such final installment will be payable to the Registered Holder hereof as of the Record Date immediately preceding such final Payment Date and only upon presentation and surrender of this Tranche [ ] Environmental Control Bond and shall specify the place where this Tranche [ ] Environmental Control Bond may be presented and surrendered for payment of such installment.

The Issuer shall pay interest on overdue installments of interest on this Tranche [ ] Environmental Control Bond at the Tranche [ ] Bond Rate to the extent lawful in accordance with Section 2.08(c) of the Indenture.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Tranche [ ] Environmental Control Bond may be registered in the Bond Register upon surrender of this Tranche [ ] Environmental Control Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an Eligible Guarantor Institution, and thereupon one or more new Tranche [ ] Environmental Control Bonds of any Authorized Initial Denominations and in the same aggregate initial principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Tranche [ ] Environmental Control Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange.

Each Tranche [ ] Environmental Control Bondholder, by acceptance of a Tranche [ ] Environmental Control Bond, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Tranche [ ] Environmental Control Bonds or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) any owner of a beneficial interest in the Issuer or (ii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, any holder of a beneficial interest in the Issuer or the Indenture Trustee or of any successor or assign of the Indenture Trustee, except as any such Person may have expressly agreed (it being understood that all of the Indenture Trustee’s obligations are in its individual capacity).

Prior to the due presentment for registration of transfer of this Tranche [ ] Environmental Control Bond, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Tranche [ ] Environmental Control Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Tranche [ ] Environmental Control Bond and for all other purposes whatsoever, whether or not this Tranche [ ] Environmental Control Bond be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Environmental Control Bonds under the Indenture at any time by the Issuer with the consent of the Holders of Environmental Control Bonds representing a majority of the Outstanding Amount of all Environmental Control Bonds at the time Outstanding of each Series or Tranche to be affected. The Indenture also contains provisions permitting the Holders of Environmental Control Bonds representing specified percentages of the Outstanding Amount of the Environmental Control Bonds of all Series, on behalf of the Holders of all the Environmental Control Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Tranche [ ] Environmental Control Bond (or any one of more Predecessor Environmental Control Bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Tranche [ ] Environmental Control Bond and of any Tranche [ ] Environmental Control Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Tranche [ ] Environmental Control Bond. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Environmental Control Bonds issued thereunder.

The term “Issuer” as used in this Tranche [ ] Environmental Control Bond includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Environmental Control Bonds under the Indenture.

This Tranche [ ] Environmental Control Bonds is an Environmental Control Bond as such term is defined in the Statute. Principal and interest due and payable on this Environmental Control Bond are payable from and secured primarily by environmental control property authorized by an order issued by the Public Service Commission of the State of West Virginia pursuant to the Statute. Environmental control property includes the right to impose, charge, collect and receive certain non-bypassable charges (defined in the Statute as “environmental control charges”) to be included in electric utility bills of all electric service retail customers of Monongahela Power Company, a West Virginia electric utility doing business as Allegheny Power.

The Statute provides that the State of West Virginia pledges to and agrees with the Environmental Control Bondholders that the State of West Virginia will not take or permit any action that impairs the value of the Environmental Control Property or, except as allowed under subsection (e) of W.Va Code §24-2-4e, reduce, alter or impair Environmental Control Charges that are imposed, collected and remitted for the benefit of the Environmental Control Bondholders until any principal, interest and premium, if any, in respect of the Environmental Control Bonds, all financing costs and all amounts to be paid to any assignee or financing party under an ancillary agreement are paid or performed in full.

The Tranche [ ] Environmental Control Bonds are issuable only in registered form in Authorized Initial Denominations as provided in the Indenture and the Supplement, subject to certain limitations therein set forth.

This Tranche [ ] Environmental Control Bond, the Indenture and the Supplement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Tranche [ ] Environmental Control Bond or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Tranche [ ] Environmental Control Bond at the times, place, and rate, and in the coin or currency herein prescribed.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee ___________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________________________________________________
(name and address of assignee)

the within Tranche [ ] Environmental Control Bond and all rights thereunder, and hereby irrevocably constitutes and appoint __________________________________________________________________________ attorney, to transfer said Tranche [ ] Environmental Control Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ____________________	_________________________* Signature Guaranteed:
______________________	_________________________

* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Tranche [ ] Environmental Control Bond in every particular, without alteration, enlargement or any change whatsoever.

APPENDIX C

SERVICING CRITERIA TO BE ADDRESSED
BY INDENTURE TRUSTEE IN ASSESSMENT OF COMPLIANCE

Reg AB Reference	Servicing Criteria	Applicable Indenture Trustee Responsibility
General Servicing Considerations
1122(d)(I )(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1 I22(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two (2) business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-I(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within thirty (30) calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within ninety (90) calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (13) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two (2) business days to the servicer's investor records, or such other number of days specified in the transaction agreements	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Reg AB Reference	Servicing Criteria	Applicable Indenture Trustee Responsibility
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.
I122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer's obligor records maintained no more than two (2) business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The servicer's records regarding the pool assets agree with the servicer's records with respect to an obligor's unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g. illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within thirty (30) calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least thirty (30) calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two (2) business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.